 Filed Pursuant to Rule 424(b)(4)
 Registration No.: 333-249036
P R O S P E C T U S
8,000,000 Shares
Class A Common Stock

This is 5:01 Acquisition Corp.’s initial public offering. We are selling 8,000,000 shares of Class A common stock, par value $0.0001, at an offering price of $10.00 per share. We are a newly organized blank check company incorporated in Delaware and formed for the primary purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our “initial business combination.” We have not selected any potential business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any potential business combination target. While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to initially focus on early stage North American or European companies in the biotechnology sector of the healthcare industry where our management has extensive investment and operational experience.
We will provide the holders of our outstanding shares of Class A common stock that were sold in this offering with the opportunity to redeem their shares of Class A common stock upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below, including interest (net of taxes payable), divided by the number of then outstanding shares of Class A common stock that were sold in this offering, which we refer to as our “public shares.” Unlike many other initial public offerings of special purpose acquisition companies, or SPAC IPOs, investors in this offering will not receive warrants that would become exercisable following completion of our initial business combination.
We initially have 24 months to consummate our initial business combination. If we are unable to consummate our initial business combination within such time period, we will distribute the aggregate amount then on deposit in the trust account, pro rata to our public stockholders, by way of the redemption of their shares and thereafter cease all operations except for the purposes of winding up of our affairs, as further described herein.
5:01 Acquisition LLC, an entity affiliated with all of our directors, which we refer to as our “sponsor,” has committed to purchase from us an aggregate of 360,000 shares of Class A common stock (or 384,000 shares of Class A common stock if the underwriter’s over-allotment option is exercised in full), which we refer to as our “private shares,” at $10.00 per private share for a total purchase price of $3,600,000 (or $3,840,000 if the underwriter’s over-allotment option is exercised in full). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The private shares are identical to the shares of Class A common stock sold in this offering, subject to certain limited exceptions as described in this prospectus.
In addition, our sponsor has indicated an interest to purchase $25,000,000 of our shares of Class A common stock in a private placement that would occur concurrently with the consummation of our initial business combination. However, because indications of interest are not binding agreements or commitments to purchase, our sponsor may determine not to purchase any such shares, or to purchase fewer shares than it has indicated an interest in purchasing. Furthermore, we are not under any obligation to sell any such shares.
Upon consummation of the offering, $10.00 per share sold to the public in this offering (whether or not the over-allotment option has been exercised in full or part) will be deposited into a United States-based trust account at Bank of America Corporation, with Continental Stock Transfer & Trust Company acting as trustee. Such amount includes $2,800,000, or $0.35 per share of Class A common stock (or $3,220,000 if the underwriter’s over-allotment option is exercised in full) payable to the underwriter as deferred underwriting discounts and commissions. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of our initial business combination and our redemption of the public shares upon our failure to consummate a business combination within the required period.
On September 2, 2020, our sponsor purchased 2,300,000 shares of our initial common stock, which, upon filing of our amended and restated certificate of incorporation, were reclassified into 2,300,000 shares of our Class B common stock, par value $0.0001, for an aggregate purchase price of $20,000, which we refer to herein as “founder shares.” The founder shares include an aggregate of up to 300,000 shares that are subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full or in part.
There is presently no public market for our shares of Class A common stock. Our shares of Class A common stock have been approved for listing on The Nasdaq Capital Market, or Nasdaq, under the symbol “FVAM” as of the date of this prospectus. We cannot assure you that our securities will continue to be listed on Nasdaq after this offering.
We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and are subject to reduced public company disclosure standards. See “Summary—Corporate Information.”
Investing in the shares of Class A common stock involves risks that are described in the “Risk Factors” section beginning on page 27 of this prospectus.
	Per Share	Total
Public offering price	$10.00	$80,000,000
Underwriting discounts and commission(1)	$.55(2)	$4,400,000
Proceeds, before expenses, to us	$9.45(2)	$75,600,000

(1)
We refer you to “Underwriting” for additional information regarding underwriting compensation.

(2)
Includes $2,800,000, or $0.35 per share of Class A common stock, equal to 3.5% of the gross proceeds of this offering (or $3,220,000 if the underwriter’s over-allotment option is exercised in full) payable to the underwriter as deferred underwriting commissions from the funds to be placed in the trust account described below. Such funds will be released to the underwriter only upon consummation of an initial business combination, as described in this prospectus. If the business combination is not consummated, such deferred discount will be forfeited by the underwriter. The underwriter will not be entitled to any interest accrued on the deferred underwriting commission.

The underwriter may also exercise its option to purchase up to an additional 1,200,000 shares of Class A common stock from us, at the public offering price, less the underwriting discounts and commission, for 45 days after the date of this prospectus.
Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The shares will be ready for delivery on or about October 16, 2020.

BofA Securities

The date of this prospectus is October 13, 2020

SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise stated in this prospectus:
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“the company,” “we,” “us,” “our” or “our company” refers to 5:01 Acquisition Corp., a Delaware corporation;

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“5AM” refers to 5AM Venture Management, LLC, an affiliate of our sponsor;

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“common stock” refers to our shares of Class A common stock and our shares of Class B common stock (following our amendment to our certificate of incorporation to (i) authorize our Class A common stock and (ii) reclassify our initial common stock into Class B common stock);

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“founder shares” refers to the 2,300,000 shares of Class B common stock held by our sponsor prior to this offering (including up to an aggregate of 300,000 shares of Class B common stock subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full or in part);

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“initial common stock” refers to our shares of common stock issued and outstanding prior to our amendment to our certificate of incorporation to (i) authorize our Class A common stock, and (ii) reclassify our then outstanding shares of common stock into Class B common stock;

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“initial stockholders” refers to all of our stockholders immediately prior to the date of this prospectus, including our sponsor and officers and directors to the extent they hold such shares;

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“management” or “our management team” refers to our executive officers and directors;

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“private shares” refers to the shares of Class A common stock we are selling to our sponsor in a private placement simultaneously with the consummation of this offering (which private shares are identical to the shares of Class A common stock sold in this offering, subject to certain limited exceptions as described in this prospectus);

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“public shares” refers to the shares of Class A common stock sold in this offering (whether they are purchased in this offering or thereafter in the open market) and for the avoidance of doubt, do not include the shares of Class A common stock that will be issued upon the automatic conversion of the founder shares;

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“public stockholders” refers to the holders of public shares, whether they are purchased in the public offering or in the aftermarket, including any of our initial stockholders to the extent that they purchase such public shares (except that our initial stockholders will not have redemption or tender rights with respect to any public shares they own);

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“sponsor” refers to 5:01 Acquisition LLC, a Delaware limited liability company; and

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the information in this prospectus assumes that the underwriter will not exercise its over-allotment option.

Certain financial information contained in this prospectus has been rounded and, as a result, certain totals shown in this prospectus may not equal the arithmetic sum of the figures that should otherwise aggregate to those totals.
References to our amended and restated certificate of incorporation and to our bylaws contained in this prospectus refer to our amended and restated certificate of incorporation and bylaws to be in effect upon completion of this offering.
You should rely only on the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of Class A common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our Class A common stock.
Introduction
We are a newly organized blank check company incorporated in August 2020 as a Delaware corporation whose primary business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to as our initial business combination. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not selected any potential business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any potential business combination target. We have generated no operating revenues to date and we do not expect that we will generate operating revenues until we consummate our initial business combination.
We intend to initially focus on industries that complement our management team’s background, and to capitalize on the ability of our management team to identify and acquire a business. In particular, we intend to target early stage North American or European companies in the biotechnology sector of the healthcare industry where our management has extensive investment and operational experience. We may also pursue a transaction in which our stockholders immediately prior to the completion of our initial business combination would collectively own a minority interest in the post-business combination company.
Our Founders
Our sponsor is an affiliate of 5AM Venture Management, LLC, or 5AM, a leading venture capital firm focused on building next-generation life science companies solving important healthcare needs with cutting-edge breakthroughs in medicine and science. Founded in 2002, 5AM has invested over $1.0 billion in 85 companies across biotechnology, drug delivery technology and other life sciences sectors of the healthcare industry, with 49 active investments in its portfolio. We believe that 5AM’s track record of investing in early stage companies that subsequently are acquired or complete initial public offerings at a preclinical or early clinical stage indicates that early stage investing is a “sweet spot” for 5AM. 5AM’s portfolio companies aim to spearhead novel approaches to prevent and treat a wide range of medical conditions. As of August 2020, the U.S. Food and Drug Administration, or the FDA, had approved or authorized 15 products that were developed by 5AM portfolio companies, and 5AM’s portfolio companies have enrolled over 50,000 patients in more than 35 clinical trials.
5AM’s 28 in-house investment professionals, venture partners and advisors possess strong scientific, medical, operational, legal and finance expertise. The 5AM team combines the talents of established venture capitalists, entrepreneurs, operating executives and leading scientists. Outside of their engagement with 5AM, 5AM’s team members have served as senior executives, chairpersons, board members, employees and/or advisors at life science companies such as Affymax, Affymetrix, Aileron Therapeutics, Akcea Therapeutics, Alkermes, Amgen, Blueprint Medicines, Bristol Myers Squibb, Catalytica Pharmaceuticals, Cubist Pharmaceuticals, CV Therapeutics, Editas Medicine, F. Hoffmann-La Roche, Genentech, GlaxoSmithKline, Heptares Therapeutics, Ingenuity Systems, LJL BioSystems, Merck & Co., Millennium Pharmaceuticals, Moderna Therapeutics, Novartis, Novo Nordisk, Nurix Therapeutics, Nycomed Salutar, Praxis Precision Medicines, Proteostasis Therapeutics, PTC Therapeutics, Relay Therapeutics, Sage Therapeutics, Sanofi Genzyme, Stemcentrx, uniQure, Verge Genomics and XenoPort. Most 5AM team members have forged long working relationships together and their mutual respect and cohesiveness is vital to 5AM’s long-term performance.
The 5AM team has compiled a long-term record as operating executives, scientists, and investment professionals in the life science industry and has invested in several successful, innovative and valuable life science companies. Since its inception in 2002, 5AM has delivered strong performance across its funds through investments in 85 private companies across biotechnology, drug delivery technology and other life sciences sectors, of which 18 companies have been acquired and 17 companies have successfully completed their initial public offerings, or IPOs. Of the 17 companies that have successfully completed their IPOs, 5AM Ventures team members hold or have held Chairman or director roles in 13 of these companies after going public. Recent representative investments include: Akouos (Nasdaq: AKUS), Aprea Therapeutics (Nasdaq:

APRE), Artiva Biotherapeutics, Arvinas (Nasdaq: ARVN), Audentes Therapeutics (Nasdaq: BOLD, prior to acquisition by Astellas Pharma for approximately $3.0 billion), BlueLight Therapeutics, Cabaletta Bio (Nasdaq: CABA), Cidara Therapeutics (CDTX), Cleave Therapeutics, CinCor Pharma, Crinetics Pharmaceuticals (Nasdaq: CRNX), EnLiven Therapeutics, Entrada Therapeutics, Escient Pharmaceuticals, Expansion Therapeutics, Faraday Pharmaceuticals, Homology Medicines (Nasdaq: FIXX), Ideaya Biosciences (Nasdaq: IDYA), Impel NeuroPharma, Kinaset Therapeutics, Neurogastrx, Nido Biosciences, NodThera, Nouscom, Novome, Novira Therapeutics (which was acquired by Johnson & Johnson for an undisclosed sum), Pearl Therapeutics (which was acquired by AstraZeneca for up to $1.15 billion), Pear Therapeutics, RallyBio, Relypsa (Nasdaq: RLYP, prior to acquisition by Galenica for approximately $1.5 billion), scPharmaceuticals (Nasdaq: SCPH) and Vor Biopharma.
Our Management Team
Members of our management team have spent most of their careers investing in the life science industry, and have worked together over many years to help create stockholder value for 5AM’s portfolio companies. We believe that our management team is well-positioned to take advantage of the growing set of acquisition and investment opportunities within the biotechnology sector. Our management team (including our board members) have extensive experience in the sector as executives and directors for both publicly-listed and privately-owned companies. We believe our management team’s and directors’ experience with acquisitions, divestitures, corporate strategy and implementation will significantly benefit us as we evaluate potential acquisition or merger candidates.
Andrew J. Schwab is a Founder and Managing Partner of 5AM. Prior to founding 5AM in 2002, Mr. Schwab was a Principal at Bay City Capital where he was involved with companies such as Cubist Pharmaceuticals, Inc., PTC Therapeutics, Inc., Symyx Technologies, Inc. and Syrrx, Inc. Previously Mr. Schwab was Vice President of Business Development at Digital Gene Technologies, Inc. and a Vice President in the life science investment banking group of Montgomery Securities. At 5AM, he has led the firm’s investments in and served on the boards of BlueLight Therapeutics, Inc., Bird Rock Bio, Inc., Cleave Therapeutics, Inc., DVS Sciences, Inc. (which was acquired by Fluidigm Corporation), Escient Pharmaceuticals, Inc., Flexion Therapeutics, Inc. (Nasdaq: FLXN), Ikaria, Inc. (which was acquired by Mallinckrodt plc and spun-out Bellerophon Therapeutics, Inc. (Nasdaq: BLPH)), Ilypsa, Inc. (which was acquired by Amgen, Inc.), Miikana Therapeutics, Inc. (which was acquired by EntreMed, Inc.), Novome Biotechnologies, Inc., Panomics Inc. (which was acquired by Affymetrix, Inc.), Pear Therapeutics, Inc., Precision NanoSystems, Inc., Purigen Biosystems, Inc., Synosia Therapeutics Holding AG (which was acquired by Biotie Therapies Corp.), TMRW Life Sciences, Inc. and Viveve Medical, Inc. (Nasdaq: VIVE). Mr. Schwab also serves on the boards of trustees of the California Academy of Sciences, Davidson College and the National Venture Capital Association (NVCA). Mr. Schwab received a B.S. with Honors in Genetics & Ethics from Davidson College. Mr. Schwab is based in the San Francisco, CA office.
Kush M. Parmar, M.D., Ph.D. is a Managing Partner at 5AM and joined in 2010 from Harvard Medical School, where he was an NIH-sponsored M.D./Ph.D. Physician Scientist Fellow in the Harvard-MIT Health Sciences and Technology Program. Dr. Parmar serves or has served as a director on the boards of Akouos, Inc. (Nasdaq: AKUS), Arvinas, Inc. (Nasdaq: ARVN), Audentes Therapeutics, Inc. (which was acquired by Astellas Pharma Inc.), Entrada Therapeutics, Inc., Homology Medicines, Inc. (Nasdaq: FIXX), Rallybio, scPharmaceuticals, Inc (Nasdaq: SCPH), Vor Biopharma, and Ensoma Inc. He previously served as Acting VP of Strategy and Corporate Development at Novira Therapeutics, Inc. (which was acquired by Johnson & Johnson) and served as board observer for Envoy Therapeutics Inc. (which was acquired by Takeda Pharmaceutical Company Limited), Achaogen, Inc. (Nasdaq: AKAO) and Pulmatrix, Inc. (Nasdaq: PULM). Dr. Parmar serves on the advisory boards of Harvard Medical School, Penn Medicine, Princeton University’s Department of Molecular Biology, and the Grace Science Foundation. He is a Fellow of the Society of Kauffman Fellows. Before joining 5AM, Dr. Parmar completed clinical clerkships at the Massachusetts General & Brigham and Women’s Hospitals. He holds an A.B. in Molecular Biology and Medieval Studies from Princeton University, a Ph.D. in Experimental Pathology from Harvard University and an M.D. from Harvard Medical School. Dr. Parmar is based in the Boston, MA office.
Galya D. Blachman, Ph.D., Esq., joined 5AM in 2018 and serves as its General Counsel and Chief Compliance Officer. Dr. Blachman joined 5AM from AbbVie where she was on the Legal R&D transactions team. Prior to that, she was a Director in the legal group of Stemcentrx before it was acquired by AbbVie in 2016. Dr. Blachman began her career at Slaughter & May and also practiced intellectual property law at Simmons & Simmons. She currently serves on the board of directors of and as the General Counsel at Biotech Connection Bay Area, a non-profit that focuses on career development for academic scientists. Dr. Blachman received her law degree in England and completed a postgraduate diploma in intellectual property law from Oxford University. She earned a Ph.D. in Pharmacology from Cambridge University and an M.Sc. in Pharmacology from the University of Cape Town, South Africa. She holds a B.Sc. degree in Biochemistry and Hebrew. Dr. Blachman is based in the San Francisco, CA office.
Rebecca L. Lucia, CFA joined 5AM in 2016 and serves as its Chief Financial Officer, Chief Operating Officer, and Partner. Ms. Lucia has 25 years of experience in venture capital, finance, and the life sciences industry. She was previously the CFO for Prospect Venture Partners, a venture capital firm investing in biotechnology and medical device companies. Ms. Lucia also served as CFO for Asset Management Ventures. She held senior finance positions at CV Therapeutics (Nasdaq: CVTX), Chiron Corporation (Nasdaq: CHIR) and Deloitte. Ms. Lucia has earned a Chartered Financial Analyst designation as well as a Canadian Chartered Accountant designation and received an M.B.A. from Kellogg School of Management. She currently serves on the Board of Directors of VCBC, a VC industry finance organization. Ms. Lucia is based in the San Francisco, CA office.
Jason Ruth, Ph.D. is a Principal at 5AM, which he joined in 2017 from the Broad Institute of MIT and Harvard, where he studied precision medicine and high throughput screening in Levi Garraway’s laboratory as a Postdoctoral Fellow. He serves or has served as an Observer on the boards of directors of Expansion Therapeutics, Inc., Entrada Therapeutics, Inc., Vor Biopharma, Inc., Homology Medicines, Inc. (Nasdaq: FIXX), and Cabaletta Bio Inc. (Nasdaq: CABA). Dr. Ruth also serves as Chief Scientific Officer and as a Scientific Advisory Board member for the Castleman Disease Collaborative Network. He received his Ph.D. in Bioengineering from the University of Pennsylvania as an HHMI-Interfaces Fellow and received a Ruth L. Kirschstein NRSA Predoctoral Fellowship. Dr. Ruth received a B.S. in Biomedical Engineering from the University of California in Irvine. His work is published in journals including Science and Lancet Hematology. Dr. Ruth is based in the Boston, MA office.
Daniella Beckman has served as a director since October 2020. Ms. Beckman has served as the chief financial officer of Tango Therapeutics since September 2019. Prior to Tango, Ms. Beckman provided consulting and interim chief financial officer services for early-stage biotechnology companies through Beckman Consulting LLC from November 2015 to September 2019. Prior to consulting, Ms. Beckman was the chief financial officer of Idenix Pharmaceuticals until its acquisition by Merck in 2014. Prior to serving as chief financial officer, Ms. Beckman served as corporate controller for Idenix. She has previously held finance positions at Coley Pharmaceuticals, Biogen Idec and PricewaterhouseCoopers. Ms. Beckman serves as Chair of Audit Committee for the boards of directors of Translate Bio (NASDAQ: TBIO) and Vor Biopharma. Ms. Beckman has a B.S. in business administration/accounting from Boston University and is a certified public accountant in Massachusetts.
Martin Mackay, Ph.D. has served as a director since October 2020. Dr. Mackay currently is co-founder and chief executive officer of Rallybio, a privately-held early-stage biotechnology company incorporated in January 2018. Previously, Dr. Mackay was Executive Vice President, Head of Research and Development at Alexion from 2013 until 2017. Prior to joining Alexion, Dr. Mackay served as President, Research and Development at AstraZeneca from 2010 to 2013, where he led the research and development (R&D) functions worldwide, including discovery research, clinical development, regulatory affairs, and key related R&D functions. From 1995 to 2010, he held various positions at Pfizer Inc., including Senior Vice President of Worldwide Development, President of Global R&D, President, Pfizer PharmaTherapeutics and was a member of the Executive Leadership Team. From 1986 to 1995, Dr. Mackay worked at Ciba-Geigy (now Novartis) in the United Kingdom and Switzerland, and held various positions in academic research prior to that time. Dr. Mackay obtained a First-Class Honours degree from Heriot-Watt University and his Ph.D. from the University of Edinburgh. His postdoctoral work was conducted at the University of Edinburgh. Dr. Mackay also serves as a board member of Charles River Laboratories (NYSE: CRL), Novo Nordisk (NYSE: NVO) and is a senior advisor to New Leaf Venture Partners.
Matthew Patterson has served as a director since October 2020. Mr. Patterson is the co-founder of Audentes Therapeutics, where he currently serves in the role of strategic advisor. Previously, he served as

Audentes’ chief executive officer from inception in November 2012 until its acquisition by Astellas Pharma Inc. in January 2020. Mr. Patterson was also Audentes’ chairman of the board of directors and formerly served as President until May 2018. Previously, Mr. Patterson worked for Genzyme Corporation, BioMarin Pharmaceutical, and Amicus Therapeutics. Prior to Audentes he was an Entrepreneur-In-Residence with OrbiMed. Mr. Patterson also currently serves as chairman of the Alliance for Regenerative Medicine, the international advocacy organization representing the gene and cell therapy and broader regenerative medicine sector, and is a member of the board of directors for Homology Medicines, Inc. (Nasdaq: FIXX). Mr. Patterson received his B.A. in Biochemistry from Bowdoin College.
The past performance of the members of our management team, 5AM or their respective affiliates is not a guarantee that we will be able to identify a suitable candidate for our initial business combination or of success with respect to any initial business combination we may consummate. You should not rely on the historical record of the performance of our management, 5AM or any of their respective affiliates’ or managed funds’ performance as indicative of our future performance.
Competitive Advantages
We believe that our management team is well-positioned within the biotechnology sector to identify potential opportunities for the reasons outlined below:
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Track Record of Success:   Members of our management team have established long-term track records as operating executives, scientists, and investment professionals in the biotechnology industry and have invested in several successful, innovative and valuable biotechnology companies. Since its inception in 2002, 5AM has delivered strong performance across its funds through investments in 85 private companies across biotechnology, drug delivery technology and other life sciences sectors, of which 18 companies been acquired and 17 companies have successfully completed their IPOs.

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Extensive Transaction Sourcing:   We believe our management team has access to high-quality deal flow, due in large part to their broad range of industry contacts, 5AM’s high profile in the biotechnology venture community and 5AM’s entrepreneurial scientific advisors. We place great emphasis on building and maintaining relationships throughout the global biotechnology industry (with executives, entrepreneurs, researchers, academics, venture capitalists, attorneys and bankers), which we believe will potentially give us access to attractive deal flow for a potential initial business combination. We expect our management team’s reputation at 5AM for having a well-defined focus and deep industry expertise will also attract referrals from industry colleagues. 5AM’s team sources, reviews and builds relationships with hundreds of early stage private investments every year. Many of these companies may not be known to late stage or public investors, and thus we believe our management team is in a strong position to identify attractive early stage investment and acquisition opportunities due to our relationship with 5AM.

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Driving Value Creation Through Hands-on Involvement:   5AM and our management team have a history of working closely with portfolio companies as “operator friendly” company builders. The in-house 5AM team assists its portfolio company management teams by providing business, scientific, financial, intellectual property, recruiting and deal-making advice and often takes a hands-on approach to help devise strategic plans and drive stockholder value. We believe that input into operating plans, strategy and portfolio company management team development has a major impact on creating and realizing stockholder value. We believe that our management team’s blend of operating and investment experience will help us identify transformational technologies and subsequently assist companies in maximizing their potential value. Further, 5AM’s and our management team’s experience in building teams and shaping strategy provides us with deep experience in pursuing early stage acquisition targets, with potentially broad platform technologies.

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Broad Experience Across Private and Public Markets:   5AM has an established track record investing out of its six early stage life sciences venture capital funds as well as its first fund targeting investments in later stage private companies, called 5AM Opportunities I. 5AM Opportunities I was raised in 2018, and as of June 30 2020, has generated strong returns, based on its portfolio of investments in five publicly traded companies and four late clinical-stage privately held companies. Over the past three years, eight 5AM portfolio companies have completed a successful IPO, leading to meaningful realized and unrealized returns, as of June 30, 2020. During their time at 5AM, current 5AM team members have served as directors on the board for 13 biotechnology companies that successfully completed IPOs.
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Deep Relationships Across the Biotechnology Ecosystem:   5AM maintains extensive relationships with senior business development and R&D leadership across the biotechnology ecosystem, which we believe provides important access to high quality deal flow, top level talent, and significant insights into industry trends. Further, we believe that these relationships are attractive for potential portfolio companies because they may provide portfolio companies access to direct communication with senior leadership throughout the industry, allowing 5AM’s portfolio companies to explore potential strategic opportunities and exits. Companies affiliated with 5AM access the firm’s network of senior leadership through regular events including 5AM’s Portfolio Day attended by heads of business development from many major pharmaceutical companies, and the rEVOLUTION Symposium attended by senior R&D leadership of several biotechnology companies. Multiple 5AM portfolio therapeutics companies have been acquired by strategic purchasers, including by Amgen, Astellas Pharma, AstraZeneca, Biotie, EntreMed, Johnson & Johnson, Mallinckrodt Pharmaceuticals, Novo Nordisk, Roche, Takeda Pharmaceutical, The Medicines Company, Vifor Pharma, and WuXi AppTec.

Acquisition Strategy
We believe that our management team is well-positioned to identify attractive acquisition opportunities as a result of our reputation, experience and track record of successful investments. Our acquisition strategy is to identify an attractive opportunity within our target industry that offers attractive risk-adjusted equity returns for our stockholders.
As an affiliate of 5AM, we expect to benefit from our access to 5AM’s infrastructure, in-house personnel, network and relationships. The 5AM team reviews hundreds of potential targets annually, with as many as 10 targets in active due diligence at a time. 5AM’s intensive due diligence efforts can range in duration from weeks to months and evaluate substantially all aspects of a potential target, including scientific, development, competitive, financial, management, deal structure and intellectual property assessments. 5AM’s ability to track companies supports identification of companies that our management is familiar with, that have raised venture capital financing and that may benefit from accessing the public markets. Further, we believe that the size of our offering will support a focus on companies which fall in 5AM’s “sweet spot” of investing, and will differentiate us from larger special purpose acquisition companies, or SPACs, which may focus on later stage opportunities.
We believe that certain biotechnology companies will see material benefits from being publicly-traded, including greater access to capital, and more liquid securities. Based on 5AM’s and our management team’s experience as active participants in private financings and subsequent IPOs, we believe that we can provide a potential acquisition target with a fast and efficient path to going public by potentially combining a crossover financing and public offering into a single transaction, with a known investor syndicate and acquisition price negotiated upfront. Further, some SPAC merger events may include earnouts, and we believe that in some cases, the use of earnouts in SPAC merger events may positively distinguish merging with a SPAC from traditional IPOs, and may provide greater flexibility in pursuing early stage companies, while also providing assurance that investors and other equity holders in the private company can participate in the value creation through the granting of additional equity.
We have identified the following criteria to evaluate prospective target businesses, although we may decide to enter into our initial business combination with a target business that does not meet these criteria. We intend to acquire one or more companies that we believe exhibit the following qualities:
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Scientifically Differentiated:   companies that are built on cutting-edge technologies and grounded in breakthrough science, specifically companies that are based on novel treatment modalities.

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Early Stage Companies:   companies that have either (i) not established human proof-of-concept in clinical trials, but offer strong mechanistic rationale and preclinical data to support our conviction in future success and meaningful value creation, or (ii) established early clinical human proof-of-concept.

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Addressing High Unmet Needs:   companies addressing areas of significant unmet medical need that also represent meaningful commercial opportunities.

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Providing Significant Benefits to Patients:   companies developing therapies that have the potential to alter or significantly enhance the treatment paradigm for patients and physicians.

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Unique Competitive Positioning:   companies developing therapies that are well-positioned to be potential “best-in-class” or “first-in-class” therapies in their respective categories and are expected to maintain a competitive advantage in the long-term.

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Risk Diversification:   companies with novel technology platform(s) or multiple assets under development that would offer risk diversification and opportunity to realize value inflection through multiple avenues.

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Value Arbitrage:   companies with embedded or under-capitalized growth opportunities that are not widely recognized.

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Experienced Management Team:   companies led by strong management and scientific teams that provide a platform for us to further develop the target’s management capabilities.

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Benefit from Being a Public Company:   companies that would benefit from being publicly traded and can effectively utilize the broader access to capital and the public profile that are associated with being a publicly traded company.

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Experienced Investor Base:   companies that have been funded to date by experienced biotechnology investors including venture capitalists, pharmaceutical companies and other institutional investors who have also provided strategic inputs to the company.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy materials or tender offer documents, as applicable, that we would file with the SEC.
Industry Opportunity
We believe that the biotechnology industry represents a significant and growing target market with a large number of potential acquisition opportunities. We believe that our investment strategy seeks to capitalize on the macro-environmental trends within the biotechnology industry. We believe that the biotechnology industry is attractive for a number of reasons, including:
•
Large and Growing End Markets:   Global prescription drug sales are expected to grow from approximately $870 billion in 2019 to over $1.4 trillion in 2026, according to EvaluatePharma® World Preview 2020 report from July 2020 by Evaluate Ltd., driven by an aging population, increased prevalence of chronic disease and improved access to healthcare.

•
Medical Breakthroughs and Innovation:   There has been a significant acceleration of medical research in recent years, leading to a better understanding of the molecular origins of disease and the identification of new potential targets for therapeutic intervention. The biotechnology industry has also recently experienced an acceleration in discovery and validation of novel emerging treatment modalities such as genetic medicines and cell therapy, among others. Significant breakthroughs in medicine and science are leading to attractive investment opportunities.

•
Strong Equity Market Environment:   New biotechnology companies have been created at a significant pace over recent years, with a total of more than 180 biotechnology companies completing IPOs in the United States between 2015 and 2019, more than any other industry sector. Despite the equity market volatility resulting from the COVID-19 pandemic, based on industry estimates, 2020 is on track to be a record year for biotechnology companies completing IPOs in the United States, with more than $11 billion of capital raised in 49 IPOs completed as of September 2020 on the NYSE and NASDAQ stock exchanges, according to data made available by PitchBook Data, Inc.

•
Need for External Innovation at Larger Pharmaceutical Companies:   Large and mid-cap pharmaceutical companies have become avid acquirers of biotechnology companies. They not only have the resources to acquire smaller biotechnology companies, but also the need to replenish their pipelines via external innovation. This has resulted in over 1,500 mergers and acquisition transactions within the biotechnology industry since 2015, totaling more than $850 billion during this time period, according to data made available by PitchBook Data, Inc.

•
Supportive Regulatory Environment:   The significant pace of innovation is also reflected in the FDA’s recent drug approval rates, which have increased from 158 drug approvals in the five-year period from 2010 to 2014, to 220 drug approvals in the five year period from 2015 to 2019, reaching an all-time high in 2018.

We believe early stage biotechnology companies will be significant creators of the future generations of medicines, and that we are well-positioned to benefit from this value creation via our investment and acquisition strategy.
Private Placements
On September 2, 2020, our sponsor purchased 2,300,000 shares of our initial common stock, which, upon filing of our amended and restated certificate of incorporation, were reclassified into 2,300,000 shares of our Class B common stock, for an aggregate purchase price of $20,000. We refer to such shares of Class B common stock herein as “founder shares.” The founder shares include an aggregate of up to 300,000 shares that are subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full or in part, so that our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering (excluding the sale of the private shares and assuming our initial stockholders do not purchase public shares in this offering).
The founder shares are identical to the public shares, except that:
•
the founder shares and private shares are subject to certain transfer restrictions contained in a letter agreement that our initial stockholders, directors and officers have entered into with us, as described in more detail below;

•
pursuant to such letter agreement, our sponsor and our directors and executive officers have agreed to (i) waive their redemption rights with respect to their founder shares and private shares and (ii) waive their rights to liquidating distributions from the trust account with respect to their founder shares and private shares if we fail to consummate an initial business combination within 24 months from the closing of this offering. Our sponsor and our directors and executive officers have also agreed (A) that they will not propose any amendment to our amended and restated certificate of incorporation (1) that would modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (2) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless, in each case, we provide our public stockholders with the opportunity to redeem their shares and (B) to waive their redemption rights with respect to their founder shares and private shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination. However, if our sponsor, directors or executive officers acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate an initial business combination within 24 months from the closing of this offering. If we submit our initial business combination to our public stockholders for a vote, our sponsor and our directors and executive officers have agreed to vote their founder shares, the private shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our founder shares and private shares, we would need 2,820,001, or 35.25%, of the 8,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all outstanding shares are voted and the underwriter’s over-allotment option is not exercised). The other members of our management team have entered into the same agreements to the one entered into by our sponsor with respect to any public shares acquired by them in or after this offering;
•
the founder shares and private shares are entitled to registration rights; and

•
the founder shares will be automatically convertible into our shares of Class A common stock at the time of our initial business combination as described below in “The Offering — Founder shares conversion and anti-dilution rights” and in our amended and restated certificate of incorporation.

Except as described herein pursuant to a letter agreement with us, our sponsor and our directors and executive officers have agreed, subject to specified exceptions, not to transfer, assign or sell any of their founder shares or private shares until the earliest of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the foregoing, if the closing price of our public shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination the founder shares and private shares will be released from the lock-up.
In addition, our sponsor has committed to purchase from us an aggregate of 360,000 shares of Class A common stock (or 384,000 shares of Class A common stock if the underwriter’s over-allotment option is exercised in full), which we refer to as our “private shares,” at $10.00 per private share for a total purchase price of $3,600,000 (or $3,840,000 if the underwriter’s over-allotment option is exercised in full). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Of the gross proceeds we will receive from the sale of private shares, $2,600,000 will be used for estimated offering expenses (or $2,840,000 if the underwriter’s over-allotment option is exercised in full) and $1,000,000 will be used for working capital.
The proceeds from the private placement of the private shares will be added to the proceeds of this offering and placed in a trust account in the United States at Bank of America Corporation, maintained by Continental Stock Transfer & Trust Company, as trustee. If we do not complete our initial business combination within 24 months, the proceeds from the sale of the private shares will be included in the liquidating distribution to the holders of our public shares.
If public shares or shares of Class A common stock are purchased by any of our directors, officers or initial stockholders, they will be entitled to funds from the trust account to the same extent as any public stockholder upon our liquidation but will not have redemption rights related thereto.
Initial Business Combination
Nasdaq rules and our amended and restated certificate of incorporation require that we complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding any deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. We refer to this as the 80% of net assets test. If our board of directors is not able to independently determine the fair market value of the target business or businesses, or we are considering an initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking or accounting firm as to the fair market value of the target business or an independent valuation or accounting firm with respect to the satisfaction of such criteria.

We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the prior owners of the target business, the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable.
In addition, our sponsor has indicated an interest to purchase $25,000,000 of our shares of Class A common stock in a private placement that would occur concurrently with the consummation of our initial business combination. However, because indications of interest are not binding agreements or commitments to purchase, our sponsor may determine not to purchase any such shares, or to purchase fewer shares than it has indicated an interest in purchasing. Furthermore, we are not under any obligation to sell any such shares. If we sell shares of Class A common stock to our sponsor (or any other investor) in connection with our initial business combination, the equity interest of investors in this offering in the combined company may be diluted and the market prices for our securities may be adversely affected. In addition, if the per share trading price of our shares of Class A common stock is greater than the price per share paid in the private placement, the private placement will result in value dilution to you, in addition to the immediate dilution that you will experience in connection with the consummation of this offering. See “Dilution.”
Other Considerations
We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with 5AM, our sponsor, founders, officers or directors. To minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of the foregoing, unless we have obtained (i) an opinion from an independent investment banking or accounting firm as to the fair market value of the target business and that the business combination is fair to our unaffiliated stockholders from a financial point of view, (ii) the approval by our audit committee and (iii) the approval of a majority of our disinterested and independent directors. In no event will our sponsor or either of our co-chief executive officers be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). We may in the future adopt a non-employee director compensation policy or enter into consulting or employment agreements with additional members of our management team, pursuant to which such persons may be entitled to cash or equity compensation. We have not yet entered into any such agreement and, accordingly, the compensatory terms for any such agreement have not yet been determined (other than the terms of our non-employee director compensation policy which we plan to adopt upon completion of this offering and which are described in more detail under “Management — Director and Executive Compensation”).
Affiliates of 5AM and members of our board of directors will directly or indirectly own founder shares and private shares following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers or directors were to be included by a target business as a condition to any agreement with respect to our initial business combination.
We currently do not have any specific business combination under consideration. Our officers and directors have neither individually selected nor considered a target business, nor have they had any substantive discussions regarding possible target businesses among themselves or with our underwriter or other advisors. 5AM is continuously made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company and we will not consider a business combination with any company that has already been selected by 5AM as a suitable acquisition candidate for it, unless 5AM, in its sole discretion, declines such potential business combination or makes available to our company a co-investment opportunity in accordance with 5AM’s applicable existing and future policies and procedures. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to select or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to select or locate any such acquisition candidate.
5AM may manage multiple investment vehicles and raise additional funds and/or successor funds in the future, which may occur during the period in which we are seeking our initial business combination. These 5AM investment entities may be seeking acquisition opportunities and related financing at any time. We may compete with any one or more of them on any given acquisition opportunity.
In addition, our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.
Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations to present the opportunity to such entity, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. In addition, we may, at our option, pursue a business combination opportunity with an entity to which an officer or director has a fiduciary or contractual obligation. Any such entity may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by making a specified future issuance to any such entity. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.
In addition, our founders, officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Moreover, our founders, officers and directors have, and will have in the future, time and attention requirements for current and future investment funds, accounts, co-investment vehicles and other entities managed by 5AM. To the extent any conflict of interest arises between, on the one hand, us and, on the other hand, investment funds, accounts, co-investment vehicles and other entities managed by 5AM (including, without limitation, arising as a result of certain of our founders, officers and directors being required to offer acquisition opportunities to such investment funds, accounts, co-investment vehicles and other entities), 5AM and its affiliates will resolve such conflicts of interest in their sole discretion in accordance with their then existing fiduciary, contractual, and other duties, and there can be no assurance that such conflict of interest will be resolved in our favor.
Any past experience and performance of 5AM or our management team is not a guarantee either: (1) that we will be able to successfully identify a suitable candidate for our initial business combination; or (2) of any results with respect to any initial business combination we may consummate. You should not rely on the historical record of 5AM or our management team’s performance as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward. An investment in us is not an investment in 5AM. None of our sponsor, officers, directors or 5AM has had experience with a blank check company or special purpose acquisition company in the past.
Unlike many other SPAC IPOs, investors in this offering will not receive warrants that would become exercisable following completion of our initial business combination.
Corporate Information
Our executive offices are located at 501 Second Street, Suite 350, San Francisco, California 94107, and our telephone number is (415) 993-8570.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of common stock held by non-affiliates does not equal or exceed $250.0 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100.0 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates did not equal or exceed $700.0 million as of the prior June 30th. To the extent we take advantage of any reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

We have filed a Registration Statement on Form 8-A with the SEC to voluntarily register our Class A common stock under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

The Offering
In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419, promulgated under the Securities Act of 1933, or Rule 419. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 27 of this prospectus.
Securities offered
8,000,000 shares of Class A common stock (or 9,200,000 shares of Class A common stock if the underwriter’s over-allotment option is exercised in full) at $10.00 per share.
Nasdaq symbol
“FVAM”
Trading commencement
The shares of Class A common stock are expected to begin trading promptly after the date of this prospectus.
We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place two business days from the date the public shares commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the underwriter’s over-allotment option is exercised on the date of this prospectus. If the underwriter’s over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.
Number of shares of common stock issued and outstanding before this offering
2,300,000(2)
Number of shares of common stock to be issued and outstanding after this offering
10,360,000(1)(3) (4)

(1)
Assumes the underwriter’s over-allotment option has not been exercised.

(2)
Founder shares are currently classified as shares of Class B common stock, which shares will automatically convert into shares of Class A common stock at the time of our initial business combination as described below adjacent to the caption “Founder shares conversion and anti-dilution rights” and in our amended and restated certificate of incorporation. Includes up to 300,000 founder shares that are subject to forfeiture.

(3)
Assumes an aggregate of 300,000 shares of Class B common stock held by our initial stockholders have been forfeited, and includes 8,000,000 public shares to be issued in the offering and 360,000 private shares to be sold in a private placement that will close simultaneously with the closing of this offering. If the underwriter’s over-allotment option is exercised in full, there will be a total of 11,884,000 shares of common stock issued and outstanding, of which 2,300,000 would be shares of Class B common stock issued to the founders, 9,200,000 would be public shares issued in the offering and 384,000 would be private shares to be sold in a private placement that will close simultaneously with the closing of this offering.

(4)
Unlike many other SPAC IPOs, investors in this offering will not receive warrants that would become exercisable following completion of our initial business combination.

Indication of interest
Our sponsor has indicated an interest to purchase an aggregate of $25,000,000 of shares of our Class A common stock in a private placement that would occur concurrently with the consummation of our initial business combination. The capital from such private placement would be used as part of the consideration to the sellers in our initial business combination, and any excess capital from such private placement would be used for working capital in the post-transaction company. However, because indications of interest are not binding agreements or commitments to purchase, our sponsor may determine not to purchase any such shares, or to purchase fewer shares than it has indicated an interest in purchasing. We are not under any obligation to sell any such shares. Such investment would be made on terms and conditions determined at the time of the business combination.
Founder shares
On September 2, 2020, we issued to our sponsor 2,300,000 shares of our initial common stock, which, upon filing of our amended and restated certificate of incorporation, were reclassified into 2,300,000 shares of our Class B common stock, in exchange for a capital contribution of $20,000, or approximately $0.01 per share. Prior to the initial investment in the company of $20,000 by the sponsor, we had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount contributed to us by the number of founder shares issued. Up to 300,000 of the founder shares held by our sponsor will be forfeited depending on the extent to which the underwriter’s over-allotment option is not exercised.
The founder shares are identical to the public shares, except that:
•
the founder shares and private shares are subject to certain transfer restrictions contained in a letter agreement that our initial stockholders, directors and officers have entered into with us, as described in more detail below;

•
pursuant to such letter agreement, our sponsor and our directors and executive officers have agreed to (i) waive their redemption rights with respect to their founder shares and private shares and (ii) waive their rights to liquidating distributions from the trust account with respect to their founder shares and private shares if we fail to consummate an initial business combination within 24 months from the closing of this offering. Our sponsor and our directors and executive officers have also agreed (A) that they will not propose any amendment to our amended and restated certificate of incorporation (1) that would modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (2) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless, in each case, we provide our public stockholders with the opportunity to redeem their shares and (B) to waive their redemption rights with respect to their founder shares and private shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination.

However, if our sponsor, directors or executive officers acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate an initial business combination within 24 months from the closing of this offering. If we submit our initial business combination to our public stockholders for a vote, our sponsor and our directors and executive officers have agreed to vote their founder shares, the private shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our founder shares and private shares, we would need 2,820,001, or 35.25%, of the 8,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all outstanding shares are voted and the underwriter’s over-allotment option is not exercised). The other members of our management team have entered into the same agreements to the one entered into by our sponsor with respect to any public shares acquired by them in or after this offering;
•
the founder shares and private shares are entitled to registration rights; and

•
the founder shares will be automatically convertible into our shares of Class A common stock at the time of our initial business combination as described below adjacent to the caption “Founder shares conversion and anti-dilution rights” and in our amended and restated certificate of incorporation.

Transfer restrictions on founder shares and private shares
Except as described herein, pursuant to a letter agreement with us, our sponsor and our directors and executive officers have agreed not to transfer, assign or sell any of their founder shares or private shares until the earliest of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the foregoing, if the closing price of our public shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination the founder shares and private shares will be released from the lock-up.
Founder shares conversion and anti-dilution rights
The founder shares are designated as shares of Class B common stock and will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions), and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the business combination, including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless our sponsor agrees to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of this offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the business combination (after giving effect to any redemptions of shares of Class A common stock by public stockholders) (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the business combination and any private shares).
The term “equity-linked securities” refers to any debt or equity securities that are, directly or indirectly, convertible, exercisable or exchangeable for our Class A common stock.
Private shares
Our sponsor has committed, pursuant to a written agreement, to purchase 360,000 private shares (or 384,000 private shares if the underwriter’s over-allotment option is exercised in full) at a price of $10.00 per private share, in a private placement that will close simultaneously with the closing of this offering. Our sponsor has entered into an agreement with us, pursuant to which it has agreed to waive its redemption rights with respect to the private shares.
Offering proceeds to be held in trust
$80,000,000 of the net proceeds of this offering (or $92,000,000 if the underwriter’s over-allotment option is exercised in full), including from the sale of the private shares, or $10.00 per share of Class A common stock sold to the public in this offering (regardless of whether or not the over-allotment option is exercised in full or part) will be placed in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. Of the gross proceeds we will receive from the sale of the private shares, $2,600,000 will be used for estimated offering expenses (or $2,840,000 if the underwriter’s over-allotment option is exercised in full) and $1,000,000 will be used for working capital.
Except as set forth below, the proceeds in the trust account will not be released until the earliest of: (1) the completion of an initial business combination within 24 months from the closing of this offering, (2) our redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) that would modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (3) our redemption of 100% of the outstanding public shares if we have not completed a business combination in such required time period. Public stockholders who redeem their public shares in connection with a stockholder vote described in clause (2) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination within 24 months from the closing of this offering, with respect to such public shares so redeemed. Therefore, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.
The net proceeds of this offering, including amounts in the trust account, will be invested in United States government treasury bills, bonds or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in U.S. treasuries. Notwithstanding the prior paragraph, there can be released to us, from time to time, any interest earned on the funds in the trust account that we may need to pay our tax obligations. With this exception, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account of approximately $1,000,000, provided, however, that in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our initial stockholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The promissory notes would be paid upon consummation of our initial business combination, without interest. The terms of each promissory note may also provide that a portion of the principal amount of such loan may be repaid by conversion into shares of our Class A common stock upon completion of our initial business combination. If we do not complete a business combination, the loans will only be repaid with funds not held in the trust account, to the extent available. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.
Limited payments to insiders
Prior to the consummation of a business combination, there will be no fees, reimbursements or other cash payments paid to our initial stockholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:
•
repayment of any loans made by our sponsor pursuant to its

commitment letter to us to satisfy our working capital needs prior to the consummation of this offering. As of the date of this prospectus, we have issued to our sponsor a promissory note in the principal amount of $300,000 in connection with this commitment letter. This promissory note does not bear interest and is payable upon the earlier of one year from the date of issuance or upon consummation of this offering;
•
repayment of loans which may be made by our sponsor, officers, directors or any of its or their affiliates to finance our working capital needs following the consummation of this offering, including transaction costs in connection with an initial business combination, the terms of which have not been determined;

•
amounts owed under any non-employee director compensation policy we may adopt or under any future consulting or employment agreements we may enter into with members of our management team (other than our co-chief executive officers), pursuant to which such persons may be entitled to cash compensation; we have not yet entered into any such agreement and, accordingly, the compensatory terms for any such agreement have not yet been determined (other than the terms of our non-employee director compensation policy which we plan to adopt upon completion of this offering and which are described in more detail below under “Management — Director and Executive Compensation”); and

•
reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations, and including reimbursement to 5AM for costs associated with it providing us with the use of office space and administrative and support services.

There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account available to us, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to any initial stockholder or member of our management team, or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.
Stockholder approval of, or tender offer in connection with, initial business combination
We have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor. In connection with any proposed initial business combination, we will either (1) seek stockholder approval of such initial business combination at a meeting called for such purpose at which public stockholders may seek to have their public shares redeemed, regardless of whether they vote for or against (or vote at all with respect to) the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable) or (2) provide our public stockholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. Notwithstanding the foregoing, our initial stockholders have agreed, pursuant to written letter agreements with us, not to exercise redemption rights with respect to any public shares held by them to receive their pro rata share of the aggregate amount then on deposit in the trust account or to sell any shares to us in a tender offer in connection with a proposed initial business combination. If we determine to engage in a tender offer, such tender offer will be structured so that each public stockholder may tender any or all of his, her or its public shares rather than some pro rata portion of his, her or its shares. If enough stockholders tender their shares so that we are unable to satisfy any applicable closing condition set forth in the definitive agreement related to our initial business combination, or we are unable to maintain net tangible assets of at least $5,000,001, we will not consummate such initial business combination. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us based on a variety of factors such as the timing of the transaction or whether the terms of the transaction would otherwise require us to seek stockholder approval. If we provide stockholders with the opportunity to sell their shares to us by means of a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. If we seek stockholder approval of our initial business combination, we will consummate the business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination.
We have determined not to consummate any business combination unless we have net tangible assets of at least $5,000,001 upon such consummation in order to avoid being subject to Rule 419. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares redeemed) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all.
Our initial stockholders have agreed (A) to vote their founder shares and any public shares in favor of any proposed business combination, (B) not to propose, or vote in favor of, prior to and unrelated to an initial business combination, an amendment to our amended and restated certificate of incorporation (1) that would modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (2) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless, in each case, we provide public stockholders an opportunity to redeem their public shares in conjunction with any such amendment, (C) not to exercise redemption rights with respect to any shares of common stock to receive cash from their pro rata share in the trust account in connection with a stockholder vote to approve our proposed initial business combination or sell any shares to us in a tender offer in connection with our proposed initial business combination, and (D) that the founder shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. If a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our initial stockholders, officers, directors or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Our initial stockholders, officers, directors and their affiliates could purchase sufficient shares so that the initial business combination may be approved without the majority vote of public shares held by non-affiliates. Notwithstanding the foregoing, our officers, directors, initial stockholders and their affiliates will not make purchases of shares of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock or purchasing shares when the buyer is in possession of material non-public information about our company.
Conditions to completing our initial business combination
We have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor. Further, there is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Nasdaq rules and our amended and restated certificate of incorporation require that our initial business combination must occur with one or more target businesses that satisfy the 80% of net assets test at the time of the agreement to enter into the initial business combination.
If our board of directors is not able to independently determine the fair market value of the target business or businesses, or we are considering an initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking or accounting firm as to the fair market value of the target business or an independent valuation or accounting firm with respect to the satisfaction of such criteria. We will complete our initial business combination only if the post-transaction company in which our public stockholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% net assets test, provided that in the event that the business combination involves more than one target business, the 80% net assets test will be based on the aggregate value of all of the target businesses.
Redemption rights
In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he, she or it is voting for or against (or voting at all with respect to) such proposed business combination, to demand that we redeem his, her or its public shares to receive a pro rata share of the trust account upon consummation of the business combination; provided that a public stockholder, individually or together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering.
We may also require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the expiration date set forth in the tender offer documents mailed to such holders, or in the event we distribute proxy materials, up to two business days prior to the vote on the proposal to approve the business combination or amendment to our amended and restated certificate of incorporation (1) that would modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (2) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, or the DWAC System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the holder exercising redemption rights. However, this fee would be incurred regardless of whether or not we require holders to deliver their shares prior to the vote on the business combination in order to exercise redemption rights. This is because a holder would need to deliver shares to exercise redemption rights regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders to deliver their shares prior to the vote on the proposed business combination and the proposed business combination is not consummated, this may result in an increased cost to stockholders. The redemption rights will include the requirement that a beneficial holder must identify itself in order to have its shares validly redeemed.
Under Delaware law, we may be required to give a minimum of only 10 days’ notice for each general meeting. As a result, if we require public stockholders who wish to have their shares of Class A common stock redeemed to receive a pro rata portion of the funds in the trust account to comply with the foregoing delivery requirements, holders may not have sufficient time to receive the notice and deliver their shares for redemption. Accordingly, investors may not be able to exercise their redemption rights and may be forced to retain our securities when they otherwise would not want to.
If we require public stockholders who wish to have their shares of Class A common stock redeemed to comply with specific delivery requirements for redemption described above and such proposed business combination is not consummated, we will promptly return such certificates to the redeeming public stockholders.
Release of funds in trust account upon closing of our initial business combination
On the completion of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public stockholders who exercise their redemption rights as described above under “—Redemption rights,” to pay all or a portion of the consideration payable to the target or targets or owners of the target or targets of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.
Liquidation if no business
combination
If we are unable to complete our initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter (subject to our amended and restated certificate of incorporation and applicable law), redeem 100% of the outstanding public shares (including any public shares sold in this offering or any public shares that our initial stockholders or their affiliates purchased in this offering or later acquired in the open market or in private transactions), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably practicable following such redemption, subject to the approval of our remaining holders of common stock and our board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of our company, subject (in the case of (ii) and (iii) above) to our obligations to provide for claims of creditors and the requirements of applicable law.
In connection with our redemption of 100% of our outstanding public shares for a portion of the funds held in the trust account, each holder will receive a full pro rata portion of the amount then in the trust account, plus any pro rata interest earned on the funds held in the trust account and not necessary to pay our taxes payable on such funds.
We may not have funds sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. There is also no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them.
The holders of the founder shares and private shares will not participate in any redemption distribution with respect to their founder shares and private shares, but may have any public shares redeemed upon liquidation.
If we are unable to conclude our initial business combination and we expend all of the net proceeds of this offering not deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share redemption price will be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. Furthermore, the underwriter may seek recourse against the proceeds in the trust account relating to any future claims they may have against us. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, the actual per-share redemption price may be less than approximately $10.00. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has agreed to pay the funds necessary to complete such liquidation and has agreed not to seek repayment for such expenses. We currently do not anticipate that such funds will be insufficient.
Conflicts of interest
Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she will honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us. For more information, see the section entitled “Management—Conflicts of Interest.” We do not believe, however, that the fiduciary, contractual or other obligations or duties of our officers or directors will materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.
Risks
We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business—Comparison to Offerings of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 27 of this prospectus.

SUMMARY FINANCIAL DATA
The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.
September 2, 2020
Balance Sheet Data:
Working capital (deficiency)	$(57,126)
Total assets	$96,133
Total liabilities	$77,126
Stockholder’s equity	$19,007

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our Class A common stock. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.
Risks Associated with the Offering
We are a newly formed blank check company in the early stage with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.
We are a recently formed blank check company with no operating results, and we will not commence operations until obtaining funding through this offering and consummating our initial business combination. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning our initial business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.
Past performance by 5AM, including our management team, may not be indicative of future performance of an investment in us.
Information regarding performance by, or businesses associated with, 5AM is presented for informational purposes only. Any past experience and performance of 5AM or our management team is not a guarantee either: (1) that we will be able to successfully identify a suitable candidate for our initial business combination; or (2) of any results with respect to any initial business combination we may consummate. You should not rely on the historical record of 5AM or our management team’s performance as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward. An investment in us is not an investment in 5AM. None of our sponsor, officers, directors or 5AM has had experience with a blank check company or special purpose acquisition company in the past.
Because we intend to seek a business combination with a target business in the healthcare industry, we expect our future operations to be subject to risks associated with the healthcare industry.
Healthcare and biotechnology related companies are generally subject to greater governmental regulation than most other industries at the U.S. state and federal levels, and internationally. In recent years, both local and national governmental budgets have come under pressure to reduce spending and control healthcare costs, which could both adversely affect regulatory processes and public funding available for healthcare products, services and facilities. In March 2010, comprehensive healthcare reform legislation was enacted in the United States. These laws are intended to increase health insurance coverage through individual and employer mandates, subsidies offered to lower income individuals, tax credits available to smaller employers and broadening of Medicaid eligibility.
While one intent of healthcare reform is to expand health insurance coverage to more individuals, it may also involve additional regulatory mandates and other measures designed to constrain medical costs, including coverage and reimbursement for healthcare services. Healthcare reform has had a significant impact on the healthcare industry in the United States and consequently has the ability to affect companies within the healthcare industry and the biotechnology sector. The ultimate effects of federal healthcare reform or any future legislation or regulation, or healthcare initiatives, if any, on the healthcare industry, including the biotechnology sector, whether implemented at the federal or state level or internationally, cannot be predicted with certainty and such reform, legislation, regulation or initiatives may adversely affect the performance of a potential business combination.

Changes in governmental policies may have a material effect on the demand for or costs of certain products and services. A healthcare or biotechnology related company must receive government approval before introducing new drugs and medical devices or procedures. This process may delay the introduction of these products and services to the marketplace, resulting in increased development costs, delayed cost recovery and loss of competitive advantage to the extent that rival companies have developed competing products or procedures, adversely affecting the company’s revenues and profitability. Failure to obtain governmental approval of a key drug or device or other regulatory action could have a material adverse effect on the business of a target company. Additionally, expansion of facilities by healthcare related providers is subject to “determinations of need” by the appropriate government authorities. This process not only increases the time and cost involved in these expansions, but also makes expansion plans uncertain, limiting the revenue and profitability growth potential of healthcare related facilities operators.
Certain healthcare and biotechnology related companies depend on the exclusive rights or patents for the products they develop and distribute. Patents have a limited duration and, upon expiration, other companies may market substantially similar “generic” or “biosimilar” products that are typically sold at a lower price than the patented product, causing the original developer of the product to lose market share and/or reduce the price charged for the product, resulting in lower profits for the original developer. As a result, the expiration of patents may adversely affect the profitability of these companies. The profitability of healthcare and biotechnology related companies may also be affected, among other factors, by restrictions on government reimbursement for medical expenses, rising or falling costs of medical products and services, pricing pressure, an increased emphasis on outpatient services, a limited product offering, industry innovation, changes in technologies and other market developments. Finally, because the products and services of healthcare and biotechnology related companies affect the health and well-being of many individuals, these companies are especially susceptible to product liability lawsuits.
The healthcare industry and the biotechnology sector spend heavily on research and development. Research findings (e.g., regarding side effects or comparative benefits of one or more particular treatments, services or products) and technological innovation (together with patent expirations) may make any particular treatment, service or product less attractive if previously unknown or underappreciated risks are revealed, or if a more effective, less costly or less risky solution is or becomes available. Any such development could have a material adverse effect on the companies that are target businesses for investment.
The requirement that the target business or businesses that we acquire must satisfy the 80% of net assets test at the time of the agreement to enter into the initial business combination may limit the type and number of companies with which we may complete such a business combination.
Pursuant to Nasdaq listing rules and our amended and restated certificate of incorporation, the target business or businesses that we acquire must satisfy the 80% of net assets test at the time of the agreement to enter into the initial business combination. This restriction may limit the type and number of companies that we may complete a business combination with. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account, which may be less than $10.00 per share.
Our public stockholders may not be afforded an opportunity to vote on our proposed business combination, which means we may consummate our initial business combination even though a majority of our public stockholders do not support such a combination.
We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated certificate of incorporation. However, we will seek stockholder approval if it is required by applicable law or stock exchange listing requirement, or we may decide to seek stockholder approval for business or other reasons. The Nasdaq rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our issued and outstanding shares (excluding the private shares) to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our issued and outstanding shares of our common stock (excluding the private shares), we would seek stockholder approval of such business combination. However, except as required by applicable law or stock exchange rule, the decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Accordingly, we may consummate our initial business combination even if holders of a majority of our public shares do not approve the business combination.
If we seek stockholder approval of our initial business combination, our initial stockholders, directors and officers have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.
Unlike some other blank check companies in which the initial stockholders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our initial stockholders and our officers and directors have agreed (1) to vote any shares of common stock owned by them in favor of any proposed business combination, (2) not to exercise redemption rights with respect to any shares of common stock in connection with a stockholder vote to approve a proposed initial business combination and (3) not to sell any shares of common stock in any tender in connection with a proposed initial business combination. As a result, if we sought stockholder approval of a proposed transaction, we would need only 2,820,001 of our public shares (or approximately 35.25% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming that only a quorum was present at the meeting, that the over-allotment option is not exercised and that the initial stockholders do not purchase any shares of Class A common stock in this offering or in the after-market). Our directors and officers have also entered into a letter agreement, imposing similar obligations on them with respect to public shares acquired by them, if any. We expect that our initial stockholders and their permitted transferees will own at least 20% of the issued and outstanding shares of our common stock at the time of any such stockholder vote. Accordingly, if we seek stockholder approval of our initial business combination, it is more likely that the necessary stockholder approval will be received than would be the case if such persons agreed to vote their founder shares in accordance with the majority of the votes cast by our public stockholders.
Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash unless we seek stockholder approval of such business combination.
At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Because our board of directors may consummate our initial business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the business combination unless we seek such stockholder approval. Accordingly, if we do not seek stockholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our business combination.
The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into our initial business combination with a target.
We may enter into a transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights, we may not be able to meet such closing condition, and as a result, would not be able to proceed with the business combination. The amount of the deferred underwriting commissions payable to the underwriter will not be adjusted for any shares that are redeemed in connection with a business combination and such amount of deferred underwriting discount is not available for us to use as consideration in an initial business combination. If we are able to consummate an initial business combination, the per-share value of shares held by non-redeeming stockholders will reflect our obligation to pay and the payment of the deferred underwriting commissions. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets would be aware of these risks and, thus, may be reluctant to enter into our initial business combination transaction with us.
The ability of a large number of our stockholders to exercise redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.
In connection with the successful consummation of our business combination, we may redeem up to that number of shares of common stock that would permit us to maintain net tangible assets of $5,000,001. If our business combination requires us to use substantially all of our cash to pay the purchase price, the redemption threshold may be further limited. Alternatively, we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their redemption rights than we expect. If the acquisition involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to the target or its stockholders to make up for the failure to satisfy a minimum cash requirement. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.
At the time we enter into an agreement for our initial business combination, we will not know how many stockholders may exercise their redemption rights and, therefore, we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third-party financing. In addition, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third-party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may also limit our ability to complete the most desirable business combination available to us or optimize our capital structure.
The requirement that we maintain a minimum net worth or retain a certain amount of cash could increase the probability that we cannot consummate our business combination and that you would have to wait for liquidation in order to redeem your shares.
If, pursuant to the terms of our proposed business combination, we are required to maintain a minimum net worth or retain a certain amount of cash in trust in order to consummate the business combination and regardless of whether we proceed with redemptions under the tender offer or proxy rules, the probability that we cannot consummate our business combination is increased. If we do not consummate our business combination, you would not receive your pro rata portion of the trust account until we liquidate. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount in our trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.
The requirement that we complete our initial business combination within 24 months from the closing of this offering may give potential target businesses leverage over us in negotiating our initial business combination.
Any potential target business with which we enter into negotiations concerning our initial business combination will be aware that we must consummate our initial business combination within 24 months from the closing of this offering. Consequently, such target businesses may obtain leverage over us in negotiating our initial business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to consummate our initial business combination within the required time period, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may receive only $10.00 per share, or less than such amount in certain circumstances.
Our sponsor, officers and directors have agreed that we must complete our initial business combination within 24 months from the closing of this offering. We may not be able to find a suitable target business and consummate our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein, including as a result of terrorist attacks, natural disasters or a significant outbreak of infectious diseases. For example, the outbreak of COVID-19 continues to grow both in the U.S. and globally and, while the extent of the impact of the outbreak on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, the outbreak of COVID-19 and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) may negatively impact businesses we may seek to acquire.
If we are unable to consummate our initial business combination within the required time period, we will, as promptly as reasonably possible but not more than 10 business days thereafter (subject to our amended and restated certificate of incorporation and applicable law), distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our public stockholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. This redemption of public stockholders from the trust account shall be effected as required by function of our amended and restated certificate of incorporation and prior to any voluntary winding up.
If we seek stockholder approval of our business combination, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares from stockholders, in which case they may influence a vote in favor of a proposed business combination that you do not support.
If we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. Such purchases will not be made if our sponsor, directors, officers, advisors or their affiliates are in possession of any material non-public information that has not been disclosed to the selling stockholder. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. It is intended that, if Rule 10b-18 would apply to purchases by our sponsor, directors, officers, advisors or their affiliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases.
The purpose of such purchases would be to (1) increase the likelihood of obtaining stockholder approval of the business combination or (2) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of an initial business combination that may not otherwise have been possible.
Purchases of shares of common stock in the open market or in privately negotiated transactions by our sponsor, directors, officers, advisors or their affiliates may make it difficult for us to maintain the listing of our shares on a national securities exchange following the consummation of an initial business combination.
If our sponsor, directors, officers, advisors or their affiliates purchase shares of common stock in the open market or in privately negotiated transactions, the public “float” of our shares of common stock and the number of beneficial holders of our securities would both be reduced, possibly making it difficult to maintain the listing or trading of our securities on a national securities exchange following consummation of the business combination.
If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.
We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a stockholder fails to receive our tender offer or proxy materials, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed.
You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares, potentially at a loss.
Our public stockholders shall be entitled to receive funds from the trust account only in the event of a redemption to public stockholders prior to any winding up in the event we do not consummate our initial business combination or our liquidation, if they redeem their shares in connection with an initial business combination that we consummate or if we seek to amend our amended and restated certificate of incorporation (1) that would modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (2) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity. In no other circumstances will a stockholder have any right or interest of any kind to the funds in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares, potentially at a loss.
You will not be entitled to protections normally afforded to investors of many other blank check companies.
Because the net proceeds of this offering are intended to be used to complete our initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will expect to file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our Class A common stock will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business—Comparison to Offerings of Blank Check Companies Subject to Rule 419.”
If we seek stockholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 15% of our shares of common stock, you will lose the ability to redeem all such shares in excess of 15% of our shares of common stock.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, individually or together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering. Your inability to redeem more than an aggregate of 15% of the shares sold in this offering will reduce your influence over our ability to consummate our initial business combination and you could suffer a material loss on your investment in us if you sell such excess shares in open market transactions. As a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, you would be required to sell your shares in open market transaction, potentially at a loss.
If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete our initial business combination.
The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the next 24 months, assuming that our initial business combination is not consummated during that time. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we are unable to fund such down payments or “no shop” provisions, our ability to close a contemplated transaction could be impaired. Furthermore, if we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.
If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor any of their respective affiliates is under any obligation to loan funds to, or otherwise invest in, us in such circumstances. Any such loans may be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination.
If we are unable to complete our initial business combination, our public stockholders may only receive a pro rata portion of the amount then in the trust account (which may be less than $10.00 per share) (whether or not the underwriter’s over-allotment option is exercised in full) on our redemption.
Subsequent to our consummation of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges.
Even if we conduct thorough due diligence on a target business with which we combine, this diligence may not surface all material issues that may be present inside a particular target business, that would be possible to uncover through a customary amount of due diligence. Additionally, no matter how thorough our due diligence of any target business, we cannot guarantee that factors outside of the target business’ control or outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.
If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.
Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers (excluding our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.
Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not consummated an initial business combination within 24 months from the closing of this offering, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors.
Pursuant to a letter agreement, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (excluding our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Our sponsor may not be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
Our directors may decide not to enforce indemnification obligations against our sponsor resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.
In the event that the proceeds in the trust account are reduced below $10.00 per share (whether or not the underwriter’s over-allotment option is exercised in full) and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine on our behalf whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations on our behalf, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.
If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.
If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.
If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including restrictions on the nature of our investments and restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination. In addition, we may have imposed upon us burdensome requirements, including registration as an investment company, adoption of a specific form of corporate structure and reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.
If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to consummate our initial business combination.
Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.
We are subject to laws and regulations enacted by national, regional and local governments, in particular, the SEC. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application also may change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.
If we are unable to consummate our initial business combination, our public stockholders may be forced to wait up to 24 months or longer before redemption from our trust account.
If we are unable to consummate our initial business combination within 24 months from the closing of this offering, we will, as promptly as reasonably possible but not more than 10 business days thereafter (subject to our amended and restated certificate of incorporation and applicable law), distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our public stockholders by way of redemption and cease all operations except for the purposes of winding up of our affairs by way of a voluntary liquidation, as further described herein. Any redemption of public stockholders from the trust account shall be effected as required by our amended and restated certificate of incorporation prior to our commencing any voluntary liquidation. Except as otherwise described herein, we have no obligation to return funds to investors prior to the date of any redemption required as a result of our failure to consummate our initial business combination within the period described above or our liquidation, unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their shares of common stock. Only upon any such redemption of public shares as we are required to effect or any liquidation, will public stockholders be entitled to distributions if we are unable to complete our initial business combination.
The grant of registration rights to our initial stockholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our shares of common stock.
Pursuant to an agreement to be entered into on the date of this prospectus, our initial stockholders, our sponsor (and/or our sponsor’s designees) and their permitted transferees can demand that we register the founder shares and the private shares. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our shares of common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholder of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our shares of common stock that is expected when the securities owned by our sponsor, holders of our private shares or their respective permitted transferees are registered.
Because we have not selected a particular business or specific geographic location or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.
Although we have a stated focus on certain target businesses in a specific geographic location as indicated elsewhere in this prospectus, we may pursue acquisition opportunities in any geographic region. While we may pursue an acquisition opportunity in any business industry or sector, we intend to initially focus on those industries or sectors that complement our management team’s background. Except for the limitations that a target business must satisfy the 80% of net assets test at the time of the agreement to enter into the initial business combination and that we are not permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Because we have not yet selected or approached any specific target business with respect to our initial business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or an early stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all of the significant risk factors or we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. In addition, investors will be relying on the business judgment of our board of directors, which will, subject to limited exceptions, have significant discretion in choosing the standard used to establish the fair market value of a particular target business. An investment in our Class A common stock may not ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target.

We may seek investment opportunities outside our management’s area of expertise and our management may not be able to adequately ascertain or assess all significant risks associated with the target company.
There is no limitation on the industry or business sector we may consider when contemplating our initial business combination. We may therefore be presented with a business combination candidate in an industry unfamiliar to our management team, but determine that such candidate offers an attractive investment opportunity for our company. In the event we elect to pursue an investment outside of our management’s expertise, our management’s experience may not be directly applicable to the target business or their evaluation of its operations.
Although we identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.
Although we have identified specific criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these attributes. If we consummate our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce our initial business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law or Nasdaq, or we decide to obtain stockholder approval for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may only receive $10.00 per share or even less (whether or not the underwriter’s over-allotment option is exercised in full) on our redemption.
We may attempt to complete our initial business combination with a private or early stage company, a financially unstable business or an entity lacking an established record of revenue or earnings about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.
In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company, an early stage company, a financially unstable business or an entity lacking an established record of sales or earnings. As a result, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel. Although our directors and officers will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business with which we pursue a business combination. Additionally, very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.
Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with our management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interests of our stockholders.
Subject to the requirement that our initial business combination must satisfy the 80% of net assets test at the time of the agreement to enter into the initial business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to identify business combinations, evaluate their merits, conduct or monitor diligence and conduct negotiations. Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interests of our stockholders, which would be the case if the trading price of our shares of common stock after giving effect to such business combination was less than the per-share trust liquidation value that our stockholders would have received if we had dissolved without consummating our initial business combination.
We are not required to obtain an opinion from an independent investment banking firm, and consequently, an independent source may not confirm that the price we are paying for the business is fair to our stockholders from a financial point of view.
Unless we consummate our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our stockholders from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.
We may issue additional shares of Class A common stock or preferred stock to complete our initial business combination or pursuant to an employee incentive plan after completion of our initial business combination. We may also issue shares of Class A common stock upon the conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated certificate of incorporation. Any such issuances would dilute the interest of our public stockholders and likely present other risks.
Our amended and restated certificate of incorporation authorizes the issuance of up to 200,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock and 10,000,000 shares of preferred stock. Immediately after this offering, there will be 191,640,000 and 8,000,000 authorized but unissued shares of Class A common stock and Class B common stock, respectively (assuming in each case that the underwriter has not exercised its over -allotment option and that our sponsor has forfeited an aggregate of 300,000 founder shares as a result thereof), available for issuance which amount does not take into account shares of Class A common stock issuable upon conversion of the shares of Class B common stock, if any. The shares of Class B common stock are automatically convertible into shares of Class A common stock at the time of our initial business combination as described herein and in our amended and restated certificate of incorporation. Immediately after this offering, there will be no shares of preferred stock issued and outstanding.
We may issue a substantial number of additional shares of Class A common stock or preferred stock to complete our initial business combination or pursuant to an employee incentive plan after completion of our initial business combination. We may also issue shares of Class A common stock upon conversion of the Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions described herein. However, our amended and restated certificate of incorporation provides, among other things, that prior to the completion of our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination or on any other proposal presented to stockholders prior to or in connection with the completion of an initial business combination. These provisions of our amended and restated certificate of incorporation, like all provisions of our amended and restated certificate of incorporation, may be amended with a stockholder vote. The issuance of additional shares of common stock or preferred stock:
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may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the shares of Class B common stock resulted in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the shares of Class B common stock;

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may subordinate the rights of holders of shares of Class A common stock if shares of preferred stock are issued with rights senior to those afforded our shares of Class A common stock;

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could cause a change in control if a substantial number of our shares of Class A common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

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may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

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may adversely affect prevailing market prices for our Class A common stock.

Resources could be wasted in researching acquisitions that are not consummated.
We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may only receive $10.00 per share or even less (whether or not the underwriter’s over-allotment option is exercised in full) on our redemption.
Our ability to successfully effect our initial business combination and to be successful thereafter will be largely dependent upon the efforts of our officers, directors and key personnel, some of whom may join us following our initial business combination.
Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have consummated our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.
The role of such persons in the target business following the initial business combination cannot presently be ascertained. Although some of our officers or directors may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.
Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.
Our key personnel may be able to remain with us after the consummation of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the consummation of our initial business combination will not be the determining factor in our decision as to whether we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the consummation of our initial business combination. Our key personnel may not remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.
We may have a limited ability to assess the management of a prospective target business and, as a result, may effectuate our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.
When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’ management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we thought they had. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted.
The officers and directors of an acquisition candidate may resign upon consummation of our initial business combination. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.
The role of an acquisition candidate’s key personnel upon the consummation of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that some members of the management team of an acquisition candidate will not wish to remain in place.
Our executive officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.
Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not currently anticipate having any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. Certain of our independent directors also serve as officers and board members for other entities. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our executive officers’ and directors’ other business affairs, please see “Management—Directors and Executive Officers.”
Certain of our officers and directors are affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.
Following the completion of this offering and until we consummate our business combination, we intend to engage in the business of identifying and combining with one or more businesses. Certain of our officers and directors may be affiliated with entities that are engaged in a similar business to the type of business we may combine with.
Our officers may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. If any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she will honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us.
Any conflict of interest may not be resolved in our favor and potential target businesses may be presented to another entity prior to its presentation to us.
Certain shares beneficially owned by our officers and directors will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.
Our officers and directors have waived their right to redeem any shares in connection with our initial business combination, or to receive distributions with respect to their founder shares and private shares upon our liquidation if we are unable to consummate our initial business combination. Accordingly, these securities will be worthless if we do not consummate our initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.
We may engage in our initial business combination with one or more target businesses that have relationships with entities that may be affiliated with our officers, directors or existing holders, which may raise potential conflicts of interest.
We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In light of the involvement of our sponsor, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, officers and directors. Our directors also serve as officers and board members for other entities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to consummate our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for our initial business combination as set forth in “Proposed Business—Acquisition Strategy” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we seek to acquire, regarding the fairness to our stockholders from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest. Our directors have a fiduciary duty to act in the best interests of our stockholders, whether or not a conflict of interest may exist.
Our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Each of our officers and directors presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities, including private funds under the management of 5AM and their respective portfolio companies, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. In addition, existing and future funds managed by 5AM and their respective portfolio companies may compete with us for business combination opportunities and, if such opportunities are pursued by such entities, we may be precluded from pursuing such opportunities. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation. In addition, our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or ventures may present additional conflicts of interest in pursuing an initial business combination. For a complete discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management—Directors and Executive Officers,” “Management—Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”
Because our sponsor will lose its entire initial investment in us if our initial business combination is not consummated and our officers and directors have significant financial interests in us, a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial business combination.
On September 2, 2020, our sponsor purchased 2,300,000 shares of our initial common stock, which, upon filing of our amended and restated certificate of incorporation, were reclassified into 2,300,000 shares of our Class B common stock (of which the sponsor has agreed to transfer an aggregate of 90,000 shares to our non-employee directors upon the closing of this offering), for an aggregate purchase price of $20,000. Our sponsor’s founder shares include an aggregate of up to 300,000 shares that are subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full or in part. The founder shares will be worthless if we do not consummate an initial business combination. In addition, our sponsor has committed to purchase from us an aggregate of 360,000 private shares (or 384,000 private shares if the underwriter’s over-allotment option is exercised in full) at $10.00 per share for a total purchase price of $3,600,000 (or $3,840,000 if the underwriter’s over-allotment option is exercised in full). The private shares will also be worthless if we do not consummate our initial business combination.
The founder shares are identical to the shares of Class A common stock being sold in this offering except that: (1) the founder shares and private shares are subject to certain transfer restrictions contained in a letter agreement that our initial stockholders, directors and officers have entered into with us; (2) pursuant to such letter agreement, our initial stockholders, directors and officers have agreed to: (i) waive their redemption rights with respect to their founder shares and private shares and (ii) waive their rights to liquidating distributions from the trust account with respect to their founder shares and private shares if we fail to consummate an initial business combination within 24 months from the closing of this offering. Our sponsor and our directors and executive officers have also agreed (A) that they will not propose any amendment to our amended and restated certificate of incorporation (1) that would modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (2) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless, in each case, we provide our public stockholders with the opportunity to redeem their shares and (B) to waive their redemption rights with respect to their founder shares and private shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination; (3) the founder shares and private shares are entitled to registration rights; and (4) the founder shares will be automatically convertible into our shares of Class A common stock at the time of our initial business combination as described in “The Offering — Founder shares conversion and anti-dilution rights”and in our amended and restated certificate of incorporation. While we do not expect our board of directors to approve any amendment to or waiver of the letter agreement or registration and stockholder rights agreement prior to our initial business combination, it may be possible that our board of directors, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to or waivers of such agreements in connection with the consummation of our initial business combination. Any such amendments or waivers would not require approval from our stockholders, may result in the completion of our initial business combination that may not otherwise have been possible and may have an adverse effect on the value of an investment in our securities.
We may issue notes or other debt securities, or otherwise incur substantial debt, to complete our initial business combination, which may adversely affect our financial condition and thus negatively impact the value of our stockholders’ investment in us.
We may choose to incur substantial debt to complete our initial business combination. If we incur any indebtedness without a waiver from the lender of any right, title, interest or claim of any kind in or to any monies held in the trust account, the incurrence of debt could have a variety of negative effects, including:
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default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

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our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

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our inability to pay dividends on our shares of common stock;

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using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our shares of common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

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limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

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limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business, which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.
The net proceeds from this offering together with the funds we will receive from the sale of the private shares (excluding $1,000,000 of net proceeds that will not be held in the trust account) will provide us with approximately $80,000,000 (or approximately $92,000,000 if the underwriter’s over-allotment option is exercised in full) that we may use to complete our initial business combination.
We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities, which may have the resources to complete several business combinations in different industries or different areas of a single industry.

Accordingly, the prospects for our success may be solely dependent upon the performance of a single business, property or asset, or dependent upon the development or market acceptance of a single or limited number of products or services.
We may attempt to simultaneously consummate business combinations with multiple prospective targets, which may hinder our ability to consummate our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.
If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need each such seller to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and operations.
We may not be able to maintain control of a target business after our initial business combination.
We may structure our initial business combination to acquire less than 100% of the equity interests or assets of a target business, but we will only consummate such business combination if we become the majority stockholder of the target (or control the target through contractual arrangements in limited circumstances for regulatory compliance purposes) or are otherwise not required to register as an investment company under the Investment Company Act, or, to the extent permitted by law we may acquire interests in a variable interest entity, in which we may have less than a majority of the voting rights in such entity, but in which we are the primary beneficiary. Even though we may own a majority interest in the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business.
The ability of our public stockholders to exercise their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.
If our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public stockholders may exercise redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our initial business combination. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.
In connection with any stockholder meeting held to approve an initial business combination, we will offer each public stockholder the option to vote in favor of the proposed business combination and still seek redemption of his, her or its shares.
In connection with any stockholder meeting held to approve an initial business combination, we will offer each public stockholder (but not our initial stockholders, officers or directors) the right to have his, her or its shares of common stock redeemed for cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such stockholder votes for or against (or votes at all with respect to) such proposed business combination. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and a majority of the outstanding shares of common stock voted are voted in favor of the business combination. This is different than other similarly structured blank check companies where stockholders are offered the right to redeem their shares only when they vote against a proposed business combination. This threshold and the ability to seek redemption while voting in favor of a proposed business combination may make it more likely that we will consummate our initial business combination even if it would not have been approved if voted on solely by our stockholders who choose not to have their shares redeemed.
A public stockholder who fails to vote either in favor of or against a proposed business combination will not be able to have his or her shares redeemed for cash.
In order for a public stockholder to have his or her shares redeemed for cash in connection with any proposed business combination, that public stockholder must vote either in favor of or against a proposed business combination. If a public stockholder fails to vote in favor of or against a proposed business combination, whether that stockholder abstains from the vote or simply does not vote, that stockholder would not be able to have his or her shares of common stock so redeemed to cash in connection with such business combination.
We will require public stockholders who wish to redeem their shares of common stock in connection with a proposed business combination or amendment to our amended and restated certificate of incorporation that would modify the substance or timing of our obligation to redeem 100% of our public shares if we fail to timely complete a business combination or with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.
We may also require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the expiration date set forth in the tender offer documents mailed to such holders, or in the event we distribute proxy materials, up to two business days prior to the vote on the proposal to approve the business combination or amendment to our amended and restated certificate of incorporation (1) that would modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (2) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or to deliver their shares to the transfer agent electronically using the DWAC System, at the holder’s option. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, Depository Trust Company, or DTC, and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, this may not be the case. Under Delaware law and our bylaws, we are required to provide at least 10 days advance notice of any stockholder meeting, which would be the minimum amount of time a stockholder would have to determine whether to exercise redemption rights. Accordingly, depending on how long it takes for stockholders to deliver their shares, stockholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares.
Redeeming stockholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.
We will require public stockholders who wish to redeem their shares of common stock in connection with any proposed business combination to comply with the delivery requirements discussed above for redemption. If such proposed business combination is not consummated, we will promptly return such certificates to the redeeming public stockholders. Accordingly, investors who attempted to redeem their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our shares of common stock may decline during this time and you may not be able to sell your securities when you wish, even while other stockholders that did not seek redemption may be able to sell their securities.
Because of our structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.
We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Therefore, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking stockholder approval of our initial business combination may delay the consummation of a transaction. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating our initial business combination.
We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we are unable to complete our initial business combination, our public stockholders may only receive $10.00 per share or even less (whether or not the underwriter’s over-allotment option is exercised in full) on our redemption.
Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate our initial business combination, because we have not yet selected any prospective target business we cannot ascertain the capital requirements for any particular transaction or our costs to operate or locate a transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. Financing may not be available on acceptable terms, if at all. The current economic environment has made it especially difficult for companies to obtain acquisition financing. To the extent that additional financing proves to be unavailable when needed to consummate our initial business combination, we would be compelled to either restructure the transaction or abandon that particular initial business combination and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public stockholders may only receive $10.00 per share or even less (whether or not the underwriter’s over-allotment option is exercised in full) on our redemption. In addition, even if we do not need additional financing to consummate our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination.
Our initial stockholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.
We have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor. Further, upon closing of this offering, our initial stockholders will own 22.8% of our issued and outstanding shares of common stock (assuming our initial stockholders do not purchase any public shares in this offering and no exercise of the underwriter’s over-allotment option). Accordingly, our initial stockholders control may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation. If our initial stockholders purchase any shares of Class A common stock in this offering or if our initial stockholders purchase any additional shares of common stock in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our sponsor nor, to our knowledge, any of our officers or directors, has any current intention to purchase additional securities. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our shares of common stock.
Our initial stockholders paid an aggregate of $20,000, or approximately $0.01 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.
The difference between the public offering price per share and the pro forma net tangible book value per share after this offering constitutes the dilution to you and the other investors in this offering. Our initial stockholders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, you and the other public stockholders will incur an immediate and substantial dilution of approximately 83.5% or $8.35 per share (the difference between the pro forma net tangible book value per share of $1.65 and the initial offering price of $10.00 per share immediately upon the closing of this offering), or approximately 85.3% dilution or $8.53 per share (the difference between the pro forma net tangible book value per share of $1.47 and the initial offering price of $10.00 per share) if the underwriter’s over-allotment option is exercised in full.
The determination of the offering price of our public shares and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry.
Prior to this offering there has been no public market for any of our securities. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriter, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriter believed it reasonably could raise on our behalf. Factors considered in determining the size of this offering include:
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the history and prospects of companies whose principal business is the acquisition of other companies;

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prior offerings of those companies;

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our prospects for acquiring an operating business at attractive values;

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a review of debt to equity ratios in leveraged transactions;

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our capital structure;

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an assessment of our management and their experience in identifying operating companies;

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general conditions of the securities markets at the time of this offering; and

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other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.
There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.
As of the date of this prospectus there is currently no market for our securities. Prospective stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Once listed on Nasdaq, an active trading market for our securities may never develop or, if developed, it may not be sustained. Additionally, if our securities become delisted from Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities not listed on a national exchange, the liquidity and price of our securities may be more limited than if we were listed on Nasdaq or another national exchange. You may be unable to sell your securities unless a market can be established and sustained.

Our securities may not continue to be listed on Nasdaq in the future, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
Our securities will be initially listed on Nasdaq upon consummation of this offering. However, we cannot assure you of this or that our securities will continue to be listed on Nasdaq in the future. Additionally, in connection with our business combination, Nasdaq may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time. If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:
•
a limited availability of market quotations for our securities;

•
a reduced liquidity with respect to our securities;

•
a determination that our shares of common stock are a “penny stock” which will require brokers trading in our shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

•
a limited amount of news and analyst coverage for our company; and

•
a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our shares of Class A common stock will be listed on Nasdaq, our shares of Class A common stock will qualify as covered securities under such statute. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by special purpose acquisition companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not qualify as covered securities under such statute and we would be subject to regulation in each state in which we offer our securities.
Because we must furnish our stockholders with target business financial statements prepared in accordance with U.S. generally accepted accounting, or GAAP, principles or international financial reporting standards, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.
The federal proxy rules require that a proxy statement with respect to a vote on a business combination that meets certain financial significance tests include historical and/or pro forma financial statement disclosure. These financial statements may be required to be prepared in accordance with, or be reconciled to, GAAP or international financial reporting standards, or IFRS, as issued by the International Accounting Standards Board, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. We will include substantially the same financial statement disclosure in connection with any tender offer documents we use, whether or not they are required under the tender offer rules. These financial statement requirements may limit the pool of potential target businesses we may consummate our initial business combination with because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.
Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus, or COVID-19, outbreak and the status of debt and equity markets.
The COVID-19 outbreak has resulted in, and a significant outbreak of other infectious diseases could result in, a widespread health crisis that has, and in the future could, adversely affected the economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors, limit the ability to conduct due diligence, or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of and perceptions to COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.
In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.
Finally, the outbreak of COVID-19 or other infectious diseases may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the market for our securities.
Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.
Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2021. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to all public companies because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
We are an “emerging growth company” and a “smaller reporting company” within the meaning of the Securities Act and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our securities less attractive to investors.
We are an “emerging growth company,” as defined in the JOBS Act. We will remain an “emerging growth company” for up to five years. However, if our non-convertible debt issued within a three-year period or revenues exceeds $1.0 billion, or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we are not required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, we have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates. We cannot predict if investors will find our shares less attractive because we may rely on these provisions. If some investors find our shares less attractive as a result, there may be a less active trading market for our shares and our share price may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of common stock held by non-affiliates does not equal or exceed $250.0 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100.0 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates did not equal or exceed $700.0 million as of the prior June 30th. To the extent we take advantage of any reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
Our amended and restated certificate of incorporation designates the Court of Chancery of the State of Delaware, or the Court of Chancery, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with our company or our company’s directors, officers or other employees.
Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (1) any derivative claim or cause of action brought on our behalf; (2) any claim or cause of action for breach of a fiduciary duty owed by any of our current or former directors, officers or other employees, to us or our stockholders; (3) any claim or cause of action against us or any of our current or former directors, officers or other employees, arising out of or pursuant to any provision of the Delaware General Corporation Law, or the DGCL, our amended and restated certificate of incorporation or our bylaws (as each may be amended from time to time); (4) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or our bylaws (as each may be amended from time to time, including any right, obligation, or remedy thereunder); (5) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (6) any claim or cause of action against us or any of our current or former directors, officers or other employees, governed by the internal-affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity holding, owning or otherwise acquiring any interest in any our securities shall be deemed to have notice of and consented to the exclusive forum provisions of our amended and restated certificate of incorporation.
This choice-of-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company or its directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our amended and restated certificate of incorporation inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Risks Associated with Acquiring and Operating a Business outside of the United States
We may effect our initial business combination with a company located outside of the United States.
If we effect our initial business combination with a company located outside of the United States, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:
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rules and regulations or currency redemption or corporate withholding taxes on individuals;

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laws governing the manner in which future business combinations may be effected;

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exchange listing and/or delisting requirements;

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tariffs and trade barriers;

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regulations related to customs and import/export matters;

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longer payment cycles;

•
tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•
currency fluctuations and exchange controls;

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rates of inflation;

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challenges in collecting accounts receivable;

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cultural and language differences;

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employment regulations;

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changes in local regulations as part of a response to the COVID-19 coronavirus outbreak or the outbreak of other infectious diseases;

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crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•
deterioration of political relations with the United States. We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

There are costs and difficulties inherent in managing cross-border business operations.
Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that we may have (whether based abroad or in the United States) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.
Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments may occur in a country in which we may operate after we effect our initial business combination.
Political events in another country may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.
Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience.
Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition.

Rules and regulations in many countries are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent.
Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.
If relations between the United States and foreign governments deteriorate, it could cause potential target businesses or their goods and services to become less attractive.
The relationship between the United States and foreign governments could be subject to sudden fluctuation and periodic tension. For instance, the United States may announce its intention to impose quotas on certain imports. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the foreign government in industries that may affect our ultimate target business. Changes in political conditions in foreign countries and changes in the state of U.S. relations with such countries are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and a foreign country in which we acquire a target business or move our principal manufacturing or service operations.
Currency policies may cause a target business’ ability to succeed in the international markets to be diminished.
In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.
Because foreign law could govern our material agreements, we may not be able to enforce our rights within such jurisdiction or elsewhere.
Foreign law could govern our material agreements. The target business may not be able to enforce any of its material agreements or enforce remedies outside of such foreign jurisdiction’s legal system. The system of laws and the enforcement of existing laws and contracts in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The judiciaries in certain foreign countries may be relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation, any such jurisdictions may not favor outsiders or could be corrupt. As a result, the inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business and business opportunities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus, which reflect our current views with respect to future events and financial performance, and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purpose of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
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our ability to complete our initial business combination;

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our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•
our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•
our potential ability to obtain additional financing to complete our initial business combination;

•
our pool of prospective target businesses;

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the ability of our officers and directors to generate a number of potential investment opportunities;

•
the listing of our securities on Nasdaq or the ability to have our securities continue to be listed on Nasdaq following this offering or a business combination;

•
our public securities’ potential liquidity and trading;

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our ability to consummate an initial business combination despite the uncertainty resulting from the recent COVID-19 pandemic or the outbreak of other infectious diseases;

•
the potential market for our securities; or

•
our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” beginning on page 27. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements as predictions of future results.
You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

MARKET, INDUSTRY AND OTHER DATA
This prospectus contains statistical data, estimates and forecasts that are based on independent industry publications or other publicly available information, as well as other information based on our internal sources. While we believe the industry and market data included in this prospectus are reliable and are based on reasonable assumptions, these data involve many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. While we are not aware of any misstatements regarding any such third-party information presented in this prospectus, we have not independently verified the accuracy or completeness of the data contained in these industry publications and other publicly available information. None of the industry publications referred to in this prospectus were prepared on our or on our affiliates’ behalf or at our expense. Our business is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors,” that could cause results to differ materially from those expressed in these publications and other publicly available information.
The sources of certain statistical data, estimates and forecasts contained in this prospectus are the following independent industry publications or reports:
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EvaluatePharma® World Preview 2020, Outlook to 2026, July 2020, Evaluate Ltd.

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www.pitchbook.com, accessed September 2, 2020, PitchBook Data, Inc.

USE OF PROCEEDS
We are offering 8,000,000 shares of Class A common stock at a price of $10.00 per share. We estimate that the net proceeds of this offering, together with the funds we receive from the sale of the private shares (all of which will be deposited into the trust account), will be used as set forth in the following table:
	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
From offering of public shares to public	$80,000,000	$92,000,000
From sale of private shares to the sponsor	$3,600,000	$3,840,000
Total gross proceeds	$83,600,000	$95,840,000
Estimated offering expenses(1)
Underwriting discounts and commission (2.0% of gross proceeds from the offering of public shares to public, excluding deferred portion)	$1,600,000	$1,840,000
Legal fees and expenses	$300,000	$300,000
Nasdaq listing fee	$55,000	$55,000
Printing and engraving expenses	$35,000	$35,000
Accounting fees and expenses	$60,000	$60,000
SEC/FINRA expenses	$36,942	$36,942
Director & Officer liability insurance premiums	$250,000	$250,000
Travel and road show	$20,000	$20,000
Miscellaneous expenses(3)	$243,058	$243,058
Total estimated offering expenses	$2,600,000	$2,840,000
Net proceeds
Held in trust(2)	$80,000,000	$92,000,000
Not held in trust	$1,000,000	$1,000,000
Total net proceeds	$81,000,000	$93,000,000
The following table shows the use of the $1,000,000 of net proceeds not held in the trust account.(4)
	Amount	% of Total
Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination(5)	$350,000	35.0%
Legal and accounting fees relating to SEC reporting obligations	$150,000	15.0%
Consulting, travel and miscellaneous expenses incurred during search for initial business combination target	$100,000	10.0%
Nasdaq continued listing fees	$55,000	5.5%
Working capital to cover miscellaneous expenses, non-employee director fees, general corporate purposes, liquidation obligations and reserves	$345,000	34.5%
Total	$1,000,000	100.0%

(1)
A portion of the estimated offering expenses, including the SEC registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee, the non-refundable portion of the Nasdaq listing fee and a portion of the legal and audit fees, may be paid from funds that we borrow from our sponsor. Any such funds will be repaid out of the proceeds of this offering available to us. In addition, a portion of these estimated offering expenses will be paid from the proceeds of a $300,000 loan from our sponsor, as described in this prospectus. Upon completion of this offering this loan will be repaid out of the $1,000,000 of offering proceeds allocated for the payment of estimated offering expenses other than underwriting discounts and commissions. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses. The underwriter has agreed to defer underwriting commissions of 3.5% of the gross proceeds of this offering. Upon and concurrently with the completion of our initial business combination, $2,800,000, which constitutes the underwriter’s deferred underwriting commissions (or $3,220,000 if the underwriter’s paid to the underwriter from the funds held in the trust account). See “Underwriting.”
(2)
The funds held in the trust account will be used to acquire a target business, to pay holders who wish to have their public shares redeemed to receive their pro rata share of the funds held in the trust account and potentially to pay our expenses relating thereto. Our expenses relating to the acquisition of a target business would either come from the funds held in the trust account or additional funds otherwise available to us outside of the trust account, including cash held by the target business. Any remaining funds will be disbursed to the combined company and be used as working capital to finance the operations of the target business.

(3)
Includes the initial trustee fee, organizational and administrative expenses and may include amounts related to above-listed expenses in the event actual amounts exceed estimates.

(4)
These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

(5)
Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

We do not currently anticipate that compensation of any kind (including finder’s fees, consulting fees or other similar compensation) will be paid to our sponsor or either of our co-chief executive officers, for services rendered to us prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). We may in the future adopt a non-employee director compensation policy or enter into consulting or employment agreements with additional members of our management team, pursuant to which such persons may be entitled to cash or equity compensation. We have not yet entered into any such agreement and, accordingly, the compensatory terms for any such agreement have not yet been determined (other than the terms of our non-employee director compensation policy which we plan to adopt upon completion of this offering and which are described in more detail under “Management — Director and Executive Compensation”).
Our sponsor, members of our management team and their affiliates will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Since the role of present management after our initial business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after our initial business combination.
A total of $10.00 per share (whether or not the underwriter’s over-allotment option is exercised in full) of the net proceeds from this offering and the sale of the private shares described in this prospectus will be placed in a trust account in the United States at Bank of America Corporation, maintained by Continental Stock Transfer & Trust Company acting as trustee and will be invested only in U.S. government treasury bills, notes and bonds with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and which invest solely in U.S. Treasuries. Except for all interest income that may be released to us to pay our tax obligations, as discussed below, none of the funds held in the trust account will be released from the trust account until the earlier of: (i) the consummation of our initial business combination within 24 months from the closing of this offering and (ii) a redemption to public stockholders prior to any voluntary winding-up in the event we do not consummate our initial business combination within the applicable period.
The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination, we may apply the cash released from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital.
We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us.
5AM will provide us use of office space and administrative and support services. While 5AM will not charge us a fee for the use of such office space and services, we may reimburse 5AM for its costs associated therewith.
In no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.
A public stockholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our consummation of our initial business combination, and then only in connection with those shares of common stock that such stockholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of our public shares if we are unable to consummate our initial business combination within 24 months following the closing of this offering, subject to applicable law, or (iii) if we seek to amend our amended and restated certificate of incorporation (1) that would modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (2) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.
Our initial stockholders have agreed to waive their redemption rights with respect to any shares they own in connection with the consummation of our initial business combination, including their founder shares, private shares and public shares that they have purchased during or after the offering, if any. In addition, our initial stockholders have agreed to waive their rights to liquidating distributions with respect to their founder shares and private shares if we fail to consummate our initial business combination within 24 months from the closing of this offering. However, if our initial stockholders acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period. In addition, we agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor.

DIVIDEND POLICY
We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time and subject to the Delaware law. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION
The difference between the public offering price per share and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of shares of common stock which may be redeemed for cash), by the number of outstanding shares of common stock.
At September 2, 2020, our net tangible book deficit was $(57,126), or approximately $(0.02) per share. After giving effect to the sale of 8,000,000 shares of Class A common stock we are offering by this prospectus and the proceeds received from the sale of the private shares, the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at September 2, 2020 would have been $5,000,007 or $1.65 per share, representing an immediate increase in net tangible book value of $1.67 per share to the initial stockholders and an immediate dilution of 83.5% per share or $8.35 to new investors not exercising their redemption/tender rights. For purposes of presentation, our pro forma net tangible book value after this offering is $73,219,000 less than it otherwise would have been because, if we effect a business combination, the ability of public stockholders to exercise redemption rights or sell their shares to us in any tender offer may result in the redemption or tender of up to 7,321,900 shares sold in this offering.
The following table illustrates the dilution to the new investors on a per-share basis:
	Without Over-allotment		With Over-allotment
Public offering price		$10.00		$10.00
Net tangible book deficit before this offering	(0.02)		(0.02)
Increase attributable to public stockholders	1.67		1.49
Pro forma net tangible book value after this offering and the sale of the private placement shares		1.65		1.47
Dilution to public stockholders		$8.35		$8.53
Percentage of dilution to public stockholders		83.5%		85.3%
The following table sets forth information with respect to our initial stockholders and the new investors:
	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Founder shares(1)	2,000,000	19.31%	$20,000	0.02%	$0.01
Private shares(2)	360,000	3.47%	$3,600,000	4.31%	$10.00
New investors	8,000,000	77.22%	$80,000,000	95.67%	$10.00
	10,360,000	100.00%	$83,620,000	100.00%

(1)
Assumes the underwriter’s over-allotment option has not been exercised and an aggregate of 300,000 shares of common stock held by our initial stockholders have been forfeited as a result thereof.

(2)
Assumes the underwriter’s over-allotment option has not been exercised. If the underwriter’s over-allotment option is exercised in full, the number of private shares purchased will equal 384,000 shares for total consideration of $3,840,000.

The pro forma net tangible book value after the offering is calculated as follows:
	Without Over-allotment	With Over-allotment
Numerator:
Net tangible book deficit before this offering	$(57,126)	$(57,126)
Net proceeds from this offering and sale of the private placement shares	81,000,000	93,000,000
Plus: Offering costs paid in advance, excluded from tangible book value before this offering	76,133	76,133
Less: Deferred underwriting commissions	(2,800,000)	(3,220,000)
Less: Proceeds held in trust subject to redemption	(73,219,000)	(84,799,000)
	$5,000,007	$5,000,007
Denominator:
Class B common stock outstanding prior to this offering	2,300,000	2,300,000
Class B common stock forfeited if over-allotment is not exercised	(300,000)	—
Class A common stock sold in this offering	8,000,000	9,200,000
Class A common stock sold to our sponsor in a private placement	360,000	384,000
Less: Shares subject to redemption	(7,321,900)	(8,479,900)
	3,038,100	3,404,100

CAPITALIZATION
The following table sets forth our capitalization at September 2, 2020 and as adjusted to give effect to the filing of our amended and restated certificate of incorporation, the sale of our public shares and the private shares and the application of the estimated net proceeds derived from the sale of such securities.
	September 2, 2020
	Actual	As Adjusted(1)
Loan from related party(2)	$—	$—
Deferred underwriting commissions	—	2,800,000
Class A common stock subject to possible redemption; -0- and 7,321,900 shares, actual and as adjusted, respectively(3)	—	73,219,000
Preferred stock, $0.0001 par value, -0- and 10,000,000 shares authorized, actual and as adjusted, respectively; none issued and outstanding, actual and as adjusted	—	—
Class A common stock, $0.0001 par value, -0- and 200,000,000 shares authorized, actual and as adjusted, respectively; -0- and 1,038,100 shares issued and outstanding (excluding -0- and 7,321,900 shares subject to possible redemption), actual and as adjusted, respectively(3)	—	104
Class B common stock, $0.0001 par value, 10,000,000 shares authorized; 2,300,000 and 2,000,000 shares issued and outstanding, actual and as adjusted, respectively(4)	230	200
Additional paid-in capital	19,770	5,000,696
Accumulated deficit	(993)	(993)
Total stockholders’ equity	$19,007	$5,000,007
Total capitalization	$19,007	$81,019,007

(1)
Includes the $3,600,000 we will receive from the sale of the private shares (assuming no exercise of the underwriter’s over-allotment option).

(2)
Our sponsor has agreed to provide financial support to us sufficient to satisfy our working capital needs prior to the consummation of this offering pursuant to a commitment letter, dated September 3, 2020. The “as adjusted” column gives effect to the repayment of any loans issued in accordance with the commitment letter made out of the proceeds from this offering. As of the date of this prospectus, we have issued to our sponsor a promissory note in the principal amount of $300,000 in connection with this commitment letter. This promissory note does not bear interest and is payable upon the earlier of one year from the date of issuance or upon consummation of this offering.

(3)
Upon the completion of our initial business combination, we will provide our public stockholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described herein whereby redemptions cannot cause our net tangible assets to be less than $5,000,001.

(4)
Upon the filing of our amended and restated certificate of incorporation, we reclassified the 2,300,000 shares of our initial common stock into 2,300,000 shares of Class B common stock, par value $0.0001. Share amount under the “actual” column is prior to any forfeiture of Class B common stock and the share amount under the “as adjusted” column assumes no exercise of the underwriter’s over-allotment option and forfeiture by our sponsor of an aggregate of 300,000 founder shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
We were incorporated on August 31, 2020, as a Delaware corporation formed for the primary purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. We have not selected any potential business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any potential business combination target. While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to initially focus on early stage businesses that have their primary operations located in North America or Europe in the biotechnology sector of the healthcare industry. We intend to utilize cash derived from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt, in effecting a business combination. The issuance of additional shares in our business combination:
•
may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the shares of Class B common stock resulted in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the shares of Class B common stock;

•
may subordinate the rights of holders of shares of Class A common stock if shares of preferred stock are issued with rights senior to those afforded our shares of Class A common stock;

•
could cause a change in control if a substantial number of our shares of Class A common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•
may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•
may adversely affect prevailing market prices for our Class A common stock.

Similarly, if we issue debt securities, it could result in:
•
default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•
our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•
our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

As indicated in the accompanying financial statements, at September 2, 2020, we had $20,000 in cash and approximately $76,000 in deferred offering costs. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. Our plans to raise capital or to consummate our initial business combination may not be successful.
Results of Operations and Known Trends or Future Events
We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.
Liquidity and Capital Resources
As indicated in the accompanying financial statements, at September 2, 2020, we had $20,000 in cash and a working capital deficit of approximately $57,000. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed below. Our plans to raise capital or to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. While we have determined that we have access to funds from our sponsor that we believe will be sufficient to fund our working capital needs until the earlier of the consummation of this offering or one year from the date of our financial statements included in this prospectus, we cannot be assured that this will be the case.
Our liquidity needs have been satisfied to date through receipt of $20,000 from the sale of the founder shares and a loan to us by our sponsor in the principal amount of $300,000 to cover our expenses in connection with this offering. We estimate that the net proceeds from (1) the sale of shares of our Class A common stock in this offering, after deducting estimated offering expenses of approximately $2,600,000 (or $2,840,000 if the underwriter’s over-allotment option is exercised in full), but excluding deferred underwriting commissions of $2,800,000 (or $3,220,000 if the underwriter’s over-allotment option is exercised in full), and (2) the sale of the private shares for a purchase price of $3,600,000 (or $3,840,000 if the underwriter’s over-allotment option is exercised in full) will be $81,000,000 (or $93,000,000 if the underwriter’s over-allotment option is exercised in full). Of this amount, $80,000,000 (or $92,000,000 if the underwriter’s over-allotment option is exercised in full) will be held in the trust account. The remaining $1,000,000 will not be held in the trust account.
We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business or businesses and to pay our expenses relating thereto. To the extent that our share capital is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.
Over the next 24 months (assuming a business combination is not consummated prior thereto), we will be using the funds held outside of the trust account for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. Out of the funds available outside the trust account, we anticipate that we will incur approximately:
•
$350,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigations, structuring and negotiation of a business combination;

•
$150,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•
$100,000 of expenses for consulting, travel and miscellaneous expenses incurred during our search for the initial business combination target;

•
$55,000 of expenses for Nasdaq continued listing fees; and

•
$345,000 for general working capital to cover miscellaneous expenses, non-employee director fees, general corporate purposes, liquidation obligations and reserves.

5AM will provide us use of office space and administrative and support services. While 5AM will not charge us a fee for the use of such office space and services, we may reimburse 5AM for its costs associated therewith.
If our estimates of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.
Related Party Transactions
In September 2020, we issued to our sponsor a promissory note in the principal amount of $300,000 to our sponsor. This promissory note does not bear interest and is payable upon the earlier of one year from the date of issuance or upon consummation of this offering.
5:01 Acquisition LLC, our sponsor, has committed to purchase from us an aggregate of 360,000 private shares (or 384,000 private shares if the underwriter’s over-allotment option is exercised in full) at $10.00 per share for a total purchase price of $3,600,000 (or $3,840,000 if the underwriter’s over-allotment option is exercised in full). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Of the gross proceeds we will receive from the sale of the private shares, $2,600,000 (or $2,840,000 if the underwriter’s over-allotment option is exercised in full) will be used for estimated offering expenses and $1,000,000 will be used for working capital.
If needed to finance transaction costs in connection with searching for a target business or consummating an intended initial business combination, our initial stockholders, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. The promissory notes would be paid upon consummation of our initial business combination, without interest. The terms of each promissory note may also provide that a portion of the principal amount of such loan may be repaid by conversion into shares of our Class A common stock upon completion of our initial business combination. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.
Controls and Procedures
We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2021. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:
•
staffing for financial, accounting and external reporting areas, including segregation of duties;

•
reconciliation of accounts;

•
proper recording of expenses and liabilities in the period to which they relate;

•
evidence of internal review and approval of accounting transactions;

•
documentation of processes, assumptions and conclusions underlying significant estimates; and

•
documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.
Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when, or if, required by Section 404. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.
Quantitative and Qualitative Disclosures about Market Risk
The net proceeds of this offering, including amounts in the trust account, will be invested in United States government treasury bills, bonds or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.
Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results
As of the date of this prospectus, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K of the Securities Act and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.
JOBS Act
On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

PROPOSED BUSINESS
Introduction
We are a newly organized blank check company incorporated in August 2020 as a Delaware corporation whose primary business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to as our initial business combination. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not selected any potential business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any potential business combination target. We have generated no operating revenues to date and we do not expect that we will generate operating revenues until we consummate our initial business combination.
We intend to initially focus on industries that complement our management team’s background, and to capitalize on the ability of our management team to identify and acquire a business. In particular, we intend to target early stage North American or European companies in the biotechnology sector of the healthcare industry where our management has extensive investment and operational experience. We may also pursue a transaction in which our stockholders immediately prior to the completion of our initial business combination would collectively own a minority interest in the post-business combination company.
Our Founders
Our sponsor is an affiliate of 5AM Venture Management, LLC, or 5AM, a leading venture capital firm focused on building next-generation life science companies solving important healthcare needs with cutting-edge breakthroughs in medicine and science. Founded in 2002, 5AM has invested over $1.0 billion in 85 companies across biotechnology, drug delivery technology and other life sciences sectors of the healthcare industry, with 49 active investments in its portfolio. We believe that 5AM's track record of investing in early stage companies that subsequently are acquired or complete initial public offerings at a preclinical or early clinical stage indicates that early stage investing is a “sweet spot” for 5AM. 5AM’s portfolio companies aim to spearhead novel approaches to prevent and treat a wide range of medical conditions. As of August 2020, the FDA had approved or authorized 15 products that were developed by 5AM portfolio companies, and 5AM’s portfolio companies have enrolled over 50,000 patients in more than 35 clinical trials.
5AM’s 28 in-house investment professionals, venture partners and advisors possess strong scientific, medical, operational, legal and finance expertise. The 5AM team combines the talents of established venture capitalists, entrepreneurs, operating executives and leading scientists. Outside of their engagement with 5AM, 5AM’s team members have served as senior executives, chairpersons, board members, employees and/or advisors at life science companies such as Affymax, Affymetrix, Aileron Therapeutics, Akcea Therapeutics, Alkermes, Amgen, Blueprint Medicines, Bristol Myers Squibb, Catalytica Pharmaceuticals, Cubist Pharmaceuticals, CV Therapeutics, Editas Medicine, F. Hoffmann-La Roche, Genentech, GlaxoSmithKline, Heptares Therapeutics, Ingenuity Systems, LJL BioSystems, Merck & Co., Millennium Pharmaceuticals, Moderna Therapeutics, Novartis, Novo Nordisk, Nurix Therapeutics, Nycomed Salutar, Praxis Precision Medicines, Proteostasis Therapeutics, PTC Therapeutics, Relay Therapeutics, Sage Therapeutics, Sanofi Genzyme, Stemcentrx, uniQure, Verge Genomics and XenoPort. Most 5AM team members have forged long working relationships together and their mutual respect and cohesiveness is vital to 5AM’s long-term performance.
The 5AM team has compiled a long-term record as operating executives, scientists, and investment professionals in the life science industry and has invested in several successful, innovative and valuable life science companies. Since its inception in 2002, 5AM has delivered strong performance across its funds through investments in 85 private companies across biotechnology, drug delivery technology and other life sciences sectors, of which 18 companies have been acquired and 17 companies have successfully completed their IPOs. Of the 17 companies that have successfully completed their IPOs, 5AM Ventures team members hold or have held Chairman or director roles in 13 of these companies after going public. Recent representative investments include: Akouos (Nasdaq: AKUS), Aprea Therapeutics (Nasdaq: APRE), Artiva Biotherapeutics, Arvinas (Nasdaq: ARVN), Audentes Therapeutics (Nasdaq: BOLD, prior to acquisition by Astellas Pharma for approximately $3.0 billion), BlueLight Therapeutics, Cabaletta Bio (Nasdaq: CABA), Cidara Therapeutics (CDTX), Cleave Therapeutics, CinCor Pharma, Crinetics Pharmaceuticals (Nasdaq: CRNX),

EnLiven Therapeutics, Entrada Therapeutics, Escient Pharmaceuticals, Expansion Therapeutics, Faraday Pharmaceuticals, Homology Medicines (Nasdaq: FIXX), Ideaya Biosciences (Nasdaq: IDYA), Impel NeuroPharma, Kinaset Therapeutics, Neurogastrx, Nido Biosciences, NodThera, Nouscom, Novome, Novira Therapeutics (which was acquired by Johnson & Johnson for an undisclosed sum), Pearl Therapeutics (which was acquired by AstraZeneca for up to $1.15 billion), Pear Therapeutics, RallyBio, Relypsa (Nasdaq: RLYP, prior to acquisition by Galenica for approximately $1.5 billion), scPharmaceuticals (Nasdaq: SCPH) and Vor Biopharma.
Our Management Team
Members of our management team have spent most of their careers investing in the life science industry, and have worked together over many years to help create stockholder value for 5AM’s portfolio companies. We believe that our management team is well-positioned to take advantage of the growing set of acquisition and investment opportunities within the biotechnology sector. Our management team (including our board members) have extensive experience in the sector as executives and directors for both publicly-listed and privately-owned companies. We believe our management team’s and directors’ experience with acquisitions, divestitures, corporate strategy and implementation will significantly benefit us as we evaluate potential acquisition or merger candidates.
Andrew J. Schwab is a Founder and Managing Partner of 5AM. Prior to founding 5AM in 2002, Mr. Schwab was a Principal at Bay City Capital where he was involved with companies such as Cubist Pharmaceuticals, Inc., PTC Therapeutics, Inc., Symyx Technologies, Inc. and Syrrx, Inc. Previously Mr. Schwab was Vice President of Business Development at Digital Gene Technologies, Inc. and a Vice President in the life science investment banking group of Montgomery Securities. At 5AM, he has led the firm’s investments in and served on the Boards of BlueLight Therapeutics, Inc., Bird Rock Bio, Inc., Cleave Therapeutics, Inc., DVS Sciences, Inc. (which was acquired by Fluidigm Corporation), Escient Pharmaceuticals, Inc., Flexion Therapeutics, Inc. (Nasdaq: FLXN), Ikaria, Inc. (which was acquired by Mallinckrodt plc and spun-out Bellerophon Therapeutics, Inc. (Nasdaq: BLPH)), Ilypsa, Inc. (which was acquired by Amgen, Inc.), Miikana Therapeutics, Inc. (which was acquired by EntreMed, Inc.), Novome Biotechnologies, Inc., Panomics Inc. (which was acquired by Affymetrix, Inc.), Pear Therapeutics, Inc., Precision NanoSystems, Inc., Purigen Biosystems, Inc., Synosia Therapeutics Holding AG (which was acquired by Biotie Therapies Corp.), TMRW Life Sciences, Inc. and Viveve Medical, Inc. (Nasdaq: VIVE). Mr. Schwab also serves on the Boards of Trustees of the California Academy of Sciences, Davidson College and the National Venture Capital Association (NVCA). Mr. Schwab received a B.S. with Honors in Genetics & Ethics from Davidson College. Mr. Schwab is based in the San Francisco, CA office.
Kush M. Parmar, M.D., Ph.D. is a Managing Partner at 5AM and joined in 2010 from Harvard Medical School, where he was an NIH-sponsored M.D./Ph.D. Physician Scientist Fellow in the Harvard-MIT Health Sciences and Technology Program. Dr. Parmar serves or has served as a director on the Boards of Akouos, Inc. (Nasdaq: AKUS), Arvinas, Inc. (Nasdaq: ARVN), Audentes Therapeutics, Inc. (which was acquired by Astellas Pharma Inc.), Entrada Therapeutics, Inc., Homology Medicines, Inc. (Nasdaq: FIXX), Rallybio, scPharmaceuticals, Inc (Nasdaq: SCPH), Vor Biopharma, and Ensoma Inc. He previously served as Acting VP of Strategy and Corporate Development at Novira Therapeutics, Inc. (which was acquired by Johnson & Johnson) and served as Board Observer for Envoy Therapeutics Inc. (which was acquired by Takeda Pharmaceutical Company Limited), Achaogen, Inc. (Nasdaq: AKAO) and Pulmatrix, Inc. (Nasdaq: PULM). Dr. Parmar serves on the Advisory Boards of Harvard Medical School, Penn Medicine, Princeton University’s Department of Molecular Biology, and the Grace Science Foundation. He is a Fellow of the Society of Kauffman Fellows. Before joining 5AM, Dr. Parmar completed clinical clerkships at the Massachusetts General & Brigham and Women’s Hospitals. He holds an A.B. in Molecular Biology and Medieval Studies from Princeton University, a Ph.D. in Experimental Pathology from Harvard University and an M.D. from Harvard Medical School. Dr. Parmar is based in the Boston, MA office.
Galya D. Blachman, Ph.D., Esq., joined 5AM in 2018 and serves as its General Counsel and Chief Compliance Officer. Dr. Blachman joined 5AM from AbbVie where she was on the Legal R&D transactions team. Prior to that, she was a Director in the legal group of Stemcentrx before it was acquired by AbbVie in 2016. Dr. Blachman began her career at Slaughter & May and also practiced intellectual property law at Simmons & Simmons. She currently serves on the board of directors of and as the General Counsel at Biotech

Connection Bay Area, a non-profit that focuses on career development for academic scientists. Dr. Blachman received her law degree in England and completed a postgraduate diploma in intellectual property law from Oxford University. She earned a Ph.D. in Pharmacology from Cambridge University and an M.Sc. in Pharmacology from the University of Cape Town, South Africa. She holds a B.Sc. degree in Biochemistry and Hebrew. Dr. Blachman is based in the San Francisco, CA office.
Rebecca L. Lucia, CFA joined 5AM in 2016 and serves as its Chief Financial Officer, Chief Operating Officer, and Partner. Ms. Lucia has 25 years of experience in venture capital, finance, and the life sciences industry. She was previously the CFO for Prospect Venture Partners, a venture capital firm investing in biotechnology and medical device companies. Ms. Lucia also served as CFO for Asset Management Ventures. She held senior finance positions at CV Therapeutics (Nasdaq: CVTX), Chiron Corporation (Nasdaq: CHIR) and Deloitte. Ms. Lucia has earned a Chartered Financial Analyst designation as well as a Canadian Chartered Accountant designation and received an M.B.A. from Kellogg School of Management. She currently serves on the Board of Directors of VCBC, a VC industry finance organization. Ms. Lucia is based in the San Francisco, CA office.
Jason Ruth, Ph.D. is a Principal at 5AM, which he joined in 2017 from the Broad Institute of MIT and Harvard, where he studied precision medicine and high throughput screening in Levi Garraway’s laboratory as a Postdoctoral Fellow. He serves or has served as an Observer on the boards of directors of Expansion Therapeutics, Inc., Entrada Therapeutics, Inc., Vor Biopharma, Inc., Homology Medicines, Inc. (Nasdaq: FIXX), and Cabaletta Bio Inc. (Nasdaq: CABA). Dr. Ruth also serves as Chief Scientific Officer and as a Scientific Advisory Board member for the Castleman Disease Collaborative Network. He received his Ph.D. in Bioengineering from the University of Pennsylvania as an HHMI-Interfaces Fellow and received a Ruth L. Kirschstein NRSA Predoctoral Fellowship. Dr. Ruth received a B.S. in Biomedical Engineering from the University of California in Irvine. His work is published in journals including Science and Lancet Hematology. Dr. Ruth is based in the Boston, MA office.
Daniella Beckman has served as a director since October 2020. Ms. Beckman has served as the chief financial officer of Tango Therapeutics since September 2019. Prior to Tango, Ms. Beckman provided consulting and interim chief financial officer services for early-stage biotechnology companies through Beckman Consulting LLC from November 2015 to September 2019. Prior to consulting, Ms. Beckman was the chief financial officer of Idenix Pharmaceuticals until its acquisition by Merck in 2014. Prior to serving as chief financial officer, Ms. Beckman served as corporate controller for Idenix. She has previously held finance positions at Coley Pharmaceuticals, Biogen Idec and PricewaterhouseCoopers. Ms. Beckman serves as Chair of Audit Committee for the boards of directors of Translate Bio (NASDAQ: TBIO) and Vor Biopharma. Ms. Beckman has a B.S. in business administration/accounting from Boston University and is a certified public accountant in Massachusetts.
Martin Mackay, Ph.D. has served as a director since October 2020. Dr. Mackay currently is co-founder and chief executive officer of Rallybio, a privately-held early-stage biotechnology company incorporated in January 2018. Previously, Dr. Mackay was Executive Vice President, Head of Research and Development at Alexion from 2013 until 2017. Prior to joining Alexion, Dr. Mackay served as President, Research and Development at AstraZeneca from 2010 to 2013, where he led the research and development (R&D) functions worldwide, including discovery research, clinical development, regulatory affairs, and key related R&D functions. From 1995 to 2010, he held various positions at Pfizer Inc., including Senior Vice President of Worldwide Development, President of Global R&D, President, Pfizer PharmaTherapeutics and was a member of the Executive Leadership Team. From 1986 to 1995, Dr. Mackay worked at Ciba-Geigy (now Novartis) in the United Kingdom and Switzerland, and held various positions in academic research prior to that time. Dr. Mackay obtained a First-Class Honours degree from Heriot-Watt University and his Ph.D. from the University of Edinburgh. His postdoctoral work was conducted at the University of Edinburgh. Dr. Mackay also serves as a board member of Charles River Laboratories (NYSE: CRL), Novo Nordisk (NYSE: NVO) and is a senior advisor to New Leaf Venture Partners.
Matthew Patterson has served as a director since October 2020. Mr. Patterson is the co-founder of Audentes Therapeutics, where he currently serves in the role of strategic advisor. Previously, he served as Audentes’ chief executive officer from inception in November 2012 until its acquisition by Astellas Pharma Inc. in January 2020. Mr. Patterson was also Audentes’ chairman of the board of directors and formerly served as President until May 2018. Previously, Mr. Patterson worked for Genzyme Corporation, BioMarin

Pharmaceutical, and Amicus Therapeutics. Prior to Audentes he was an Entrepreneur-In-Residence with OrbiMed. Mr. Patterson also currently serves as chairman of the Alliance for Regenerative Medicine, the international advocacy organization representing the gene and cell therapy and broader regenerative medicine sector, and is a member of the board of directors for Homology Medicines, Inc. (Nasdaq: FIXX). Mr. Patterson received his B.A. in Biochemistry from Bowdoin College.
The past performance of the members of our management team, 5AM or their respective affiliates is not a guarantee that we will be able to identify a suitable candidate for our initial business combination or of success with respect to any initial business combination we may consummate. You should not rely on the historical record of the performance of our management, 5AM or any of their respective affiliates’ or managed funds’ performance as indicative of our future performance.
Competitive Advantages
We believe that our management team is well-positioned within the biotechnology sector to identify potential opportunities for the reasons outlined below:
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Track Record of Success:   Members of our management team have established long-term track records as operating executives, scientists, and investment professionals in the biotechnology industry and have invested in several successful, innovative and valuable biotechnology companies. Since its inception in 2002, 5AM has delivered strong performance across its funds through investments in 85 private companies across biotechnology, drug delivery technology and other life sciences sectors, of which 18 companies been acquired and 17 companies have successfully completed their IPOs.

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Extensive Transaction Sourcing:   We believe our management team has access to high-quality deal flow, due in large part to their broad range of industry contacts, 5AM’s high profile in the biotechnology venture community and 5AM’s entrepreneurial scientific advisors. We place great emphasis on building and maintaining relationships throughout the global biotechnology industry (with executives, entrepreneurs, researchers, academics, venture capitalists, attorneys and bankers), which we believe will potentially give us access to attractive deal flow for a potential initial business combination. We expect our management team’s reputation at 5AM for having a well-defined focus and deep industry expertise will also attract referrals from industry colleagues. 5AM’s team sources, reviews and builds relationships with hundreds of early stage private investments every year. Many of these companies may not be known to late stage or public investors, and thus we believe our management team is in a strong position to identify attractive early stage investment and acquisition opportunities due to our relationship with 5AM.

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Driving Value Creation Through Hands-on Involvement:   5AM and our management team have a history of working closely with portfolio companies as “operator friendly” company builders. The in-house 5AM team assists its portfolio company management teams by providing business, scientific, financial, intellectual property, recruiting and deal-making advice and often takes a hands-on approach to help devise strategic plans and drive stockholder value. We believe that input into operating plans, strategy and portfolio company management team development has a major impact on creating and realizing stockholder value. We believe that our management team’s blend of operating and investment experience will help us identify transformational technologies and subsequently assist companies in maximizing their potential value. Further, 5AM’s and our management team’s experience in building teams and shaping strategy provides us with deep experience in pursuing early stage acquisition targets, with potentially broad platform technologies.

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Broad Experience Across Private and Public Markets:   5AM has an established track record investing out of its six early stage life sciences venture capital funds as well as its first fund targeting investments in later stage private companies, called 5AM Opportunities I. 5AM Opportunities I was raised in 2018, and as of June 30 2020, has generated strong returns, based on its portfolio of investments in five publicly traded companies and four late clinical-stage privately held companies. Over the past three years, eight 5AM portfolio companies have completed a successful IPO, leading to meaningful realized and unrealized returns, as of June 30,

2020. During their time at 5AM, current 5AM team members have served as directors on the board for 13 biotechnology companies that successfully completed IPOs.
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Deep Relationships Across the Biotechnology Ecosystem:   5AM maintains extensive relationships with senior business development and R&D leadership across the biotechnology ecosystem, which we believe provides important access to high quality deal flow, top level talent, and significant insights into industry trends. Further, we believe that these relationships are attractive for potential portfolio companies because they may provide portfolio companies access to direct communication with senior leadership throughout the industry, allowing 5AM’s portfolio companies to explore potential strategic opportunities and exits. Companies affiliated with 5AM access the firm’s network of senior leadership through regular events including 5AM’s Portfolio Day attended by heads of business development from many major pharmaceutical companies, and the rEVOLUTION Symposium attended by senior R&D leadership of several biotechnology companies. Multiple 5AM portfolio therapeutics companies have been acquired by strategic purchasers, including by Amgen, Astellas Pharma, AstraZeneca, Biotie, EntreMed, Johnson & Johnson, Mallinckrodt Pharmaceuticals, Novo Nordisk, Roche, Takeda Pharmaceutical, The Medicines Company, Vifor Pharma, and WuXi AppTec.

Acquisition Strategy
We believe that our management team is well-positioned to identify attractive acquisition opportunities as a result of our reputation, experience and track record of successful investments. Our acquisition strategy is to identify an attractive opportunity within our target industry that offers attractive risk-adjusted equity returns for our stockholders.
As an affiliate of 5AM, we expect to benefit from our access to 5AM’s infrastructure, in-house personnel, network and relationships. The 5AM team reviews hundreds of potential targets annually, with as many as 10 targets in active due diligence at a time. 5AM’s intensive due diligence efforts can range in duration from weeks to months and evaluate substantially all aspects of a potential target, including scientific, development, competitive, financial, management, deal structure and intellectual property assessments. 5AM's ability to track companies supports identification of companies that our management is familiar with, that have raised venture capital financing and that may benefit from accessing the public markets. Further, we believe that the size of our offering will support a focus on companies which fall in 5AM's “sweet spot” of investing, and will differentiate us from larger SPACs which may focus on later stage opportunities.
We believe that certain biotechnology companies will see material benefits from being publicly-traded, including greater access to capital, and more liquid securities. Based on 5AM’s and our management team’s experience as active participants in private financings and subsequent IPOs, we believe that we can provide a potential acquisition target with a fast and efficient path to going public by potentially combining a crossover financing and public offering into a single transaction, with a known investor syndicate and acquisition price negotiated upfront. Further, some SPAC merger events may include earnouts, and we believe that in some cases, the use of earnouts in SPAC merger events may positively distinguish merging with a SPAC from traditional IPOs, and may provide greater flexibility in pursuing early stage companies, while also providing assurance that investors and other equity holders in the private company can participate in the value creation through the granting of additional equity.
We have identified the following criteria to evaluate prospective target businesses, although we may decide to enter into our initial business combination with a target business that does not meet these criteria. We intend to acquire one or more companies that we believe exhibit the following qualities:
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Scientifically Differentiated:   companies that are built on cutting-edge technologies and grounded in breakthrough science, specifically companies that are based on novel treatment modalities.

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Early Stage Companies:   companies that have either (i) not established human proof-of-concept in clinical trials, but offer strong mechanistic rationale and preclinical data to support our conviction in future success and meaningful value creation, or (ii) established early clinical human proof-of-concept.
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Addressing High Unmet Needs:   companies addressing areas of significant unmet medical need that also represent meaningful commercial opportunities.

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Providing Significant Benefits to Patients:   companies developing therapies that have the potential to alter or significantly enhance the treatment paradigm for patients and physicians.

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Unique Competitive Positioning:   companies developing therapies that are well-positioned to be potential “best-in-class” or “first-in-class” therapies in their respective categories and are expected to maintain a competitive advantage in the long-term.

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Risk Diversification:   companies with novel technology platform(s) or multiple assets under development that would offer risk diversification and opportunity to realize value inflection through multiple avenues.

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Value Arbitrage:   companies with embedded or under-capitalized growth opportunities that are not widely recognized.

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Experienced Management Team:   companies led by strong management and scientific teams that provide a platform for us to further develop the target’s management capabilities.

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Benefit from Being a Public Company:   companies that would benefit from being publicly traded and can effectively utilize the broader access to capital and the public profile that are associated with being a publicly traded company.

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Experienced Investor Base:   companies that have been funded to date by experienced biotechnology investors including venture capitalists, pharmaceutical companies and other institutional investors who have also provided strategic inputs to the company.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy materials or tender offer documents, as applicable, that we would file with the SEC.
Industry Opportunity
We believe that the biotechnology industry represents a significant and growing target market with a large number of potential acquisition opportunities. We believe that our investment strategy seeks to capitalize on the macro-environmental trends within the biotechnology industry. We believe that the biotechnology industry is attractive for a number of reasons, including:
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Large and Growing End Markets:   Global prescription drug sales are expected to grow from approximately $870 billion in 2019 to over $1.4 trillion in 2026, according to EvaluatePharma® World Preview 2020 report from July 2020 by Evaluate Ltd., driven by an aging population, increased prevalence of chronic disease and improved access to healthcare.

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Medical Breakthroughs and Innovation:   There has been a significant acceleration of medical research in recent years, leading to a better understanding of the molecular origins of disease and the identification of new potential targets for therapeutic intervention. The biotechnology industry has also recently experienced an acceleration in discovery and validation of novel emerging treatment modalities such as genetic medicines and cell therapy, among others. Significant breakthroughs in medicine and science are leading to attractive investment opportunities.

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Strong Equity Market Environment:   New biotechnology companies have been created at a significant pace over recent years, with a total of more than 180 biotechnology companies completing IPOs in the United States between 2015 and 2019, more than any other industry sector. Despite the equity market volatility resulting from the COVID-19 pandemic, based on industry estimates, 2020 is on track to be a record year for biotechnology companies completing IPOs in the United States, with more than $11 billion of capital raised in 49 IPOs completed as of September 2020 on the NYSE and NASDAQ stock exchanges, according to data made available by PitchBook Data, Inc.
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Need for External Innovation at Larger Pharmaceutical Companies:   Large and mid-cap pharmaceutical companies have become avid acquirers of biotechnology companies. They not only have the resources to acquire smaller biotechnology companies, but also the need to replenish their pipelines via external innovation. This has resulted in over 1,500 mergers and acquisition transactions within the biotechnology industry since 2015, totaling more than $850 billion during this time period, according to data made available by PitchBook Data, Inc.

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Supportive Regulatory Environment:   The significant pace of innovation is also reflected in the FDA’s recent drug approval rates, which have increased from 158 drug approvals in the five-year period from 2010 to 2014, to 220 drug approvals in the five year period from 2015 to 2019, reaching an all-time high in 2018.

We believe early stage biotechnology companies will be significant creators of the future generations of medicines, and that we are well-positioned to benefit from this value creation via our investment and acquisition strategy.
Effecting a Business Combination
General
We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private shares, our shares, new debt, or a combination of these, as the consideration to be paid in our initial business combination. We may seek to consummate our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth (such as a company that is preclinical and is not yet at the stage of commercial sales and marketing), which would subject us to the numerous risks inherent in such companies and businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.
If our initial business combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination or used for redemptions of purchases of our common stock, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.
We currently do not have any specific business combination under consideration. Our officers and directors have neither individually selected nor considered a target business nor have they had any substantive discussions regarding possible target businesses among themselves or with our underwriter or other advisors. 5AM is continuously made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company and we will not consider a business combination with any company that has already been selected by 5AM as a suitable acquisition candidate for it, unless 5AM, in its sole discretion, declines such potential business combination or makes available to our company a co-investment opportunity in accordance with 5AM’s applicable existing and future policies and procedures. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to select or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to select or locate any such acquisition candidate.
Subject to the requirement that our initial business combination must satisfy the 80% of net assets test at the time of the agreement to enter into such initial business combination, we will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, this assessment may not result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.
We may seek to raise additional funds through a private offering of debt or equity securities in connection with the consummation of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would consummate such financing only simultaneously with the consummation of our business combination. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law or Nasdaq, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.
In addition, our sponsor has indicated an interest to purchase $25,000,000 of our shares of Class A common stock in a private placement that would occur concurrently with the consummation of our initial business combination. However, because indications of interest are not binding agreements or commitments to purchase, our sponsor may determine not to purchase any such shares, or to purchase fewer shares than it has indicated an interest in purchasing. Furthermore, we are not under any obligation to sell any such shares. If we sell shares of Class A common stock to our sponsor (or any other investor) in connection with our initial business combination, the equity interest of investors in this offering in the combined company may be diluted and the market prices for our securities may be adversely affected. In addition, if the per share trading price of our shares of Class A common stock is greater than the price per share paid in the private placement, the private placement will result in value dilution to you, in addition to the immediate dilution that you will experience in connection with the consummation of this offering.
Unlike many other SPAC IPOs, investors in this offering will not receive warrants that would become exercisable following completion of our initial business combination.
Sources of Target Businesses
We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity groups, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources also may introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, also may bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conferences. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the business relationships of our officers and directors. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. Although some of our officers and directors may enter into employment or consulting agreements with the acquired business following our initial business combination, the presence or absence of any such arrangements will not be used as a criterion in our selection process of an acquisition candidate.
We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with 5AM, our sponsor, founders, officers or directors. In the event we seek to complete our initial business combination with such a company, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of the foregoing, unless we have obtained (i) an opinion from an independent investment banking or accounting firm as to the fair market value of the target business and that the business combination is fair to our unaffiliated stockholders from a financial point of view, (ii) the approval by our audit committee and (iii) the approval of a majority of our disinterested and independent directors. In no event will our sponsor or any of the members of our management team be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).
Selection of a Target Business and Structuring of a Business Combination
Subject to the requirement that our initial business combination must satisfy the 80% of net assets test at the time of the agreement to enter into such initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. In any case, we will only consummate an initial business combination in which we become the majority stockholders of the target (or control the target through contractual arrangements in limited circumstances for regulatory compliance purposes as discussed below) or are otherwise not required to register as an investment company under the Investment Company Act or to the extent permitted by law we may acquire interests in a variable interest entity, in which we may have less than a majority of the voting rights in such entity, but in which we are the primary beneficiary. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination. To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth (such as a company that is preclinical and is not yet at the stage of commercial sales and marketing), we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all significant risk factors.
In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of potential or actual customers and suppliers, inspection of facilities, as well as a review of financial and other information which will be made available to us.
The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring costs and will reduce the funds we can use to complete another business combination. We will not pay any finder’s or consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with our initial business combination.
Fair Market Value of Target Business or Businesses
The target business or businesses or assets with which we effect our initial business combination must satisfy the 80% of net assets test at the time of the agreement to enter into such initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must satisfy the 80% of net assets test at the time of the agreement to enter into such initial business combination. However, we will always acquire at least a controlling interest in a target business. The fair market value of a portion of a target business or assets will likely be calculated by multiplying the fair market value of the entire business by the percentage of the target we acquire. We may seek to consummate our initial business combination with an initial target business or businesses with a collective fair market value in excess of the balance in the trust account. In order to consummate such an initial business combination, we may issue a significant amount of debt, equity or other securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt, equity or other securities. If we issue securities in order to consummate such an initial business combination, our stockholders could end up owning a minority of the combined company’s voting securities as there is no requirement that our stockholders own a certain percentage of our company (or, depending on the structure of the initial business combination, an ultimate parent company that may be formed) after our business combination. Because we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.
The fair market value of a target business or businesses or assets will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential gross margins, the values of comparable businesses, earnings and cash flow, book value, enterprise value and, where appropriate, upon the advice of appraisers or other professional consultants. Investors will be relying on the business judgment of our board of directors, which will have significant discretion in choosing the standard used to establish the fair market value of a particular target business. If our board of directors is not able to independently determine the fair market value of the target business or businesses, or we are considering an initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking or accounting firm as to the fair market value of the target business or an independent valuation or accounting firm with respect to the satisfaction of such criteria. Notwithstanding the foregoing, unless we consummate a business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we seek to acquire, that the price we are paying is fair to our stockholders.
Lack of Business Diversification
For an indefinite period of time after consummation of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may:
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subject us to negative economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

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cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team
Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’ management may not prove to be correct. The future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. Consequently, members of our management team may not become a part of the target’s management team, and the future management may not have the necessary skills, qualifications or abilities to manage a public company. Further, it is also not certain whether one or more of our directors will remain associated in some capacity with us following our initial business combination. Moreover, members of our management team may not have significant experience or knowledge relating to the operations of the particular target business. Our key personnel may not remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.
Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.
Stockholders May Not Have the Ability to Approve an Initial Business Combination
In connection with any proposed business combination, we will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to have their public shares redeemed, regardless of whether they vote for or against (or vote at all with respect to) the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable) or (2) provide our public stockholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. Notwithstanding the foregoing, our initial stockholders have agreed, pursuant to written letter agreements with us, not to exercise redemption rights with respect to any public shares held by them into their pro rata share of the aggregate amount then on deposit in the trust account. If we determine to engage in a tender offer, such tender offer will be structured so that each stockholder may tender any or all of his, her or its public shares rather than some pro rata portion of his, her or its shares. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If we so choose and we are legally permitted to do so, we have the flexibility to avoid a stockholder vote and allow our stockholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek stockholder approval, a majority of the issued and outstanding shares of common stock voted are voted in favor of the business combination.
We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares redeemed or sold to us) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public stockholders may therefore have to wait 24 months from the closing of this offering in order to be able to receive a pro rata share of the trust account.
Our initial stockholders and our officers and directors have agreed (1) to vote any shares of common stock owned by them in favor of any proposed business combination, (2) not to exercise redemption rights with respect to any shares of common stock in connection with a stockholder vote to approve a proposed initial business combination and (3) not sell any shares of common stock in any tender in connection with a proposed initial business combination. As a result, if we sought stockholder approval of a proposed transaction, we would need only 2,820,001 of our public shares (or approximately 35.25% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming that only a quorum was present at the meeting, that the over-allotment option is not exercised and that the initial stockholders do not purchase any shares of Class A common stock in this offering or in the after-market).

If we hold a meeting to approve a proposed business combination and a significant number of stockholders vote, or indicate an intention to vote, against such proposed business combination, our officers, directors, initial stockholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Notwithstanding the foregoing, our officers, directors, initial stockholders and their affiliates will not make purchases of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.
Redemption/Tender Rights
At any meeting called to approve an initial business combination, public stockholders may seek to exercise redemption rights with respect to their public shares, regardless of whether they vote for or against (or vote at all with respect to) the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid; provided that a public stockholder, individually or together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering. Notwithstanding the foregoing, our initial stockholders have agreed, pursuant to written letter agreements with us, not to exercise redemption rights with respect to any public shares or private shares held by them to receive their pro rata share of the aggregate amount then on deposit in the trust account. If we hold a meeting to approve an initial business combination, holders other than our initial stockholders will always have the ability to vote against a proposed business combination and not seek redemption of their shares.
Alternatively, if we engage in a tender offer, each public stockholder will be provided the opportunity to sell his or her public shares to us in such tender offer. The tender offer rules require us to hold the tender offer open for at least 20 business days. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether they want to sell their public shares to us in the tender offer or remain an investor in our company.
Our initial stockholders, officers and directors will not have redemption rights with respect to any shares of common stock owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket.
We may also require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the expiration date set forth in the tender offer documents mailed to such holders, or in the event we distribute proxy materials, up to two business days prior to the vote on the proposal to approve the business combination or amendment to our amended and restated certificate of incorporation (1) that would modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (2) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or to deliver their shares to the transfer agent electronically using the DWAC System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such delivery requirements. Accordingly, a stockholder would have from the time our proxy statement is mailed through the vote on the business combination to deliver his or her shares if he or she wishes to seek to exercise his or her redemption rights. Under Delaware law and our bylaws, we are required to provide at least 10 days’ advance notice of any stockholder meeting, which would be the minimum amount of time a stockholder would have to determine whether to exercise redemption rights. As a result, if we require public stockholders who wish to have their shares of Class A common stock redeemed to receive a pro rata portion of the funds in the trust account to comply with the foregoing delivery requirements, holders may not have sufficient time to receive the notice and deliver their shares for redemption. Accordingly, investors may not be able to exercise their redemption rights and may be forced to retain our securities when they otherwise would not want to. The redemption rights will include the requirement that a beneficial holder must identify itself in order to have its shares validly redeemed.

There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the holder exercising redemption rights. However, this fee would be incurred regardless of whether or not we require holders to deliver their shares prior to the vote on the business combination in order to exercise redemption rights. This is because a holder would need to deliver shares to exercise redemption rights regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders to deliver their shares prior to the vote on the proposed business combination and the proposed business combination is not consummated, this may result in an increased cost to stockholders.
Any request to redeem or tender such shares once made, may be withdrawn at any time up to the vote on the proposed business combination or expiration of the tender offer. Furthermore, if a holder of a public share delivered his or her certificate in connection with an election of their redemption or tender and subsequently decides prior to the vote on the business combination or the expiration of the tender offer not to elect to exercise such rights, he or she may simply request that the transfer agent return the certificate (physically or electronically).
If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption or tender rights would not be entitled to have their shares redeemed to receive the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders.
Liquidation of Trust Account if No Business Combination
If we do not complete a business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter (subject to our amended and restated certificate of incorporation and applicable law), redeem 100% of the outstanding public shares (including any public shares sold in this offering or any public shares that our initial stockholders or their affiliates purchased in this offering or later acquired in the open market or in private transactions), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably practicable following such redemption, subject to the approval of our remaining holders of common stock and our board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of our company, subject (in the case of (ii) and (iii) above) to our obligations to provide for claims of creditors and the requirements of applicable law.
Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any redemptions are made to stockholders, any liability of stockholders with respect to a redemption is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.
Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. It is our intention to redeem our public shares as soon as reasonably possible following the 24th month from the closing of this offering and, therefore, we do not intend to comply with the above procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.
Because we will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to seeking to complete an initial business combination, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.
We will seek to have all third parties (including any vendors, other than our independent registered public accounting firm, or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. The underwriter in this offering will execute such a waiver agreement.
As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant who cannot sign such an agreement due to regulatory restrictions, such as our auditors who are unable to sign due to independence requirements, or whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of the required services willing to provide the waiver. There is also no guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below $10.00 per public share, except as to any claims by a third party who executed a valid and enforceable agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account and except as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. Our board of directors has evaluated our sponsor’s financial net worth and believes they will be able to satisfy any indemnification obligations that may arise. However, our sponsor may not be able to satisfy its indemnification obligations, as we have not required our sponsor to retain any assets to provide for its indemnification obligations, nor have we taken any further steps to ensure that it will be able to satisfy any indemnification obligations that arise. Moreover, our sponsor will not be liable to our public stockholders and instead will only have liability to us. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $10.00 due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount then held in the trust account, inclusive of any interest not previously released to us (subject to our obligations under Delaware law to provide for claims of creditors as described below).
If we are unable to consummate an initial business combination and are forced to redeem 100% of our outstanding public shares for a portion of the funds held in the trust account, we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate the redemption of our public shares. Our initial stockholders have waived their rights to participate in any redemption with respect to their founder shares. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has agreed to pay the funds necessary to complete such liquidation and have agreed not to seek repayment of such expenses. Each holder of public shares will receive a full pro rata portion of the amount then in the trust account, plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of public stockholders.
Our public stockholders shall be entitled to receive funds from the trust account only in the event of our failure to complete our initial business combination in the required time period or if the stockholders seek to have us redeem their respective shares of Class A common stock upon a business combination which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.
If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per share redemption amount received by public stockholders may be less than $10.00.
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.
Amended and restated certificate of incorporation
Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. If we hold a stockholder vote to amend any provisions of our amended and restated certificate of incorporation (1) that would modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (2) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, we will, in each case, provide our public stockholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, in connection with any such vote. Our initial stockholders have agreed to waive any redemption rights with respect to any founder shares and any public shares they may hold in connection with any vote to amend our amended and restated certificate of incorporation. Specifically, our amended and restated certificate of incorporation provides, among other things, that:
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prior to the consummation of our initial business combination, we shall either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to have their shares of Class A common stock redeemed, regardless of whether they vote for or against (or vote at all with respect to) the proposed business combination, into a portion of the aggregate amount then on deposit in the trust account, or (2) provide our stockholders with the opportunity to sell their shares of Class A common stock to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, in each case subject to the limitations described herein;

•
we will consummate our initial business combination only if public stockholders do not exercise redemption rights in an amount that would cause our net tangible assets to be less than $5,000,001 and a majority of the outstanding shares of common stock voted are voted in favor of the business combination;
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if our initial business combination is not consummated within 24 months of the closing of this offering, then our existence will terminate and we will distribute all amounts in the trust account to all of our public holders of shares of Class A common stock;

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upon the consummation of this offering, $80,000,000, or $92,000,000 if the underwriter’s over-allotment option is exercised in full, shall be placed into the trust account;

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we may not consummate any business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction with another blank check company as our initial business combination; and

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prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination.

Competition
In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have significant experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, the requirement that we acquire a target business or businesses that satisfy the 80% of net assets test at the time of the agreement to enter into the initial business combination, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination.
Facilities
We currently maintain our executive offices at 501 Second Street, Suite 350, San Francisco, California 94107. 5AM will provide us use of such office space and administrative and support services. While 5AM will not charge us a fee for the use of such office space and services, we may reimburse 5AM for its costs associated therewith. We consider our current office space adequate for our current operations.
Employees
We currently have five officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not currently anticipate having any full time employees prior to the consummation of our initial business combination.
Periodic Reporting and Audited Financial Statements
We have registered our shares of Class A common stock under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.
We will provide stockholders with audited financial statements of the prospective target business as part of any proxy solicitation sent to stockholders to assist them in assessing the target business. In all likelihood, the financial information included in the proxy solicitation materials will need to be prepared in accordance with GAAP or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. The financial statements may also be required to be prepared in accordance with GAAP for the Form 8-K announcing the closing of an initial business combination, which would need to be filed within four business days thereafter. We cannot assure you that any particular target business selected by us as a potential acquisition candidate will have the necessary financial information. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.
We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act beginning for the fiscal year ending December 31, 2021. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of common stock held by non-affiliates does not equal or exceed $250.0 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100.0 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates did not equal or exceed $700.0 million as of the prior June 30th. To the extent we take advantage of any reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against us or any of our officers or directors in their capacity as such, and we and our officers and directors have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.
Comparison to Offerings of Blank Check Companies Subject to Rule 419
The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 assuming that the gross proceeds, underwriting discounts and commissions and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriter will not exercise its over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will be listed on a national securities exchange, we will have net tangible assets in excess of $5,000,001 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact.
	Terms of the Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$80,000,000 of the net offering proceeds and proceeds from the sale of the private shares will be deposited into a trust account in the United States at Bank of America Corporation, maintained by Continental Stock Transfer & Trust Company, acting as trustee.	Approximately $68,040,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The net offering proceeds and proceeds from the sale of the private shares held in trust will only be invested in United States government treasury bills, bonds or notes with a maturity of 185 days or less or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in United States government treasuries.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	The Nasdaq rules and our amended and restated certificate of incorporation require that our initial target business that we acquire must have a fair market value equal to at least 80% of the value of the assets held in our trust account (excluding any deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The shares of Class A common stock are expected to begin trading on or promptly after the date of this prospectus.	No trading of the shares of Class A common stock would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Election to remain an investor	We will either (1) give our stockholders the opportunity to vote on the business combination	A prospectus containing information required by the SEC would be sent to each investor.

	Terms of the Offering	Terms Under a Rule 419 Offering

or (2) provide our public stockholders with the opportunity to sell their public shares to us in a tender offer for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes. If we hold a meeting to approve a proposed business combination, we will send each stockholder a proxy statement containing information required by the SEC. Under Delaware law and our bylaws, we must provide at least 10 days advance notice of any meeting of stockholders. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether to exercise their rights to have their shares redeemed for cash at such a meeting or to remain an investor in our company. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as we would have included in a proxy statement.
The tender offer rules require us to hold the tender offer open for at least 20 business days.
Accordingly, this is the minimum amount of time we would need to provide holders to determine whether they want to sell their shares to us in the tender offer or remain an investor in our company.
Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	Pursuant to our amended and restated certificate of incorporation, if we do not complete an initial business combination within 24 months from the consummation of this	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to

	Terms of the Offering	Terms Under a Rule 419 Offering
	offering, it will trigger our automatic winding up, dissolution and liquidation.	investors.
Interest earned on the funds in the trust account	There can be released to us, from time to time, any interest earned on the funds in the trust account that we may need to pay our tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earliest of the completion of a business combination, certain amendments to our amended and restated certificate of incorporation (as described in this prospectus) and our entry into liquidation upon failure to effect a business combination within the allotted time.	All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.
Release of funds	Except for interest earned on the funds held in the trust account that may be released to us to pay our tax obligations, the proceeds held in the trust account will not be released until the earliest of the completion of a business combination (in which case, the proceeds released to us will be net of the funds used to pay redeeming or tendering stockholders, as the trustee will directly send the appropriate portion of the amount held in trust to the redeeming or tendering stockholders at the time of the business combination), certain amendments to our amended and restated certificate of incorporation (as described in this prospectus) and the liquidation of our trust account upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT
Directors and Executive Officers
Our current directors and executive officers are as follows:
Name	Age	Position
Andrew J. Schwab	49	Co-chief executive officer and director
Kush M. Parmar, M.D., Ph.D.	39	Co-chief executive officer and director
Galya D. Blachman, Ph.D., Esq.	43	General counsel and secretary
Rebecca L. Lucia, CFA	48	Chief financial officer and treasurer
Jason R. Ruth, Ph.D.	35	Chief business officer
Daniella Beckman	42	Director
Martin Mackay, Ph.D.	64	Director
Matthew Patterson	49	Director
Executive Officers
Andrew J. Schwab has served as our co-chief executive officer and as a member of our board of directors since our inception in August 2020. Mr. Schwab also is a Founder and Managing Partner of 5AM. Prior to founding 5AM in 2002, Mr. Schwab was a Principal at Bay City Capital where he was involved with companies such as Cubist Pharmaceuticals, Inc., PTC Therapeutics, Inc., Symyx Technologies, Inc. and Syrrx, Inc. Previously Mr. Schwab was Vice President of Business Development at Digital Gene Technologies, Inc. and a Vice President in the life science investment banking group of Montgomery Securities. At 5AM, he has led the firm’s investments in and served on the boards of BlueLight Therapeutics, Inc., Bird Rock Bio, Inc., Cleave Therapeutics, Inc., DVS Sciences, Inc. (which was acquired by Fluidigm Corporation), Escient Pharmaceuticals, Inc., Flexion Therapeutics, Inc. (Nasdaq: FLXN), Ikaria, Inc. (which was acquired by Mallinckrodt plc and spun-out Bellerophon Therapeutics, Inc. (Nasdaq: BLPH)), Ilypsa, Inc. (which was acquired by Amgen, Inc.), Miikana Therapeutics, Inc. (which was acquired by EntreMed, Inc.), Novome Biotechnologies, Inc., Panomics Inc. (which was acquired by Affymetrix, Inc.), Pear Therapeutics, Inc., Precision NanoSystems, Inc., Purigen Biosystems, Inc., Synosia Therapeutics Holding AG (which was acquired by Biotie Therapies Corp.), TMRW Life Sciences, Inc. and Viveve Medical, Inc. (Nasdaq: VIVE). Mr. Schwab also serves on the boards of trustees of the California Academy of Sciences, Davidson College and the National Venture Capital Association (NVCA). Mr. Schwab received a B.S. with Honors in Genetics & Ethics from Davidson College.
We believe Mr. Schwab is qualified to serve on our board due to his extensive experience in both private and public companies in the biotechnology and biopharmaceutical sectors.
Kush M. Parmar, M.D., Ph.D. has served as our co-chief executive officer and as a member of our board of directors since our inception in August 2020. Dr. Parmar is also Managing Partner at 5AM and joined in 2010 from Harvard Medical School, where he was an NIH-sponsored M.D./Ph.D. Physician Scientist Fellow in the Harvard-MIT Health Sciences and Technology Program. Dr. Parmar serves or has served as a director on the boards of Akouos, Inc. (Nasdaq: AKUS), Arvinas, Inc. (Nasdaq: ARVN), Audentes Therapeutics, Inc. (which was acquired by Astellas Pharma Inc.), Entrada Therapeutics, Inc., Homology Medicines, Inc. (Nasdaq: FIXX), Rallybio, scPharmaceuticals, Inc (Nasdaq: SCPH), Vor Biopharma, and Ensoma Inc. He previously served as Acting VP of Strategy and Corporate Development at Novira Therapeutics, Inc. (which was acquired by Johnson & Johnson) and served as board observer for Envoy Therapeutics Inc. (which was acquired by Takeda Pharmaceutical Company Limited), Achaogen, Inc. (Nasdaq: AKAO) and Pulmatrix, Inc. (Nasdaq: PULM). Dr. Parmar serves on the advisory boards of Harvard Medical School, Penn Medicine, Princeton University’s Department of Molecular Biology, and the Grace Science Foundation. He is a Fellow of the Society of Kauffman Fellows. Before joining 5AM, Dr. Parmar completed clinical clerkships at the Massachusetts General & Brigham and Women’s Hospitals. He holds an A.B. in Molecular Biology and Medieval Studies from Princeton University, a Ph.D. in Experimental Pathology from Harvard University and an M.D. from Harvard Medical School.

We believe Dr. Parmar is qualified to serve on our board due to his extensive experience in the biotechnology and biopharmaceutical companies.
Galya D. Blachman, Ph.D., Esq., has served as our general counsel and secretary since September 2020. Dr. Blachman joined 5AM in 2018 and serves as its General Counsel and Chief Compliance Officer. Dr. Blachman joined 5AM from AbbVie where she was on the Legal R&D transactions team. Prior to that, she was a Director in the legal group of Stemcentrx before it was acquired by AbbVie in 2016. Dr. Blachman began her career at Slaughter & May and also practiced intellectual property law at Simmons & Simmons. She currently serves on the board of directors of and as the General Counsel at Biotech Connection Bay Area, a non-profit that focuses on career development for academic scientists. Dr. Blachman received her law degree in England and completed a postgraduate diploma in intellectual property law from Oxford University. She earned a Ph.D. in Pharmacology from Cambridge University and an M.Sc. in Pharmacology from the University of Cape Town, South Africa. She holds a B.Sc. degree in Biochemistry and Hebrew. Dr. Blachman is based in the San Francisco, CA office.
Rebecca L. Lucia, CFA has served as our chief financial officer and treasurer since September 2020. Ms. Lucia joined 5AM in 2016 and serves as its Chief Financial Officer, Chief Operating Officer, and Partner. Ms. Lucia has 25 years of experience in venture capital, finance, and the life sciences industry. She was previously the CFO for Prospect Venture Partners, a venture capital firm investing in biotechnology and medical device companies. Ms. Lucia also served as CFO for Asset Management Ventures. She held senior finance positions at CV Therapeutics (Nasdaq: CVTX), Chiron Corporation (Nasdaq: CHIR) and at Deloitte. Ms. Lucia has earned a Chartered Financial Analyst designation as well as a Canadian Chartered Accountant designation and received an M.B.A. from Kellogg School of Management. She currently serves on the Board of Directors of VCBC, a VC industry finance organization. Ms. Lucia is based in the San Francisco, CA office.
Jason Ruth, Ph.D. has served as our chief business officer since September 2020. Dr. Ruth is also a Principal at 5AM, which he joined in 2017 from the Broad Institute of MIT and Harvard, where he studied precision medicine and high throughput screening in Levi Garraway’s laboratory as a Postdoctoral Fellow. He serves or has served as an Observer on the boards of directors of Expansion Therapeutics, Inc., Entrada Therapeutics, Inc., Vor Biopharma, Inc., Homology Medicines, Inc. (Nasdaq: FIXX), and Cabaletta Bio Inc. (Nasdaq: CABA). Dr. Ruth also serves as Chief Scientific Officer and as a Scientific Advisory Board member for the Castleman Disease Collaborative Network. He received his Ph.D. in Bioengineering from the University of Pennsylvania as an HHMI-Interfaces Fellow and received a Ruth L. Kirschstein NRSA Predoctoral Fellowship. Dr. Ruth received a B.S. in Biomedical Engineering from the University of California in Irvine. His work is published in journals including Science and Lancet Hematology. Dr. Ruth is based in the Boston, MA office.
Non-Employee Directors
Daniella Beckman has served as a director since October 2020. Ms. Beckman has served as the chief financial officer of Tango Therapeutics since September 2019. Prior to Tango, Ms. Beckman provided consulting and interim chief financial officer services for early-stage biotechnology companies through Beckman Consulting LLC from November 2015 to September 2019. Prior to consulting, Ms. Beckman was the chief financial officer of Idenix Pharmaceuticals until its acquisition by Merck in 2014. Prior to serving as chief financial officer, Ms. Beckman served as corporate controller for Idenix. She has previously held finance positions at Coley Pharmaceuticals, Biogen Idec and PricewaterhouseCoopers. Ms. Beckman serves as Chair of Audit Committee for the boards of directors of Translate Bio (NASDAQ: TBIO) and Vor Biopharma. Ms. Beckman has a B.S. in business administration/accounting from Boston University and is a certified public accountant in Massachusetts.
We believe Ms. Beckman is qualified to serve on our board due to her extensive experience in both private and public companies in the biotechnology and biopharmaceutical sectors.
Martin Mackay, Ph.D. has served as a director since October 2020. Dr. Mackay currently is co-founder and chief executive officer of Rallybio, a privately-held early-stage biotechnology company incorporated in January 2018. Previously, Dr. Mackay was Executive Vice President, Head of Research and Development at Alexion from 2013 until 2017. Prior to joining Alexion, Dr. Mackay served as President,

Research and Development at AstraZeneca from 2010 to 2013, where he led the research and development (R&D) functions worldwide, including discovery research, clinical development, regulatory affairs, and key related R&D functions. From 1995 to 2010, he held various positions at Pfizer Inc., including Senior Vice President of Worldwide Development, President of Global R&D, President, Pfizer PharmaTherapeutics and was a member of the Executive Leadership Team. From 1986 to 1995, Dr. Mackay worked at Ciba-Geigy (now Novartis) in the United Kingdom and Switzerland, and held various positions in academic research prior to that time. Dr. Mackay obtained a First-Class Honours degree from Heriot-Watt University and his Ph.D. from the University of Edinburgh. His postdoctoral work was conducted at the University of Edinburgh. Dr. Mackay also serves as a board member of Charles River Laboratories (NYSE: CRL), Novo Nordisk (NYSE: NVO) and is a senior advisor to New Leaf Venture Partners.
We believe Dr. Mackay is qualified to serve on our board due to his extensive experience in both private and public companies in the biotechnology and biopharmaceutical sectors.
Matthew Patterson has served as a director since October 2020. Mr. Patterson is the co-founder of Audentes Therapeutics, where he currently serves in the role of strategic advisor. Previously, he served as Audentes’ chief executive officer from inception in November 2012 until its acquisition by Astellas Pharma Inc. in January 2020. Mr. Patterson was also Audentes’ chairman of the board of directors and formerly served as President until May 2018. Previously, Mr. Patterson worked for Genzyme Corporation, BioMarin Pharmaceutical, and Amicus Therapeutics. Prior to Audentes he was an Entrepreneur-In-Residence with OrbiMed. Mr. Patterson also currently serves as chairman of the Alliance for Regenerative Medicine, the international advocacy organization representing the gene and cell therapy and broader regenerative medicine sector, and is a member of the board of directors for Homology Medicines, Inc. (Nasdaq: FIXX). Mr. Patterson received his B.A. in Biochemistry from Bowdoin College.
We believe Mr. Patterson is qualified to serve on our board due to his extensive experience in both private and public companies in the biotechnology and biopharmaceutical sectors.
Number and Terms of Office of Officers and Directors
Our board of directors has five members, three of whom are deemed “independent” under SEC and Nasdaq rules. Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Patterson will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Ms. Beckman and Dr. Mackay, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Mr. Schwab and Dr. Parmar, will expire at our third annual meeting of stockholders. We may not hold an annual meeting of stockholders until after we consummate our initial business combination.
Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our directors may consist of a chairman of the board, and that our officers may consist of co-chief executive officers, president, chief financial officer, executive vice president(s), vice president(s), secretary, treasurer and such other officers as may be determined by the board of directors.
Director and Executive Compensation
We have not paid any cash or equity compensation to our directors. Upon completion of this offering, we anticipate adopting a non-employee director compensation policy pursuant to which we will pay each non-employee director $50,000 annually, payable in equal monthly installments, for service on our board of directors. Our sponsor has also agreed to transfer 30,000 of its founder shares to each of Ms. Beckman, Dr. Mackay and Mr. Patterson upon the closing of this offering.
No executive officer has received any cash compensation for services rendered to us. We do not currently anticipate that compensation of any kind (including finder’s fees, consulting fees or other similar compensation) will be paid to our sponsor or either of our co-chief executive officers, for services rendered to us prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). We may in the future enter into consulting or employment agreements with additional members of our management team, pursuant to which such persons may be entitled to cash or equity compensation. We have not yet entered into any such agreement and, accordingly, the compensatory terms for any such agreement have not yet been determined (other than the terms of our non-employee director compensation policy which we plan to adopt upon completion of this offering).
Our sponsor, members of our management team and their affiliates will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.
After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.
Director Independence
Nasdaq listing standards require that within one year of the listing of our securities on The Nasdaq Capital Market we have at least three independent directors and that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Ms. Beckman, Dr. Mackay and Mr. Patterson qualify as “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.
We will only enter into a business combination if it is approved by a majority of our independent directors. Additionally, we will only enter into transactions with our officers and directors and their respective affiliates that are on terms no less favorable to us than could be obtained from independent parties. Any related-party transactions must be approved by our audit committee and a majority of our uninterested “independent directors,” or the disinterested directors who do not have an interest in the transaction. We will not enter into any such transaction unless our audit committee and a majority of our disinterested and independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.
Audit Committee
We have established an audit committee of the board of directors, which consists of Ms. Beckman, Dr. Mackay and Mr. Patterson, each of whom is an independent director. Ms. Beckman serves as the chairperson of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:
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reviewing and discussing with management and the independent registered public accounting firm the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

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discussing with management and the independent registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

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discussing with management major risk assessment and risk management policies;

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monitoring the independence of the independent registered public accounting firm;

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verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

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reviewing and approving all related-party transactions;

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inquiring and discussing with management our compliance with applicable laws and regulations;

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pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

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appointing or replacing the independent registered public accounting firm;

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determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

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approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee
The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.
In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Ms. Beckman qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.
Nominating Committee
We have established a nominating committee of the board of directors, which consists of Ms. Beckman, Dr. Mackay and Mr. Patterson, each of whom is an independent director under Nasdaq’s listing standards. Dr. Mackay serves as the chairperson of the nominating committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.
Guidelines for Selecting Director Nominees
The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:
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should have demonstrated notable or significant achievements in business, education or public service;

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should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

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should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.
Compensation Committee
We have established a compensation committee of the board of directors consisting of Ms. Beckman, Dr. Mackay and Mr. Patterson, each of whom is an independent director. Mr. Patterson serves as chairperson of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:
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reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officers’ compensation, evaluating our Chief Executive Officers’ performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officers based on such evaluation;

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reviewing and approving the compensation of all of our other officers;

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reviewing our executive compensation policies and plans;

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implementing and administering our incentive compensation equity-based remuneration plans;

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assisting management in complying with our proxy statement and annual report disclosure requirements;

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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

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producing a report on executive compensation to be included in our annual proxy statement; and

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee Charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Compensation Committee Interlocks and Insider Participation
None of our directors who will serve as members of our compensation committee will be one of our officers or employees. None of our officers will serve as a member of the compensation committee of any other entity that has one or more officers serving on our board of directors. None of our officers will serve as a member of the board of directors of any other entity that has one or more officers serving on our compensation committee.
Code of Ethics
We have adopted a code of ethics that, effective upon consummation of this offering, will apply to all of our officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business. A copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.
Conflicts of Interest
Investors should be aware of the following potential conflicts of interest:
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None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

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In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

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Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

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We may engage in our initial business combination with one or more target businesses that have relationships with entities that may be affiliated with our officers, directors or existing holders, which may raise potential conflicts of interest.

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Unless we consummate our initial business combination, our officers, directors and other insiders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account.

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Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

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The founder shares beneficially owned by our officers and directors will be released from the lock-up arrangement only if our initial business combination is successfully completed. Additionally, if we are unable to complete an initial business combination within the required time frame, our officers and directors will not be entitled to receive any amounts held in the trust account with respect to any of their founder shares or private shares. Furthermore, 5:01 Acquisition LLC has agreed that the private shares will not be sold or transferred by it until after we have completed our initial business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effect our initial business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:
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the corporation could financially undertake the opportunity;

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the opportunity is within the corporation’s line of business; and

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it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our amended and restated certificate of incorporation provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. In order to minimize potential conflicts of interest which may arise from multiple affiliations, our officers and directors (other than our independent directors) have agreed to present to us for our consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of: (1) our consummation of an initial business combination and (2) 24 months from the date of this prospectus. This agreement is, however, subject to any pre-existing fiduciary and contractual obligations such officer or director may from time to time have to another entity. Accordingly, if any of them becomes aware of a business combination opportunity which is suitable for an entity to which he or she has pre-existing fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that the pre-existing fiduciary duties or contractual obligations of our officers and directors will materially undermine our ability to complete our business combination.
The following table summarizes the current material pre-existing fiduciary or contractual obligations of our officers and directors:
Name of Individual	Name of Affiliated Company	Entity’s Business	Affiliation
Andrew J. Schwab	BirdRock Bio, Inc.	Biotechnology company	Chairman and director
	BlueLight Therapeutics, Inc.	Biotechnology company	Director
	California Academy of Sciences	Research institute and museum	Director
	Davidson College	Educational organization	Director
	Escient Pharmaceuticals, Inc.	Biotechnology company	Director
	Nido Biosciences, Inc.	Biotechnology company	Director
	Novome Biotechnologies, Inc.	Biotechnology company	Director
	National Venture Capital Association (NVCA)	Trade association	Director
	Pear Therapeutics, Inc.	Biotechnology company	Director
	Rarecyte, Inc.	Biotechnology company	Director
	Scientist.com	Scientific research e-commerce platform	Director
	TMRW Life Sciences, Inc.	Biotechnology company	Director
	5:01 Acquisition LLC	SPAC investment	Manager
	5AM Partners, LLC	Venture capital investment	Managing Member
	5AM Partners II, LLC	Venture capital investment	Managing Member
	5AM Partners III, LLC	Venture capital investment	Managing Member
	5AM Partners IV, LLC	Venture capital investment	Managing Member
	5AM Partners V, LLC	Venture capital investment	Managing Member
	5AM Partners VI, LLC	Venture capital investment	Managing Member
	5AM Opportunities I (GP), LLC	Venture capital investment	Managing Member
	5AM Venture Management, LLC	Venture capital investment	Member
Kush M. Parmar	Akouos, Inc.	Biotechnology company	Director
	Ensoma, Inc.	Management consulting company	President, chairman and director
	Entrada Therapeutics, Inc.	Biotechnology company	Director
	Homology Medicines, Inc.	Biotechnology company	Director
	Immuneel Therapeutics Private Limited	Biotechnology company	Co-founder
	RallyBio Holdings, LLC	Biotechnology company	Director

Name of Individual	Name of Affiliated Company	Entity’s Business	Affiliation
	Vor Biopharma, Inc.	Biotechnology company	Chairman and director
	5:01 Acquisition LLC	SPAC investment	Manager
	5AM Partners V, LLC	Venture capital investment	Managing Member
	5AM Partners VI, LLC	Venture capital investment	Managing Member
	5AM Opportunities I (GP), LLC	Venture capital investment	Managing Member
	5AM Venture Management, LLC	Venture capital investment	Member
Galya D. Blachman	5AM Venture Management, LLC	Venture capital investment	Officer
	Biotech Connection Bay Area	Nonprofit association	Director and officer
Rebecca L. Lucia	5AM Venture Management, LLC	Venture capital investment	Officer
	VCBC	Nonprofit association	Director
Jason R. Ruth	5AM Venture Management, LLC	Venture capital investment	Principal
	Castleman Disease Collaborative Network	Research organization	Officer
Daniella Beckman	Tango Therapeutics, Inc.	Biotechnology company	Officer
	Translate Bio Inc.	Biotechnology company	Director
	Vor Biopharma Inc.	Biotechnology company	Director
Martin Mackay	Rallybio, LLC	Biotechnology company	Officer
	Charles River Laboratories Intl. Inc.	Laboratory services company	Director
	Novo Nordisk A/S	Biotechnology company	Director
Matthew Patterson	Alliance for Regenerative Medicine	Advocacy organization	Director
	Homology Medicines, Inc.	Biotechnology company	Director
We have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor. Further, our insiders, including our officers and directors, have agreed to vote any shares of common stock held by them in favor of our initial business combination. In addition, they have agreed to waive their respective rights to receive any amounts held in the trust account with respect to their founder shares if we are unable to complete our initial business combination within the required time frame. If they purchase shares of Class A common stock in this offering or in the open market, however, they would be entitled to receive their pro rata share of the amounts held in the trust account with respect to these shares if we are unable to complete our initial business combination within the required time frame, but have agreed not to exercise redemption rights with respect to such shares in connection with the consummation of our initial business combination.
All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our disinterested and independent directors, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested and independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.
To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with 5AM, our sponsor, founders, officers or directors, unless we have obtained (i) an opinion from an independent investment banking or accounting firm as to the fair market value of the target business and that the business combination is fair to our unaffiliated stockholders from a financial point of view, (ii) the approval by our audit committee and (iii) the approval of a majority of our disinterested and independent directors. We do not currently anticipate that our sponsor or our co-chief executive officers will be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). We may in the future adopt a non-employee director compensation policy or enter into consulting or employment agreements with additional members of our management team, pursuant to which such persons may be entitled to cash or equity compensation. We have not yet entered into any such agreement and, accordingly, the compensatory terms for any such agreement have not yet been determined (other than the terms of our non-employee director compensation policy which we plan to adopt upon completion of this offering and which are described in more detail under “Management — Director and Executive Compensation”).
Our office space and administrative and support services will be provided to us by 5AM. While 5AM will not charge us a fee for the use of such office space and services, we may reimburse 5AM for its costs associated therewith.
Limitation on Liability and Indemnification of Directors and Officers
Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors. Notwithstanding the foregoing, as set forth in our amended and restated certificate of incorporation, such indemnification will not extend to any claims our insiders may make to us to cover any loss that they may sustain as a result of their agreement to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us as described elsewhere in this prospectus. We will enter into indemnity agreements with each of our officers and directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our shares of common stock as of the date of this prospectus and as adjusted to reflect the sale of our shares of Class A common stock offered by this prospectus (assuming none of the individuals listed purchase shares of Class A common stock in this offering), by:
•
each person known by us to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock;

•
each of our officers and directors; and

•
all of our officers and directors as a group.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o 5:01 Acquisition Corp., 501 Second Street, Suite 350, San Francisco, California 94107.
	Beneficial Ownership Before the Offering					Beneficial Ownership After the Offering
	Class A Common Stock		Class B Common Stock		% of Total Voting Power Before the Offering†	Class A Common Stock		Class B Common Stock		% of Total Voting Power After the Offering†
Name of Beneficial Owner	Shares	%	Shares	%		Shares	%	Shares	%
5% Stockholder:
5:01 Acquisition LLC(1)(2)	—	—	2,300,000	100.0%	100.0%	360,000	4.3%	1,910,000	95.5%	21.9%
Directors and Executive Officers:
Andrew J. Schwab(1)(2)	—	—	2,300,000	100.0%	100.0%	360,000	4.3%	1,910,000	95.5%	21.9%
Kush M. Parmar(1)(2)	—	—	2,300,000	100.0%	100.0%	360,000	4.3%	1,910,000	95.5%	21.9%
Galya D. Blachman	—	—	—	—	—	—	—	—	—	—
Rebecca L. Lucia	—	—	—	—	—	—	—	—	—	—
Jason R. Ruth	—	—	—	—	—	—	—	—	—	—
Daniella Beckman(2)	—	—	—	—	—	—	—	30,000	1.5%	*
Martin Mackay(2)	—	—	—	—	—	—	—	30,000	1.5%	*
Matthew Patterson(2)	—	—	—	—	—	—	—	30,000	1.5%	*
All directors and executive officers as a group (eight individuals)(1)(2)	—	—	2,300,000	100.0%	100.0%	360,000	4.3%	2,000,000	100.0%	22.8%

†
Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to one vote per share, and the holders of our Class A common stock are entitled to one vote per share.

*
Represents less than one percent

(1)
Beneficial ownership shown after the offering (i) consists of 1,910,000 founder shares held by our sponsor and 360,000 private shares to be purchased by our sponsor in connection with this offering; and (ii) assumes no exercise of the underwriter’s over-allotment option and our sponsor’s corresponding forfeiture of 300,000 founder shares. If the underwriter was to exercise its over-allotment option in full, then our sponsor would own, after this offering, 2,210,000 founder shares and 384,000 private shares, representing 96.1% of the voting power of the Class B common stock, approximately 4.0% of the voting power of the Class A common stock and approximately 21.8% of our total voting power. Mr. Schwab and Dr. Parmar are the managers of our sponsor. 5AM Partners VI, LLC is the general partner of 5AM Ventures VI, L.P., the sole member of our sponsor, and may be deemed to have sole investment and voting power over the shares held by our sponsor. Mr. Schwab and Dr. Parmar may be deemed to share voting and dispositive power over the shares held by our sponsor.

(2)
Our sponsor has agreed to transfer 30,000 founder shares to each of our non-employee directors upon the closing of this offering. Following the transfer of these founder shares, our sponsor and each non-employee director would own 95.5% and 1.5%, respectively, of our Class B common stock and 21.9% and less than 1.0%, respectively, of our total voting power following this offering, assuming no exercise of the underwriter’s over-allotment option and our sponsor’s corresponding forfeiture of 300,000 founder shares by our sponsor. If the underwriter was to exercise its over-allotment option in full, then our sponsor would not forfeit any founder shares, and our sponsor and each non-employee director would own 96.1% and 1.3%, respectively, of our Class B common stock and 21.8% and less than 1.0%, respectively, of our total voting power following this offering.
Immediately after this offering, our initial stockholders will beneficially own 22.8% of the then issued and outstanding shares of common stock (assuming none of them purchase any shares of Class A common stock offered by this prospectus). Because of the ownership block held by our initial stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.
If the underwriter does not exercise all or a portion of the over-allotment option, our initial stockholders will have up to an aggregate 300,000 shares of Class B common stock subject to forfeiture. Only a number of shares necessary to maintain our initial stockholders’ collective 20% ownership interest in our shares of common stock after giving effect to the offering and the exercise, if any, of the underwriter’s over-allotment option, but without giving effect to the issuance of the private shares, will be forfeited.
Except as described herein, pursuant to a letter agreement with us, our sponsor and our directors and executive officers have agreed, subject to specified exceptions, not to transfer, assign or sell any of their founder shares or private shares until the earliest of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the foregoing, if the closing price of our public shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination the founder shares and private shares will be released from the lock-up.
During the lock-up period, the holders of these shares will not be able to sell or transfer their securities except (1) to any persons (including their affiliates and stockholders) participating in the private placement of the private shares, to such holder’s affiliates or to the officers, directors, stockholders, employees and members of our sponsor and its affiliates, (2) amongst initial stockholders or to our officers, directors and employees, (3) if a holder is an entity, as a distribution to its partners, stockholders, or members upon its liquidation, (4) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is a holder or a member of a holder’s immediate family, for estate planning purposes, (5) by virtue of the laws of descent and distribution upon death, (6) pursuant to a qualified domestic relations order, (7) by certain pledges to secure obligations incurred in connection with purchases of our securities, (8) by private sales at prices no greater than the price at which the shares were originally purchased or (9) for the cancellation of up to 300,000 shares of common stock subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full or in part or in connection with the consummation of our initial business combination or liquidation, in each case (except for clause 9 or with our prior consent) where the transferee agrees to the terms of the lock-up arrangement and the insider letter. Other than these restrictions on transfer, these holders will retain their other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be subject to the terms of the lock-up arrangement. These holders may also enter into a 10b5-1 trading plan during the lock-up period, provided that such plan does not permit any direct or indirect sale of any shares during the lock-up period.
5:01 Acquisition LLC, an entity affiliated with all of our directors, has committed to purchase from us an aggregate of 360,000 private shares (or 384,000 private shares if the underwriter’s over-allotment option is exercised in full) at $10.00 per share for a total purchase price of $3,600,000 (or $3,840,000 if the underwriter’s over-allotment option is exercised in full). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Of the gross proceeds we will receive from the sale of the private shares, $2,600,000 will be used for estimated offering expenses (or $2,840,000 if the underwriter’s over-allotment option is exercised in full) and $1,000,000 will be used for working capital. If we do not complete our initial business combination within 24 months from the closing of this offering, the proceeds from the sale of the private shares will be included in the liquidating distribution to the holders of our public shares.
In order to meet our working capital needs following the consummation of this offering, our initial stockholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The promissory notes would be paid upon consummation of our initial business combination, without interest. The terms of each promissory note may also provide that a portion of the principal amount of such loan may be repaid by conversion into shares of our Class A common stock upon completion of our initial business combination. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.
5:01 Acquisition LLC is our “promoter,” as that term is defined under the federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Below we describe transactions since our formation in August 2020 to which we were a party or will be a party, in which:
•
the amounts involved exceeded or will exceed the lesser of (i) $120,000, or (ii) one percent of the average of our total assets at year end for the last two completed fiscal years; and

•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

5:01 Acquisition LLC, our sponsor, is an entity affiliated with all of our directors, and is our “promoter,” as that term is defined under the federal securities laws. Our sponsor owns 100% of our outstanding voting securities. Our directors, Mr. Schwab and Dr. Parmar, are the managers of our sponsor. 5AM Partners VI, LLC is the general partner of 5AM Ventures VI, L.P., the sole member of our sponsor, and may be deemed to have sole voting power over the shares held by our sponsor.
Issuance of Founder Shares
On September 2, 2020, our sponsor purchased 2,300,000 shares of our initial common stock, which, upon filing of our amended and restated certificate of incorporation, were reclassified into 2,300,000 shares of our Class B common stock, for an aggregate purchase price of $20,000. The founder shares include an aggregate of up to 300,000 shares that are subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full or in part.
If the underwriter does not exercise all or a portion of its over-allotment option, our initial stockholders have agreed that up to an aggregate of 300,000 shares of common stock in proportion to the portion of the over-allotment option that was not exercised are subject to forfeiture and would be immediately cancelled.
Our sponsor has also agreed to transfer 30,000 of its founder shares to each of our non-employee directors upon the closing of this offering. These founder shares will not be subject to forfeiture if the underwriter's over-allotment option is not exercised in full or in part.
Private Placement
Our sponsor has committed to purchase from us an aggregate of 360,000 private shares (or 384,000 private shares if the underwriter’s over-allotment option is exercised in full) at $10.00 per share for a total purchase price of $3,600,000 (or $3,840,000 if the underwriter’s over-allotment option is exercised in full). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Of the gross proceeds we will receive from the sale of the private shares, $2,600,000 will be used for estimated offering expenses (or $2,840,000 if the underwriter’s over-allotment option is exercised in full) and $1,000,000 will be used for working capital. If we do not complete our initial business combination within 24 months from the closing of this offering, the proceeds from the sale of the private shares will be included in the liquidating distribution to the holders of our public shares.
Related Party Loans
On September 3, 2020, our sponsor agreed to provide us financial support sufficient to satisfy our working capital needs until the earlier of the consummation of this offering or one year from the issuance of our financial statements included in this prospectus. As of the date of this prospectus, we have issued to our sponsor a promissory note in the principal amount of $300,000 in connection with this commitment letter. This promissory note does not bear interest and is payable upon the earlier of one year from the date of issuance or upon consummation of this offering.
Working Capital Loans
In order to meet our working capital needs following the consummation of this offering, our initial stockholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The promissory notes would be paid upon consummation of our initial business combination, without interest. The terms of each promissory note may also provide that a portion of the principal amount of such loan may be repaid by conversion into shares of our Class A common stock upon completion of our initial business combination. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.
Registration and Stockholders Rights
The holders of our founder shares issued and outstanding on the date of this prospectus, as well as the holders of the private shares, will be entitled to registration and stockholder rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of these securities are entitled to make up to three demands that we register such securities, subject to specified conditions. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. However, the registration and stockholder rights agreement will provide that we will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period as described under “Securities Eligible for Future Sale—Lock-up Arrangement.”
Indication of Interest
Our sponsor has indicated an interest to purchase $25,000,000 of our shares of Class A common stock in a private placement that would occur concurrently with the consummation of our initial business combination. However, because indications of interest are not binding agreements or commitments to purchase, our sponsor may determine not to purchase any such shares, or to purchase fewer shares than it has indicated an interest in purchasing. Furthermore, we are not under any obligation to sell any such shares. If we sell shares of Class A common stock to our sponsor (or any other investor) in connection with our initial business combination, the equity interest of investors in this offering in the combined company may be diluted and the market prices for our securities may be adversely affected. In addition, if the per share trading price of our shares of Class A common stock is greater than the price per share paid in the private placement, the private placement will result in value dilution to you, in addition to the immediate dilution that you will experience in connection with the consummation of this offering.
Cost Reimbursement
We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to any initial stockholder or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.
We do not currently anticipate that compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our sponsor or either of our co-chief executive officers, for services rendered to us prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). We may in the future adopt a non-employee director compensation policy or enter into consulting or employment agreements with additional members of our management team, pursuant to which such persons may be entitled to cash or equity compensation. We have not yet entered into any such agreement and, accordingly, the compensatory terms for any such agreement have not yet been determined (other than the terms of our non-employee director compensation policy which we plan to adopt upon completion of this offering and which are described in more detail under “Management — Director and Executive Compensation”).

5AM will provide us use of office space and administrative and support services. While 5AM will not charge us a fee for the use of such office space and services, we may reimburse 5AM for its costs associated therewith.
Limitation on Liability and Indemnification of Directors and Officers
Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors. Notwithstanding the foregoing, as set forth in our amended and restated certificate of incorporation, such indemnification will not extend to any claims our insiders may make to us to cover any loss that they may sustain as a result of their agreement to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us as described elsewhere in this prospectus. We will enter into indemnity agreements with each of our officers and directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.
Policy for Approval of Related Party Transactions
Our Code of Ethics, which will be effective upon consummation of this offering, will require us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed the lesser of (i) $120,000, or (ii) one percent of the average of our total assets at year end for the last two completed fiscal years in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.
Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our disinterested and independent directors, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested and independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, we require each of our directors and officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with 5AM, our sponsor, founders, officers or directors, unless we have obtained (i) an opinion from an independent investment banking or accounting firm as to the fair market value of the target business and that the business combination is fair to our unaffiliated stockholders from a financial point of view, (ii) the approval by our audit committee and (iii) the approval of a majority of our disinterested and independent directors. In no event will our sponsor or any of the members of our management team be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).

DESCRIPTION OF SECURITIES
General
Pursuant to our amended and restated certificate of incorporation, our authorized capital stock consists of 200,000,000 shares of Class A common stock, par value $0.0001, 10,000,000 shares of Class B common stock, par value $0.0001, 10,000,000 shares of preferred stock, par value $0.0001. As of the date of this prospectus, 2,300,000 shares of Class B common stock are issued and outstanding, all of which are held by our sponsor. No shares of Class A common stock or shares of preferred stock are issued or outstanding as of the date of this prospectus.
Common Stock
Upon the closing of this offering, 10,360,000 shares of our common stock will be outstanding (assuming no exercise of the underwriter’s over-allotment option and the corresponding forfeiture of 300,000 founder shares held by our sponsor), consisting of:
•
8,000,000 shares of our Class A common stock being offered in this offering;

•
360,000 shares of Class A common stock being offered in a private placement that will close simultaneously with the closing of this offering; and

•
2,000,000 shares of Class B common stock held by our sponsor and certain of our directors.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. With respect to any matter submitted to a vote of our stockholders, including any vote in connection with our initial business combination, except as required by law or the applicable rules of Nasdaq then in effect, holders of our shares of Class A common stock and shares of Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders. Unless specified in our amended and restated certificate of incorporation or bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of Class A common stock, on an as converted basis, entitled to vote on any matters that are voted on such matter is required to approve any such matter. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.
In connection with any vote held to approve our initial business combination, our sponsor, officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering, including the founder shares and any shares acquired in this offering or following this offering in the open market, in favor of the proposed business combination.
We will consummate our initial business combination only if public stockholders do not exercise redemption rights in an amount that would cause our net tangible assets to be less than $5,000,001 and a majority of the outstanding shares of common stock voted are voted in favor of the business combination.
Pursuant to our amended and restated certificate of incorporation, if we do not consummate our initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter (subject to our amended and restated certificate of incorporation and applicable law), redeem 100% of the outstanding public shares (including any public shares sold in this offering or any public shares that our initial stockholders or their affiliates purchased in this offering or later acquired in the open market or in private transactions), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably practicable following such redemption, subject to the approval of our remaining holders of common stock and our board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of our company, subject (in the case of (ii) and (iii) above) to our obligations to provide for claims of creditors and the requirements of applicable law.
Our stockholders have no preemptive or other subscription rights and there are no sinking fund applicable to the shares of common stock or redemption provisions, except that: (i) public stockholders have the right to sell their shares to us in any tender offer or have their shares of common stock redeemed for cash equal to their pro rata share of the trust account if they vote on the proposed business combination and the business combination is completed; and (ii) if we hold a stockholder vote to amend any provisions of our amended and restated certificate of incorporation (1) that would modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (2) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, we will, in each case, provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, in connection with any such vote. In either of such events, stockholders who exercise redemption rights would be paid their pro rata portion of the trust account promptly following consummation of the business combination or the approval of the amendment to the amended and restated certificate of incorporation; provided that, in connection with the consummation of the business combination, a public stockholder, individually or together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering. If the business combination is not consummated or the amendment is not approved, stockholders will not be paid such amounts.
Under Delaware law, we may be required to give a minimum of only 10 days’ notice for each general meeting. As a result, if we require public stockholders who wish to have their shares of Class A common stock redeemed to receive a pro rata portion of the funds in the trust account to comply with the foregoing delivery requirements, holders may not have sufficient time to receive the notice and deliver their shares for redemption. Accordingly, investors may not be able to exercise their redemption rights and may be forced to retain our securities when they otherwise would not want to.
If we require public stockholders who wish to have their shares of Class A common stock redeemed to comply with specific delivery requirements for redemption described above and such proposed business combination is not consummated, we will promptly return such certificates to the redeeming public stockholders.
In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.
Founder Shares and Private Shares
The founder shares are identical to the shares of Class A common stock being sold in this offering, and holders of the founder shares and private shares have the same stockholder rights as public stockholders, except that (i) the founder shares and private shares are subject to certain transfer restrictions contained in a letter agreement that our initial stockholders, directors and officers have entered into with us, as described in more detail below, (ii) pursuant to such letter agreement, holders of the founder shares and private shares have agreed (A) to waive their redemption rights with respect to any founder shares, and private shares and any public shares held by them in connection with the completion of our business combination, (B) to waive their rights to liquidating distributions from the trust account with respect to any founder shares or private shares held by them if we fail to complete our business combination within 24 months from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our business combination within such time period, (C) not to propose any amendment to our amended and restated certificate of incorporation (1) that would modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (2) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless, in each case, we provide our public stockholders with the opportunity to redeem their shares, (iii) the founder shares are shares of our Class B common stock that will automatically convert into shares of our Class A common stock at the time of our initial business combination, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein and (iv) are subject to registration rights. If we submit our business combination to our public stockholders for a vote, holders of the founder shares and private shares have agreed to vote any founder shares and private shares held by them and any public shares purchased during or after this offering in favor of our initial business combination.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions), and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the business combination, including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless holders of such shares agree to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of this offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the business combination (after giving effect to any redemptions of shares of Class A common stock by public stockholders) (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the business combination and the private shares).
The term “equity-linked securities” refers to any debt or equity securities that are, directly or indirectly, convertible, exercisable or exchangeable for our Class A common stock.
Except as described herein, pursuant to a letter agreement with us, our sponsor and our directors and executive officers have agreed, subject to specified exceptions, not to transfer, assign or sell any of their founder shares or private shares until the earliest of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the foregoing, if the closing price of our public shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination the founder shares and private shares will be released from the lock-up.
During the lock-up period, the holders of these shares will not be able to sell or transfer their securities except (1) to any persons (including their affiliates and stockholders) participating in the private placement of the private shares, to such holder’s affiliates or to the officers, directors, stockholders, employees and members of our sponsor and its affiliates, (2) amongst initial stockholders or to our officers, directors and employees, (3) if a holder is an entity, as a distribution to its partners, stockholders, or members upon its liquidation, (4) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is a holder or a member of a holder’s immediate family, for estate planning purposes, (5) by virtue of the laws of descent and distribution upon death, (6) pursuant to a qualified domestic relations order, (7) by certain pledges to secure obligations incurred in connection with purchases of our securities, (8) by private sales at prices no greater than the price at which the shares were originally purchased or (9) for the cancellation of up to 300,000 shares of common stock subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full or in part or in connection with the consummation of our initial business combination or liquidation, in each case (except for clause 9 or with our prior consent) where the transferee agrees to the terms of the lock-up arrangement and the insider letter. Other than these restrictions on transfer, these holders will retain their other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be subject to the terms of the lock-up arrangement. These holders may also enter into a 10b5-1 trading plan during the lock-up period, provided that such plan does not permit any direct or indirect sale of any shares during the lock-up period.
Preferred Stock
There are no shares of preferred stock outstanding. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we reserve the right to do so in the future.
Dividends
We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.
Our Transfer Agent
The transfer agent for our shares of common stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, New York 10004. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.
Exchange Listing
Our Class A common stock has been approved for listing on Nasdaq under the symbol “FVAM.”
Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and Bylaws
We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
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a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

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an affiliate of an interested stockholder; or

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an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:
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our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations. This provision may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Special meeting of stockholders
Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman.
Advance notice requirements for stockholder proposals and director nominations
Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Authorized but unissued shares
Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Registration and Stockholders Rights
The holders of our founder shares issued and outstanding on the date of this prospectus, as well as the holders of the private shares, will be entitled to registration and stockholder rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of these securities are entitled to make up to three demands that we register such securities, subject to specified conditions. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. However, the registration and stockholder rights agreement will provide that we will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period as described under “Securities Eligible for Future Sale—Lock-up Arrangement.”
Exclusive forum for certain lawsuits
Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (1) any derivative claim or cause of action brought on our behalf; (2) any claim or cause of action for breach of a fiduciary duty owed by any of our current or former directors, officers or other employees, to us or our stockholders; (3) any claim or cause of action against us or any of our current or former directors, officers or other employees, arising out of or pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our bylaws (as each may be amended from time to time); (4) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or our bylaws (as each may be amended from time to time, including any right, obligation, or remedy thereunder); (5) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (6) any claim or cause of action against us or any of our current or former directors, officers or other employees, governed by the internal-affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity holding, owning or otherwise acquiring any interest in any our securities shall be deemed to have notice of and consented to the exclusive forum provisions of our amended and restated certificate of incorporation.
In addition, our amended and restated certificate of incorporation provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

SECURITIES ELIGIBLE FOR FUTURE SALE
Immediately after this offering, (assuming no conversion of our founder shares) we will have (i) 8,360,000 shares of Class A common stock issued and outstanding, or 9,584,000 shares of Class A common stock if the underwriter’s over-allotment option is exercised in full, and (ii) 2,000,000 shares of Class B common stock issued and outstanding, or 2,300,000 shares of Class B common stock if the underwriter’s over-allotment option is exercised in full. Of these shares, the 8,000,000 shares of Class A common stock sold in this offering, or 9,200,000 shares if the underwriter’s over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act, or Rule 144. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares will not be transferable except in limited circumstances described elsewhere in this prospectus.
Rule 144
A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:
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1% of the number of shares of common stock then issued and outstanding, which will equal 103,600 shares immediately after this offering (or 118,840 shares if the underwriter’s over-allotment option is exercised in full); and

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The average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our initial stockholders will be able to sell their founder shares freely without registration one year after we have completed our initial business combination assuming they are not an affiliate of ours at that time.

Registration and Stockholders Rights
The holders of our founder shares issued and outstanding on the date of this prospectus, as well as the holders of the private shares, will be entitled to registration and stockholder rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of these securities are entitled to make up to three demands that we register such securities, subject to specified conditions. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. However, the registration and stockholder rights agreement will provide that we will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period as described below under “—Lock-up Arrangement.”
Lock-up Arrangement
Except as described herein, pursuant to a letter agreement with us, our sponsor and our directors and executive officers have agreed, subject to specified exceptions, not to transfer, assign or sell any of their founder shares or private shares until the earliest of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the foregoing, if the closing price of our public shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination the founder shares and private shares will be released from the lock-up.
During the lock-up period, the holders of these shares will not be able to sell or transfer their securities except (1) to any persons (including their affiliates and stockholders) participating in the private placement of the private shares, to such holder’s affiliates or to the officers, directors, stockholders, employees and members of our sponsor and its affiliates, (2) amongst initial stockholders or to our officers, directors and employees, (3) if a holder is an entity, as a distribution to its partners, stockholders, or members upon its liquidation, (4) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is a holder or a member of a holder’s immediate family, for estate planning purposes, (5) by virtue of the laws of descent and distribution upon death, (6) pursuant to a qualified domestic relations order, (7) by certain pledges to secure obligations incurred in connection with purchases of our securities, (8) by private sales at prices no greater than the price at which the shares were originally purchased or (9) for the cancellation of up to 300,000 shares of common stock subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full or in part or in connection with the consummation of our initial business combination or liquidation, in each case (except for clause 9 or with our prior consent) where the transferee agrees to the terms of the lock-up arrangement and the insider letter. Other than these restrictions on transfer, these holders will retain their other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be subject to the terms of the lock-up arrangement. These holders may also enter into a 10b5-1 trading plan during the lock-up period, provided that such plan does not permit any direct or indirect sale of any shares during the lock-up period.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares of common stock. This discussion applies only to shares of our common stock that are held as capital assets for U.S. federal income tax purposes (generally, property held for investment) and is applicable only to holders who purchased shares of our common stock in this offering.
This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare contribution tax on certain net investment income, the application of Section 451(b) of the Internal Revenue Code of 1986, as amended, or the Code, which may require the timing of income accruals of certain persons to conform to their financial statements, and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:
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financial institutions or financial services entities;

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broker-dealers;

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governments or agencies or instrumentalities thereof;

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regulated investment companies;

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real estate investment trusts;

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certain former U.S. citizens or long-term residents;

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persons that actually or constructively own five percent or more of our voting shares;

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insurance companies;

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dealers or traders subject to a mark-to-market method of accounting with respect to our shares of common stock;

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persons holding our shares of common stock as part of a “straddle,” hedge, integrated transaction or similar risk reduction transaction;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

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tax-exempt entities.

If you are a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners, members or other beneficial owners will generally depend on the status of such partners, members or beneficial owners and your activities. If you are a partner, member or other beneficial owner of a partnership holding our shares of common stock, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our shares of common stock.
This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and will not seek, a ruling from the Internal Revenue Service, or the IRS, as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of

U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
Personal Holding Company Status
We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).
At least 60% of our adjusted ordinary gross income may consist of PHC income, depending on the date and size of our initial business combination. In addition, depending on the concentration of our stock in the hands of individuals, including, under applicable attribution rules, the indirect owners of our sponsor and certain tax-exempt organizations, pension funds and charitable trusts, more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not be a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of common stock who or that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia; or

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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions.   If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.
Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the common stock described in this prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then a corporate U.S. holder may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.   Upon a sale or other taxable disposition of our common stock which, in general, would include a redemption of common stock that is treated as a sale of such shares of common stock as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the common stock described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the common stock is suspended, then non-corporate U.S. holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost less any prior distributions treated as a return of capital.
Redemption of Common Stock.   In the event that a U.S. holder’s common stock is redeemed pursuant to the redemption provisions described in this prospectus under the section of this prospectus entitled “Description of Securities—Common Stock” or if we purchase a U.S. holder’s common stock in an open market transaction, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the common stock under Section 302 of the Code. If the redemption qualifies as a sale of common stock, the U.S. holder will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” above. If the redemption does not qualify as a sale of common stock, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described above under “U.S. Holders—Taxation of Distributions”. Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of owning warrants) relative to all of our shares outstanding both before and after the redemption. The redemption of common stock generally will be treated as a sale of the common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other shares of our stock. The redemption of the common stock will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption.
If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders—Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, possibly in other stock constructively owned by it.
Information Reporting and Backup Withholding.   In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of common stock unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our common stock who or that is for U.S. federal income tax purposes:
•
a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

•
a foreign corporation or

•
an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our shares of common stock.
Taxation of Distributions.   In general, any distributions we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock”

below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.   A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock, which would include a dissolution and liquidation in the event we do not complete an initial business combination within 18 months from the closing of this offering, unless:
•
the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).
If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition from such Non-U.S. holder. We cannot determine whether we will be a U.S. real property holding corporation in the future until we complete an initial business combination. We will be classified as a U.S. real property holding corporation if the fair market value of our “U.S. real property interests” equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.
Redemption of Common Stock.   The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder’s common stock pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities—Common Stock” generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s common stock, as described under “U.S. Holders—Redemption of Common Stock” above, and the consequences of the redemption to the Non-U.S. holder will be as described above under “Non-U.S. holders—Taxation of Distributions” and “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock,” as applicable.
Information Reporting and Backup Withholding.   Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of common stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Withholding Taxes.   Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder, commonly referred as the Foreign Account Tax Compliance Act or FATCA, generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of our shares of common stock which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our shares of common stock are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our shares of common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. All prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our shares of common stock.
FATCA withholding was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued.

UNDERWRITING
BofA Securities, Inc. is acting as the underwriter for this offering. Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, the number of shares of Class A common stock set forth opposite its name below.
Underwriter	Number of Shares
BofA Securities, Inc.	8,000,000
Total	8,000,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares of Class A common stock sold under the underwriting agreement if any of these shares of Class A common stock are purchased.
We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.
The underwriter is offering the shares of Class A common stock, subject to prior sale, when, as and if issued to and accepted by the underwriter, subject to approval of legal matters by its counsel, including the validity of the shares of Class A common stock, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The underwriter has advised us that it proposes initially to offer the shares of Class A common stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $0.12 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
The following table shows the public offering price, underwriting discounts and commission and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriter of its option to purchase additional shares of Class A common stock.
	Per Class A Common Stock Share	Without Option	With Option
Public offering price	$10.00	$80,000,000	$92,000,000
Underwriting discounts and commission	$.55(1)	$4,400,000(1)	$5,060,000(1)
Proceeds, before expenses, to us	$9.45	$75,600,000	$86,940,000

(1)
Includes $2,800,000, or $0.35 per share of Class A common stock, equal to 3.5% of the gross proceeds of this offering (or $3,220,000 if the underwriter’s over-allotment option is exercised in full) payable to the underwriter as deferred underwriting commissions from the funds to be placed in the trust account described below. Such funds will be released to the underwriter only upon consummation of an initial business combination, as described in this prospectus. If the business combination is not consummated, such deferred discount will be forfeited by the underwriter. The underwriter will not be entitled to any interest accrued on the deferred underwriting commission.

The expenses of the offering, not including the underwriting discounts and commission, are estimated at $1,000,000 and are payable by us. We have agreed to pay for the FINRA-related fees and expenses of the underwriter’s legal counsel, not to exceed $25,000.
Option to Purchase Additional Shares of Class A Common Stock
We have granted an option to the underwriter, exercisable for 45 days after the date of this prospectus, to purchase up to 1,200,000 additional shares of Class A common stock at the public offering price, less the underwriting discounts and commissions. If the underwriter exercises this option, it will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of Class A common stock proportionate to that underwriter’s initial amount reflected in the above table.
No Sales of Similar Securities
We, our executive officers and directors and our other existing security holders have agreed not to sell or transfer any shares of common stock (including, but not limited to, founder shares and private shares) or securities convertible into, exchangeable for, exercisable for, or repayable with shares of common stock, for 180 days after the date of this prospectus without first obtaining the written consent of BofA Securities, Inc. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly
•
offer, pledge, sell or contract to sell any such shares,

•
sell any option or contract to purchase any such shares,

•
purchase any option or contract to sell any such shares,

•
grant any option, right or warrant for the sale of any such shares,

•
lend or otherwise dispose of or transfer any such shares,

•
enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any such shares whether any such swap or transaction is to be settled by delivery of such shares or other securities, in cash or otherwise, or

•
publicly announce any intention to effect any of the foregoing transactions.

provided, however, that we may (1) issue and sell the private shares, (2) issue and sell the additional shares of Class A common stock to cover the underwriter’s option to purchase additional shares of Class A common stock (if any); (3) register with the SEC pursuant to the registration and stockholder rights agreement, to be entered into concurrently with the issuance and sale of the securities in this offering; and (4) issue securities in connection with our initial business combination. However, the foregoing shall not apply to the forfeiture of any founder shares pursuant to their terms or any transfer of founder shares to any current or future independent director of the company (as long as such current or future independent director transferee is subject to the terms of the letter agreement, filed herewith, or executes an agreement substantially identical to the letter agreement, as applicable to directors and officers at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer). In addition, holders subject to this lock-up may also enter into a 10b5-1 trading plan during the lock-up period, provided that such plan does not permit any direct or indirect sale of any shares during the lock-up period.
Except as described herein, pursuant to a letter agreement with us, our sponsor and our directors and executive officers have agreed, subject to specified exceptions, not to transfer, assign or sell any of their founder shares or private shares until the earliest of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the foregoing, if the closing price of our public shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination the founder shares and private shares will be released from the lock-up.
This lock-up provision applies to any shares of common stock and to securities convertible into or exchangeable or exercisable for or repayable with shares of common stock. It also applies to any shares of common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
Nasdaq Capital Market Listing
Our Class A common stock has been approved for listing on Nasdaq under the symbol “FVAM.”

Before this offering, there has been no public market for our shares of Class A common stock. The initial public offering price was determined through negotiations between us and the representative.
The determination of our per share of Class A common stock offering price was more arbitrary than would typically be the case if we were an operating company. An active trading market for the shares of Class A common stock may not develop. It is also possible that after the offering, the shares of Class A common stock will not trade in the public market at or above the initial public offering price.
If we do not complete our initial business combination within 24 months from the closing of this offering, the trustee and the underwriter have agreed that: (1) the underwriter will forfeit any rights or claims to its deferred underwriting commissions, including any accrued interest thereon, then in the trust account; and (2) the deferred underwriter’s commissions will be distributed on a pro rata basis, together with any accrued interest thereon (which interest shall be net of taxes payable) to the public stockholders.
The underwriter does not expect to sell more than 5% of the shares of Class A common stock in the aggregate to accounts over which it exercises discretionary authority.
Price Stabilization and Short Positions
Until the distribution of the shares of Class A common stock is completed, SEC rules may limit the underwriter and selling group members from bidding for and purchasing our shares of Class A common stock. However, the underwriter may engage in transactions that stabilize the price of the shares of Class A common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriter may purchase and sell our shares of Class A common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares of Class A common stock than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares of Class A common stock described above. The underwriter may close out any covered short position by either exercising its option to purchase additional shares of Class A common stock or purchasing shares of Class A common stock in the open market. In determining the source of shares of Class A common stock to close out the covered short position, the underwriter will consider, among other things, the price of shares of Class A common stock available for purchase in the open market as compared to the price at which they may purchase shares of Class A common stock through the option granted to the underwriter. “Naked” short sales are sales in excess of such option. The underwriter must close out any naked short position by purchasing shares of Class A common stock in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our shares of Class A common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of Class A common stock made by the underwriter in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our shares of Class A common stock or preventing or retarding a decline in the market price of our shares of Class A common stock. As a result, the price of our shares of Class A common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on Nasdaq, in the over-the-counter market or otherwise.
Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of Class A common stock. In addition, neither we nor the underwriter makes any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
In connection with the offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships
The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
European Economic Area and the United Kingdom
In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares of Class A common stock have been offered or will be offered pursuant to the Global Offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of Class A common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares of Class A common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of Class A common stock shall require the company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State who initially acquires any shares of Class A common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the company and the underwriter that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any shares of Class A common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of Class A common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
The company, the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of Class A common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Class A common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Class A common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

References to the Prospectus Regulation includes, in relation to the UK, the Prospectus Regulation as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.
The above selling restriction is in addition to any other selling restrictions set out below.
In connection with the offering, the underwriter is not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.
Notice to Prospective Investors in the United Kingdom
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Switzerland
The shares of Class A common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of Class A common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the company, the shares of Class A common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of Class A common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares of Class A common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of Class A common stock.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares of Class A common stock to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of Class A common stock offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares of Class A common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of Class A common stock without disclosure to investors under Chapter 6D of the Corporations Act.
The shares of Class A common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of Class A common stock must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the securities were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act

(Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:
(a)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; where no consideration is or will be given for the transfer; where the transfer is by operation of law; or as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada
The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33- 105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon for us by Cooley LLP, Boston, Massachusetts. The underwriter is being represented in connection with this offering by Shearman & Sterling LLP, New York, New York.
EXPERTS
The financial statements of 5:01 Acquisition Corp. as of September 2, 2020 and for the period from August 31, 2020 (inception) through September 2, 2020 appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have submitted to the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.
Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov.

5:01 ACQUISITION CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholder and the Board of Directors of
5:01 Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of 5:01 Acquisition Corp. (the “Company”) as of September 2, 2020, the related statements of operations, changes in stockholder’s equity and cash flows for the period from August 31, 2020 (inception) through September 2, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 2, 2020, and the results of its operations and its cash flows for the period from August 31, 2020 (inception) through September 2, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
October 8, 2020

5:01 ACQUISITION CORP.
BALANCE SHEET
September 2, 2020
Assets:
Current assets:
Cash	$20,000
Total current assets	20,000
Deferred offering costs associated with proposed public offering	76,133
Total Assets	$96,133
Liabilities and Stockholder’s Equity:
Current liabilities:
Accounts payable	$77,126
Total current liabilities	77,126
Commitments and Contingencies
Stockholder’s Equity:
Common stock, $0.0001 par value; 10,000,000 shares authorized; 2,300,000 shares issued and outstanding(1)	230
Additional paid-in capital	19,770
Accumulated deficit	(993)
Total stockholder’s equity	19,007
Total Liabilities and Stockholder’s Equity	$96,133

(1)
This number includes up to 300,000 shares of common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter.

The accompanying notes are an integral part of these financial statements.

5:01 ACQUISITION CORP.
STATEMENT OF OPERATIONS
For the period from August 31, 2020 (inception) through September 2, 2020
General and administrative expenses	$993
Net loss	$(993)
Weighted average shares outstanding, basic and diluted(1)	2,000,000
Basic and diluted net loss per share	$(0.00)

(1)
This number excludes an aggregate of up to 300,000 shares of common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter.

The accompanying notes are an integral part of these financial statements.

5:01 ACQUISITION CORP.
STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
For the period from August 31, 2020 (inception) through September 2, 2020
	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares	Amount
Balance−August 31, 2020 (inception)	—	$—	$—	$—	$—
Issuance of common stock to Sponsor(1)	2,300,000	230	19,770	—	20,000
Net loss	—	—	—	(993)	(993)
Balance−September 2, 2020	2,300,000	$230	$19,770	$(993)	$19,007

(1)
This number includes up to 300,000 shares of common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter.

The accompanying notes are an integral part of these financial statements.

5:01 ACQUISITION CORP.
STATEMENT OF CASH FLOWS
For the period from August 31, 2020 (inception) through September 2, 2020
Cash Flows from Operating Activities:
Net loss	$(993)
Changes in operating assets and liabilities:
Accounts payable	993
Net cash used in operating activities	—
Cash Flows from Financing Activities:
Proceeds from issuance of common stock to Sponsor	20,000
Net cash provided by financing activities	20,000
Net change in cash	20,000
Cash−beginning of the period	—
Cash−end of the period	$20,000
Supplemental disclosure of noncash activities:
Deferred offering costs included in accounts payable	$76,133
The accompanying notes are an integral part of these financial statements.

Note 1—Description of Organization, Business Operations and Basis of Presentation
5:01 Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on August 31, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.
As of September 2, 2020, the Company had not commenced any operations. All activity for the period from August 31, 2020 (inception) through September 2, 2020 relates to the Company’s formation and the proposed initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.
The Company’s sponsor is 5:01 Acquisition LLC, an entity affiliated with the Company’s directors (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (the “Proposed Public Offering”) of 8,000,000 shares of Class A common stock (each, a “Public Share” and collectively, the “Public Shares”) at $10.00 per share (or 9,200,000 shares if the underwriter’s over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 360,000 shares of Class A common stock (or 384,000 shares if the underwriter’s over-allotment option is exercised in full) (each, a “Private Placement Share” and collectively, the “Private Placement Shares”), at a price of $10.00 per Private Placement Share in a private placement to the Sponsor that will close simultaneously with the Proposed Public Offering.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of Private Placement Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per share sold in the Proposed Public Offering, including the proceeds from the sale of the Private Placement Shares to the Sponsor, will be held in a trust account (“Trust Account”) located in the United States, and invested only in U.S. government treasury bills, notes and bonds with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and which invest solely in U.S. Treasuries, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company will provide the holders (the “Public Stockholders”) of the Company’s outstanding Public Shares with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

The Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Initial Stockholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Proposed Public Offering in favor of a Business Combination. In addition, the Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.
The Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The Sponsor and the Company’s officers and directors (the “Initial Stockholders”) have agreed not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within 24 months from the closing of the Proposed Public Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares (including any Public Shares in the Proposed Public Offering or any Public Shares or shares that the initial stockholders or their affiliates purchased in the Proposed Public Offering or later acquired in the open market or in private transactions), which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably practicable following such redemption, subject to the approval of the remaining holders of common stock and the board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject (in the case of (ii) and (iii) above) to the Company’s obligations to provide for claims of creditors and the requirements of applicable law.
The Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares and Private Placement Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders acquire Public Shares in or after the Proposed Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriter has agreed to waive its rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriter of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Basis of Presentation
The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.
The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”) 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or one year from the issuance of these financial statements.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Note 2—Summary of Significant Accounting Policies
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit of $250,000. As of September 2, 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
Deferred Offering Costs Associated with the Proposed Public Offering
Deferred offering costs consist of legal fees incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.
Net Loss Per Common Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding common stock subject to forfeiture. Weighted average shares at September 2, 2020 were reduced for the effect of an aggregate of 300,000 shares of common stock that are subject to forfeiture by the Sponsor if the over-allotment option is not exercised in full or in part by the underwriter (see Note 6). At September 2, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets were deemed immaterial as of September 2, 2020.
FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of September 2, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of September 2, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The provision for income taxes was deemed to be de minimis for the period from August 31, 2020 (inception) through September 2, 2020.
Recent Accounting Pronouncements
The Company’s management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.
Note 3—Proposed Public Offering
Pursuant to the Proposed Public Offering, the Company intends to offer for sale 8,000,000 shares of Class A common stock at a price of $10.00 per share.
The Company will grant the underwriter a 45-day option from the date of the final prospectus relating to the Proposed Public Offering to purchase up to 1,200,000 additional shares to cover over-allotments, if any, at the Proposed Public Offering price, less underwriting discounts and commissions.
Note 4—Related Party Transactions
Founder Shares and Private Placement Shares
On September 2, 2020, the Sponsor purchased 2,300,000 shares of the Company’s initial common stock, par value $0.0001 per share, for an aggregate price of $20,000. Subsequent to September 2, 2020, on October 7, 2020, the Company filed the Certificate of Incorporation with the State of Delaware and reclassified the 2,300,000 shares of initial common stock into 2,300,000 shares of Class B common stock, par value $0.0001 (the “Founder Shares”). The Sponsor has agreed to forfeit up to 300,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriter. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriter so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares of common stock after the Proposed Public Offering (excluding the Private Placement Shares).
The Sponsor has agreed to purchase an aggregate of 360,000 Private Placement Shares (or 384,000 Private Placement Shares if the underwriter’s over-allotment option is exercised in full), at a price of $10.00 per Private Placement Share ($3.6 million in the aggregate, or approximately $3.8 million if the underwriter’s over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. A portion of the proceeds from the Private Placement Shares will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account.
Pursuant to the letter agreement, the Initial Stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares or Private Placement Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the stockholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the foregoing, if the closing price of the Public Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares and Private Placement Shares will be released from the lock-up.
Related Party Loans
Subsequent to September 2, 2020, on September 3, 2020, the Sponsor agreed to provide financial support sufficient to satisfy its working capital needs until the earlier of the consummation of the Proposed Public Offering or one year from the issuance of the financial statements pursuant to a commitment letter to the Company. On September 17, 2020, the Company issued to the Sponsor a promissory note in the principal amount of $300,000 in connection with this commitment letter. This promissory note does not bear interest and is payable upon the earlier of one year from the date of issuance or upon consummation of the Proposed Public Offering.
Working Capital Loans
If needed to finance transaction costs in connection with searching for a target business or consummating an intended initial Business Combination, the Sponsor, officers, directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from the Trust Account would be used for such repayment. Such loans would be evidenced by promissory notes. The promissory notes would be paid upon consummation of the initial Business Combination, without interest. The terms of each promissory note may also provide that a portion of the principal amount of such loan may be repaid by conversion into shares of the Company’s Class A common stock upon completion of the initial Business Combination. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans.
Note 5—Commitments and Contingencies
Registration Rights
The holders of Founder Shares and Private Placement Shares will be entitled to registration rights pursuant to a registration and stockholder rights agreement. The holders of these securities are entitled to make up to three demands that the Company registers such securities, subject to specified conditions. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements. However, the registration and stockholder rights agreement will provide that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period.
Underwriting Agreement
The underwriter will be entitled to an underwriting discount of $0.20 per share, or $1.6 million in the aggregate (or approximately $1.8 million in the aggregate if the underwriter’s over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, $0.35 per share, or $2.8 million in the aggregate (or approximately $3.2 million in the aggregate if the underwriter’s over-allotment option is exercised in full) will be payable to the underwriter for deferred underwriting commissions. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Risks and Uncertainties
Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 6—Stockholder’s Equity
Common Stock—As of September 2, 2020, the Company was authorized to issue 10,000,000 shares of common stock with a par value of $0.0001 per share. On September 2, 2020, the Company issued 2,300,000 shares of common stock, including an aggregate of up to 300,000 shares of common stock that are subject to forfeiture by the Sponsor to the Company for no consideration to the extent that the underwriter’s over-allotment option is not exercised in full or in part, so that the Initial Stockholders will collectively own 20% of the Company’s issued and outstanding common stock after the Proposed Public Offering (excluding the Private Placement Shares).
On October 7, 2020, the Company amended its certificate of incorporation to (i) allow for the issuance of Class A common stock, par value $0.0001 per share, Class B common stock, par value $0.0001 per share, and preferred stock, par value $0.0001 per share, and (ii) reclassify the issued 2,300,000 shares of common stock into 2,300,000 shares of Class B common stock.
Note 7—Subsequent Events
The Company has evaluated subsequent events and transactions that occurred after the balance sheet date up to October 8, 2020, the date that the financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, other than that on September 17, 2020, the Company issued to the Sponsor a promissory note in the principal amount of $300,000. This promissory note does not bear interest and is payable upon the earlier of one year from the date of issuance or upon consummation of the Proposed Public Offering. As of October 8, 2020, the outstanding principal amount of this promissory note was $300,000.
Additionally, on October 7, 2020, the Company amended its certificate of incorporation to (i) allow for the issuance of Class A common stock, par value $0.0001 per share, Class B common stock, par value $0.0001 per share, and preferred stock, par value $0.0001 per share, and (ii) reclassify the issued 2,300,000 shares of common stock into 2,300,000 shares of Class B common stock.

Through and including November 7, 2020 (the 25th day after the date of this prospectus), all dealers effecting transactions in the common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.
8,000,000 Shares
Class A Common Stock

P R O S P E C T U S

BofA Securities
October 13, 2020